                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                          CABOT OIL & GAS CORPORATION

                            COG COLORADO CORPORATION

                                  CODY COMPANY

                                    AND THE

                          SHAREHOLDERS OF CODY COMPANY


                                 June 20, 2001

                               TABLE OF CONTENTS
                               -----------------

                                                                                                  Page
                                                                                                  ----

ARTICLE I          THE MERGER....................................................................   2
     Section 1.01     The Merger.................................................................   2
     Section 1.02     Closing; Closing Date; Effective Time......................................   2
     Section 1.03     Effect of the Merger.......................................................   3
     Section 1.04     Articles of Incorporation; Bylaws..........................................   3
     Section 1.05     Directors and Officers.....................................................   3
     Section 1.06     Asset Contribution, Assumption, Redemption Transaction, and Reserved Amount   3

ARTICLE II         CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES............................   6
     Section 2.01     Merger Consideration; Conversion and Cancellation of Securities............   6
     Section 2.02     Exchange and Surrender of Certificates; Shareholder Representative.........   8
     Section 2.03     Fractional Interests.......................................................   8
     Section 2.04     Withholding................................................................   8
     Section 2.05     Pre-Closing Adjustments to Merger Consideration............................   8
     Section 2.06     Balance Sheet Adjustments..................................................   9
     Section 2.07     Reserved Amount; Calculation, Adjustment...................................  10
     Section 2.08     Post-Closing Balance Sheets and Adjustments................................  11

ARTICLE III        REPRESENATIONS AND WARRANTIES OF CODY COMPANY AS TO CODY COMPANY...........     12
     Section 3.01     Organization and Qualification; Subsidiaries...............................  12
     Section 3.02     Charter and Bylaws.........................................................  13
     Section 3.03     Capitalization.............................................................  13
     Section 3.04     Authority..................................................................  14
     Section 3.05     No Conflict; Required Filings and Consents.................................  14
     Section 3.06     Financial Statements.......................................................  15
     Section 3.07     Absence of Certain Changes or Events.......................................  15
     Section 3.08     Absence of Litigation......................................................  16
     Section 3.09     Employee Benefit Plans.....................................................  17
     Section 3.10     Tax Matters................................................................  19
     Section 3.11     Environmental Matters......................................................  20
     Section 3.12     Certain Contracts and Restrictions.........................................  21
     Section 3.13     Opinion of Financial Advisor...............................................  22
     Section 3.14     Brokers....................................................................  22
     Section 3.15     No Undisclosed Liabilities.................................................  22
     Section 3.16     Indebtedness...............................................................  22
     Section 3.17     Insurance..................................................................  22
     Section 3.18     Tax Partnerships; Foreign Corporations.....................................  22
     Section 3.19     Tax Sharing Agreements.....................................................  23
     Section 3.20     Reserved Amount............................................................  23

     Section 3.21     Shareholders...............................................................  23
     Section 3.22     Securities Act.............................................................  23
     Section 3.23     Private Foundations........................................................  23

ARTICLE IV         REPRESENTATIONS AND WARRANTIES OF CODY COMPANY AS TO CODY ENERGY..............  23
     Section 4.01     Organization and Qualification; Subsidiaries...............................  23
     Section 4.02     Charter and Bylaws.........................................................  24
     Section 4.03     Capitalization.............................................................  24
     Section 4.04     No Conflict; Required Filings and Consents.................................  24
     Section 4.05     Permits; Compliance........................................................  24
     Section 4.06     Financial Statements.......................................................  25
     Section 4.07     Absence of Certain Changes or Events.......................................  25
     Section 4.08     Absence of Litigation......................................................  27
     Section 4.09     Environmental Matters......................................................  27
     Section 4.10     Insurance..................................................................  28
     Section 4.11     Cody Energy Oil and Gas Properties.........................................  28
     Section 4.12     Cody Energy Intellectual Property..........................................  30
     Section 4.13     Material Contracts.........................................................  30
     Section 4.14     Oil and Gas Reserves.......................................................  32
     Section 4.15     Tax Partnerships; Foreign Corporations.....................................  32
     Section 4.16     Additional Drilling Obligations............................................  32
     Section 4.17     Wells......................................................................  33
     Section 4.18     Receipt of Payments for Production.........................................  33
     Section 4.19     No Permits Required for Water Discharge....................................  33
     Section 4.20     Facilities.................................................................  33
     Section 4.21     Wells to Be Plugged and Abandoned..........................................  33
     Section 4.22     Rights of First Refusal....................................................  34
     Section 4.23     Consents to Assign; Preferential Purchase Rights...........................  34
     Section 4.24     Tax Sharing Agreements.....................................................  34
     Section 4.25     Tax Matters................................................................  34
     Section 4.26     Non-Producing Leases.......................................................  36
     Section 4.27     Severance Tax Refunds......................................................  36

ARTICLE V          REPRESENTATIONS AND WARRANTIES OF ACQUIROR COMPANIES..........................  36
     Section 5.01     Organization; Good Standing................................................  36
     Section 5.02     Charter and Bylaws.........................................................  37
     Section 5.03     Capitalization.............................................................  37
     Section 5.04     Authority..................................................................  39
     Section 5.05     No Conflict; Required Filings and Consents.................................  39
     Section 5.06     Absence of Certain Changes or Events.......................................  40
     Section 5.07     Absence of Litigation......................................................  40
     Section 5.08     No Vote Required...........................................................  40
     Section 5.09     Compliance With Laws.......................................................  40
     Section 5.10     Brokers....................................................................  40

ARTICLE VI         COVENANTS.....................................................................  41
     Section 6.01     Covenants of Cody Company..................................................  41
     Section 6.02     Covenants of Acquiror......................................................  44
     Section 6.03     Intentionally Omitted......................................................  45
     Section 6.04     Access and Information.....................................................  45

ARTICLE VII        TITLE AND ENVIRONMENTAL REVIEWS...............................................  46
     Section 7.01     Notice of Title Defects....................................................  46
     Section 7.02     Remedy for Title Defects...................................................  47
     Section 7.03     Interest Additions.........................................................  48
     Section 7.04     Notice of Environmental Defects............................................  49
     Section 7.05     Remedy for Environmental Defects...........................................  49
     Section 7.06     Defect Consultation........................................................  50
     Section 7.07     Limitations on Title and Environmental Defects.............................  50
     Section 7.08     Exclusive Remedy...........................................................  50
     Section 7.09     Allocated Value............................................................  51

ARTICLE VIII       ADDITIONAL AGREEMENTS.........................................................  51
     Section 8.01     Appropriate Action; Consents; Filings......................................  51
     Section 8.02     Rule 145 Compliance........................................................  52
     Section 8.03     Public Announcements.......................................................  52
     Section 8.04     Stock Exchange Listing.....................................................  52
     Section 8.05     Employees and Employee Benefits............................................  52
     Section 8.06     Merger Sub.................................................................  55
     Section 8.07     Director and Officer Liability.............................................  55
     Section 8.08     Indemnification............................................................  56
     Section 8.09     Closing Balance Sheet......................................................  61
     Section 8.10     Transfer Taxes.............................................................  61
     Section 8.11     Cody Company Tax Returns; Tax Audits.......................................  61
     Section 8.12     Registration of Acquiror Common Stock......................................  66
     Section 8.13     Shareholder Representative.................................................  66
     Section 8.14     Post-Closing Title Review..................................................  67
     Section 8.15     Non-Disclosure of Schedules................................................  68

ARTICLE IX         CLOSING CONDITIONS............................................................  68
     Section 9.01     Conditions to Obligations of Each Party Under This Agreement...............  68
     Section 9.02     Additional Conditions to Obligations of the Acquiror Companies.............  68
     Section 9.03     Additional Conditions to Obligations of Cody Company.......................  70

ARTICLE X          TERMINATION, AMENDMENT AND WAIVER.............................................  72
     Section 10.01    Termination................................................................  72
     Section 10.02    Effect of Termination......................................................  72
     Section 10.03    Fees and Expenses..........................................................  72
     Section 10.04    Amendment..................................................................  73
     Section 10.05    Waiver

ARTICLE XI         ARBITRATION PROCEDURES........................................................  73
     Section 11.01    Initiation of Arbitration and Selection of Arbitration Panel...............  73
     Section 11.02    Arbitration Procedures.....................................................  74
     Section 11.03    Enforcement................................................................  74
     Section 11.04    Limitation Periods.........................................................  75

ARTICLE XII        GENERAL PROVISIONS............................................................  75
     Section 12.01    Survival of Representations and Warranties.................................  75
     Section 12.02    Notices                                                                      75
     Section 12.03    Certain Definitions........................................................  77
     Section 12.04    Headings...................................................................  77
     Section 12.05    Severability...............................................................  77
     Section 12.06    Entire Agreement...........................................................  77
     Section 12.07    Assignment.................................................................  78
     Section 12.08    Parties in Interest........................................................  78
     Section 12.09    Specific Performance.......................................................  78
     Section 12.10    Failure or Indulgence Not Waiver; Remedies Cumulative......................  78
     Section 12.11    Governing Law..............................................................  78
     Section 12.12    Counterparts...............................................................  78

APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of June 20, 2001 (this

"Agreement"), is entered into by and among CABOT OIL & GAS CORPORATION, a
----------
Delaware corporation ("Acquiror"), COG COLORADO CORPORATION, a Colorado
                       --------
corporation and wholly-owned subsidiary of Acquiror ("Merger Sub"), CODY
                                                      ----------
COMPANY, a Colorado corporation ("Cody Company"), and all of the shareholders of
                                  ------------
Cody Company (the "Shareholders").  Acquiror and Merger Sub are sometimes
                   ------------
referred to herein as the "Acquiror Companies" and the Acquiror Companies, Cody
                           ------------------
Company, and the Shareholders are referred to herein individually as, a "Party,"
                                                                         -----
and collectively as, the "Parties."
                          -------

                                    RECITALS
                                    --------

     WHEREAS, Merger Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the Colorado Business Corporation Act ("Colorado Law"), will merge with and into Cody Company (the "Merger"), and
--------------                                                ------
pursuant thereto, the issued and outstanding shares of common stock, with no par value per share, of Cody Company (the "Cody Company Common Stock") will be
                                       -------------------------
converted into the right to receive cash, and at Acquiror's election, shares of Class A common stock, par value $0.10 per share, of Acquiror (the "Acquiror
                                                                   --------
Common Stock");
------------

     WHEREAS, prior to the Closing, Cody Company will contribute cash to Cody Resources Management LLC, a Colorado limited liability company ("Resources
                                                                 ---------
Management"), in exchange for all of the membership interests of Resources
----------
Management (the "Resources Management Interests");
                 ------------------------------

     WHEREAS, prior to the Closing and following the funding of Resources Management, Cody Company will contribute all of its assets other than (i) its 100 percent membership interest in Cody Energy LLC, a Colorado limited liability company ("Cody Energy"), (ii) the Resources Management Interests, (iii) the
          -----------
Retained Assets (as defined herein) and (iv) an amount of cash and/or property with a fair market value (which property can be reduced to cash at the Closing) equal to the Reserved Amount (as defined herein) to Cody Resources LP, a Colorado limited partnership ("Cody Resources"), in exchange for limited partner
                               --------------
interests (the "LP Interests") in Cody Resources (the "Cody Company
                ------------                           ------------
Contribution");
------------

     WHEREAS, prior to the Closing and in connection with the Cody Company Contribution, Resources Management will contribute cash to Cody Resources in exchange for the general partner interest in Cody Resources (the "Resources
                                                                  ---------
Management Contribution"; and together with the Cody Company Contribution, the
-----------------------
"Asset Contribution");
-------------------

     WHEREAS, prior to the Closing and in connection with and as part of the Asset Contribution, Cody Resources will assume and indemnify Cody Company against the Cody Company Pre-Closing Liabilities (as defined herein) (the "Assumption");
-----------

     WHEREAS, immediately prior to the Closing, Cody Company will redeem, on a pro rata basis, from the Shareholders a number of shares (as set forth herein) of the Cody Company Common Stock in exchange for proportionate interests in the LP Interests and the Resources Management Interests (the "Redemption
                                                          ----------
Transaction");
-------------

     WHEREAS, the Board of Directors of Cody Company, after actively soliciting and considering business combination proposals and indications of interest, has determined that the Asset Contribution, the Assumption, the Redemption Transaction, and the Merger are consistent with and in furtherance of the long-term business strategy of Cody Company and are fair to, and in the best interests of, Cody Company and the Shareholders, and has approved and adopted this Agreement and the transactions contemplated hereby, and has recommended the Asset Contribution, the Assumption, the Redemption Transaction, and the Merger, upon the terms set forth in this Agreement, to the Shareholders;

     WHEREAS, the Shareholders have unanimously consented to the Asset Contribution, the Assumption, the Redemption Transaction, and the Merger, upon the terms set forth in this Agreement, and to the transactions contemplated hereby;

     WHEREAS, the Board of Directors of Acquiror has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Acquiror and is fair to, and in the best interests of, Acquiror and its shareholders, and has approved and adopted this Agreement and the transactions contemplated hereby;

     WHEREAS, the Board of Directors of Merger Sub has approved and adopted this Agreement, and Acquiror, as the sole shareholder of Merger Sub, has adopted this Agreement; and

     WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Asset Contribution, the Assumption, the Redemption Transaction, the Merger and the other transactions contemplated hereby, and to prescribe certain conditions to the Asset Contribution, the Assumption, the Redemption Transaction, the Merger and the other transactions contemplated hereby.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the Parties agree as follows:

                                   ARTICLE I
                                  THE MERGER
                                  ----------

     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set
                    ----------
forth in this Agreement, and in accordance with Colorado Law, at the Effective Time (as defined in Section 1.02 of this Agreement), Merger Sub shall be merged with and into Cody Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Cody Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). Certain
                                          ---------------------
terms used in this Agreement are defined in Appendix I hereto.

     SECTION 1.02. Closing; Closing Date; Effective Time. Unless this Agreement
                   -------------------------------------
shall have been terminated pursuant to Section 10.01, and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article IX, the consummation of the Merger and, unless otherwise indicated in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Holme
                        -------
Roberts & Owen LLP in Denver, Colorado, at 9:00 A.M. (Denver time) on July 31, 2001; provided, however, that if Acquiror delivers written notice to Cody Company by 5:00 P.M. (Denver time), on July 24, 2001, electing to postpone the Closing, and such notice sets forth a date certain that is no later than August 17, 2001 (the "Postponement Date"), for the Closing, the Closing shall take
               -----------------
place at the offices of Holme Roberts & Owen LLP in Denver, Colorado, at 9:00 A.M. (Denver time) on the Postponement Date. The date on which the Closing occurs is referred to herein as the "Closing Date." As promptly as practicable
                                     ------------
on the Closing Date, the Parties shall cause the Merger to be consummated by filing Articles of Merger with the Secretary of State of the State of Colorado, in such form as required by, and executed in accordance with the relevant provisions of, Colorado Law (the date and time of such filing, or such later date or time agreed to by Cody Company and Acquiror and set forth therein, being the "Effective Time"). For all Tax purposes, the Closing shall be effective at
     --------------
the end of the day on the Closing Date.

     SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of
                   --------------------
the Merger shall be as provided in the applicable provisions of Colorado Law.

     SECTION 1.04. Articles of Incorporation; Bylaws. At the Effective Time, the
                   ---------------------------------
Articles of Incorporation of Cody Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, and thereafter such Articles of Incorporation, as so amended, shall continue to be its Articles of Incorporation until amended as provided therein and pursuant to Colorado Law. The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation and thereafter shall continue to be its bylaws until amended as provided therein and pursuant to Colorado Law.

SECTION 1.05.  Directors and Officers.  The directors of Merger Sub immediately
               ----------------------
prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and bylaws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. The officers and directors of each of Cody Company, Cody Energy, and Cody Oil & Gas, Inc., a Delaware corporation ("Cody Oil & Gas"), shall resign
                                               --------------
from their respective positions as of the Closing

Date.

     SECTION 1.06.  Asset Contribution, Assumption, Redemption Transaction, and
                    -----------------------------------------------------------
Reserved Amount.
---------------

(a) Prior to the Closing, Cody Company will cause the Asset Contribution to occur and Cody Resources will cause the Assumption to occur pursuant to a form of Assignment and Assumption Agreement substantially in the form attached to this Agreement as Exhibit A or as otherwise agreed to by Acquiror and Cody
                  ---------
Company (the "Assignment and Assumption Agreement").  Pursuant to the Assignment
              -----------------------------------
and Assumption Agreement, Cody Resources will assume and indemnify Cody Company against the Cody Company Pre-Closing Liabilities.

     (b) Immediately prior to the Closing, Cody Company will redeem the Redemption Shares (as defined below) from the Shareholders on a pro-rata basis in exchange for the LP Interests and the Resources Management Interests. In connection with the Redemption Transaction, each Shareholder will deliver to Cody Company, stock certificates representing all of the outstanding shares of the Cody Company Common Stock held by such Shareholder, which certificates shall be duly endorsed in favor of Cody Company or shall be accompanied by a duly endorsed stock power. Upon receipt of such certificates from the Shareholders, Cody Company will assign to each Shareholder its proportionate ownership interest in the LP Interests and the Resources Management Interests, and will deliver a new stock certificate representing the number of shares of the Cody Company Common Stock owned by it following the Redemption Transaction. The "Redemption Shares" means a number of shares of the Cody Company Common Stock
 -----------------
equal to the product of (i) the number of shares of the Cody Company Common Stock issued and outstanding immediately prior to the Redemption Transaction multiplied by (ii) a fraction, the numerator of which is the aggregate fair
-------------
market value of the LP Interests and the Resources Management Interests, as determined in good faith by the Cody Company Board of Directors (the
"Redemption Amount"), and the denominator of which is the sum of the
------------------
Redemption Amount, the Reserved Amount, the value of the Retained Assets, as determined in good faith by the Cody Company Board of Directors, and the value of the sole membership interest in Cody Energy, as determined in good faith by the Cody Company Board of Directors.


     (c) At the time of the Closing, following the Redemption Transaction, the only assets of Cody Company will be the sole membership interest in Cody Energy, the Retained Assets, and the Reserved Amount. The "Reserved Amount" means an
                                                   ---------------
amount of cash sufficient to reserve for or pay at the Closing: (i) all legal, accounting, financial advisor, and other consultant fees incurred by Cody Company prior to the Closing in connection with the negotiation and documentation of this Agreement and the completion of the transactions contemplated hereby except to the extent previously paid by Cody Company (other than from funds distributed by Cody Energy to Cody Company to pay such fees, unless previously adjusted in accordance with Section 2.06 or collected pursuant to Section 8.08), (ii) all principal, interest, and costs due upon the termination of any credit facility or loan of Cody Company (including the SAB Position, unless the SAB Position is contributed to Cody Resources) existing prior to the Closing, (iii) all costs or expenses incurred by Cody Company in connection with the Transaction Bonus Plan, the Supplemental Executive Retirement Plan (excluding amounts previously funded by Cody Company or any of its subsidiaries in accordance with such plan), the Equity Appreciation Incentive Plan, and the employment agreements shown on Schedule 3.09(d), in each case, reduced by any amount with respect to which Cody Company has been released as of the Closing (iv) all Tax liabilities of Cody Company as of the Closing (other than Tax liabilities attributable to the operations of Cody Energy or any of its Subsidiaries) attributable to the Stub Period and any Pre-Closing Period for which a required Return for such Pre-Closing Period has not been filed as of July 20, 2001, (v) all Tax liabilities (without duplication of such liabilities within Section 1.06(c)(iv)) attributable to the formation of Resources Management, the Asset Contribution, the Redemption Transaction, or the termination of the SAB Position, (vi) one-half of the Transaction Transfer Tax Liability (without duplication of such liabilities within Section 1.06(c)(iv) or Section 1.06(c)(v)), and (vii) Cody Energy Pre-Closing Tax Liabilities attributable to the Stub Period and any Pre-Closing Period for which a required Return for such Pre-Closing Period has not been filed as of July 20, 2001 (without duplication of such liabilities within Section 1.06(c)(iv)). The liabilities described in clauses (i) through (vii) of this Section

1.06(c) are referred to herein collectively as the "Cody Company Reserved
                                                    -----------------------
Liabilities." The liabilities described in clauses (i), (ii) and (iii) of this
Section 1.06(c) are referred to herein collectively as the "Non-Tax Portion of
                                                            ------------------
the Cody Company Reserved Liabilities." The portion of the Reserved Amount that
-------------------------------------
is reserved for or used to pay at the Closing the Non-Tax Portion of the Cody Company Reserved Liabilities is referred to herein as the "Non-Tax Portion of
                                                           ------------------
the Reserved Amount." The liabilities described in clauses (iv), (v), (vi) and
-------------------
(vii) of this Section 1.06(c) are referred to herein collectively as the "Tax
                                                                          ---
Portion of the Cody Company Reserved Liabilities." The portion of the Reserved
------------------------------------------------
Amount that is reserved for or used to pay at the Closing the Tax Portion of the Cody Company Reserved Liabilities is referred to herein as the "Tax Portion of
                                                                --------------
the Reserved Amount."
-------------------

     (d) Prior to the Asset Contribution, Acquiror and Cody Company will jointly determine the amount of the Reserved Amount. Acquiror and Cody Company will cooperate with each other in good faith to determine the amount of the Reserved Amount. If the Acquiror and Cody Company are unable to agree on the amount of the Non-Tax Portion of the Reserved Amount within 20 days after the date of this Agreement, the Acquiror and the Shareholders shall each appoint a qualified expert to determine the amount of the Non-Tax Portion of the Reserved Amount. The two qualified experts shall select a third qualified expert. The qualified experts shall render a decision as to the correct amount of the Non-Tax Portion of the Reserved Amount on or before July 20, 2001. The Acquiror and Cody Company agree to bear the cost of such qualified experts equally, and the Parties agree to be bound by the decision by a majority of the qualified experts. If Acquiror and Cody Company are unable to agree on the amount of the Tax Portion of the Reserved Amount within 20 days after the date of this Agreement, the Acquiror and the Shareholder each shall appoint a partner specializing in Tax matters at a nationally recognized law firm or a partner specializing in Tax matters at a Big 5 accounting firm (a "Tax Expert") to
                                                           ----------
determine the amount of the Tax Portion of the Reserved Amount in accordance with the standard set forth in Section 8.11(a)(iii). The two Tax Experts shall select a third Tax Expert. The Tax Experts shall render a decision as to the correct amount of the Tax Portion of the Reserved Amount on or before July 20, 2001. The Acquiror and Cody Company agree to bear the cost of such Tax Experts equally, and the Parties agree to be bound by the decision by a majority of the Tax Experts.

     (e) Between the Balance Sheet Date and the Closing, the only cash (whether from cash on the Cody Energy Balance Sheet as of March 31, 2001, or from net cash flow generated by Cody Energy and its Subsidiaries between March 31, 2001, and the Closing) that Cody Energy has distributed or will distribute to Cody Company will equal an amount that does not exceed the estimated amount of the Cody Energy Pre-Closing Tax Liabilities (the "Cody Energy Pre-Closing Tax
                                              ----------------------------
Distributions"). Cody Energy may make Cody Energy Pre-Closing Tax Distributions.
-------------

                                  ARTICLE II
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01.  Merger Consideration; Conversion and Cancellation of Securities.
               ---------------------------------------------------------------
At the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror Companies, Cody Company or their respective shareholders:

     (a) Subject to the other provisions of this Article II, the aggregate consideration to be paid at the Closing to the Shareholders pursuant to the Merger (the "Merger Consideration") shall be $230 million, and shall consist of:
             --------------------
(i) $168 million in cash (collectively, with any cash payment in Section 2.01(a)(ii), the "Cash Portion") and (ii) cash, shares of the Acquiror Common
                  ------------
Stock, or any combination of cash and shares of the Acquiror Common Stock (at Acquiror's sole election) with an aggregate fair market value on the Closing Date equal to $62 million (that portion, if any, of the Merger Consideration paid in the form of shares of the Acquiror Common Stock is referred to herein as the "Stock Portion"). For purposes of determining the Merger Consideration, the
     -------------
fair market value of a share of the Acquiror Common Stock on the Closing Date shall equal the average of the closing prices for shares of the Acquiror Common Stock (the "Acquiror Average Price") on the New York Stock Exchange (the
            ----------------------
"Exchange"), rounded to three decimal places, as reported by the Wall Street
--------
Journal, for the 15 consecutive trading days ending three business days prior to the Closing Date (the "Determination Date"). No later than 10:00 A.M. (Denver
                       ------------------
time) on the next business day following the Determination Date, Acquiror shall notify Cody Company in writing of (i) Acquiror's election to use shares of the Acquiror Common Stock as part of the Merger Consideration, (ii) the aggregate number of shares of the Acquiror Common Stock that Acquiror elects to use as part of the Merger Consideration (the "Elected Shares"), and (iii) the Acquiror
                                       --------------
Average Price and the cash equivalent value of the Elected Shares, based upon the Acquiror Average Price. By 6:00 P.M. (Denver time) on the next business day following the Determination Date or 8 hours after the receipt by Cody Company of Acquiror's written election regarding the Stock Portion, whichever is later, Cody Company shall deliver Schedule 2.01 to Acquiror, which shall set forth (x)
                           -------------
the name of each of the Shareholders, with an indication of which of the Shareholders is a Non-Accredited Shareholder, (y) the number of shares of the Cody Company Common Stock held by each Shareholder following the Redemption Transaction, and (z) the allocated amount of the Merger Consideration (Cash Portion and Stock Portion) each of the Shareholders is entitled to receive at the Closing pursuant to Section 2.01(b). For purposes of this Agreement an "Accredited Shareholder" is a Shareholder who is an "accredited investor"
 ----------------------
as defined in Rule 501 promulgated under the Securities Act and a "Non-
                                                                   ---
Accredited Shareholder" is any Shareholder who is not an Accredited Shareholder.
----------------------


     (b) The Merger Consideration shall be allocated among the Shareholders as follows:

          (i) Non-Accredited Shareholders.  Each Non-Accredited Shareholder
              ---------------------------
shall be entitled to receive an amount of cash at the Closing equal to the product of (A) the total amount of the Merger Consideration multiplied by (B) a
                                                            -------------
fraction, the numerator of which is equal to the number of shares of the Cody Company Common Stock held by such Shareholder at the Closing (following the Redemption Transaction) and the denominator of which is equal to the total number of shares of the Cody Company Common Stock issued and outstanding at the Closing

(following the Redemption Transaction). No Non-Accredited Shareholder shall be entitled to receive shares of the Acquiror Common Stock as part of the Merger Consideration.

          (ii) Accredited Shareholders.  Each Accredited Shareholder shall be
               -----------------------
entitled to receive an amount of cash at the Closing equal to the product of (A) the difference between the total Cash Portion of the Merger Consideration and the aggregate amount of the Cash Portion that the Non-Accredited Shareholders are entitled to receive pursuant to Section 2.01(b)(i) multiplied by (B) a
                                                       -------------
fraction, the numerator of which is equal to the number of shares of the Cody Company Common Stock held by such Shareholder at the Closing (following the Redemption Transaction) and the denominator of which is equal to the aggregate number of shares of the Cody Company Common Stock held by all Accredited Shareholders at the Closing (following the Redemption Transaction). Each Accredited Shareholder shall also be entitled to receive a number of shares of the Acquiror Common Stock at the Closing equal to the product of (I) the number of Elected Shares multiplied by (II) a fraction, the numerator of which is equal
                  -------------
to the number of shares of the Cody Company Common Stock held by such Shareholder at the Closing (following the Redemption Transaction) and the denominator of which is equal to the aggregate number of shares of the Cody Company Common Stock held by all Accredited Shareholders at the Closing (following the Redemption Transaction).

     (c) Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of the Acquiror Common Stock or the Cody Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the allocation of the Merger Consideration set forth in Section 2.01(b) shall correspondingly be adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     (d) All shares of the Cody Company Common Stock shall cease to be outstanding and shall automatically be canceled and retired at the Effective Time, and each certificate previously evidencing the Cody Company Common Stock outstanding immediately prior to the Effective Time (the "Cody Company
                                                          ------------
Certificates") shall thereafter represent the right to receive, subject to
------------
Section 2.02 of this Agreement, a pro rata portion of the Merger Consideration as allocated in Section 2.01(b). The holders of the Cody Company Certificates shall cease to have any rights with respect to such Cody Company Common Stock at the Effective Time, except as otherwise provided herein or by law. The Cody Company Certificates shall be exchanged for (i) the Cash Portion of the Merger Consideration as allocated in accordance with Section 2.01(b), (ii) if applicable, the Stock Portion of the Merger Consideration, and (iii) if applicable, cash in lieu of fractional shares of Acquiror Common Stock pursuant to Section 2.03, all without interest, upon the surrender of such Cody Company Certificates in accordance with the provisions of Section 2.02. Notwithstanding anything herein contained to the contrary, all shares of the Cody Company Common Stock which are held as of the Closing Date by Cody Company in its treasury shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered with respect thereto.

     (e) If any Cody Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Cody Company Certificate to be lost, stolen or destroyed (which affidavit shall be reasonably satisfactory to Acquiror and accompanied by an indemnity bond or other security or indemnity reasonably acceptable to Acquiror), Acquiror will cause the Merger Consideratito be delivered with respect thereto in accordance with this Section 2.01.

     SECTION 2.02. Exchange and Surrender of Certificates; Shareholder
                   ---------------------------------------------------
Representative. Cody Company shall deliver to Acquiror at the Closing, Cody
--------------
Company Certificates representing all of the then outstanding shares of the Cody Company Common Stock, each of which shal l be duly endorsed in favor of Acquiror or shall be accompanied by a duly endorsed stock power. Upon receipt of all of the outstanding Cody Company Certificates, Acquiror shall deliver to the Shareholder Representative, on behalf of the Shareholders, (i) the Cash Portion of the Merger Consideration, (ii) if applicable, the Stock Portion of the Merger Consideration, and (iii) if applicable, cash in lieu of fractional shares of the Acquiror Common Stock in the number and manner agreed to by the Parties as of the Closing Date.

     SECTION 2.03. Fractional Interests. No certificates or scrip evidencing
                   --------------------
fractional shares of the Acquiror Common Stock shall be issued upon the surrender for exchange of Cody Company Certificates, and such fractional share interests shall not entitle the owner thereof to any rights of a stockholder of Acquiror. In lieu of any such fractional shares, each holder of a Cody Company Certificate who would otherwise be entitled to receive a fractional share of the Acquiror Common Stock, upon surrender of such certificate for exchange pursuant to this Article II, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the Acquiror Average Price by
(ii) the fractional interest to which such holder would otherwise be entitled (after taking into account all of the shares of the Cody Company Common Stock held of record by such holder at the Effective Time).

     SECTION 2.04. Withholding. Acquiror shall be entitled to deduct and
                   -----------
withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any former holder of the Cody Company Common Stock such amounts as Acquiror (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Acquiror, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Cody Company Common Stock in respect of which such deduction and withholding was made by Acquiror and such amounts shall be remitted by Acquiror in accordance with applicable law.

     SECTION 2.05. Pre-Closing Adjustments to Merger Consideration. At the
                   -----------------------------------------------
Closing, the amount of the Merger Consideration to be paid pursuant to Section 2.01(a) will be adjusted prorata between the Stock Portion and the Cash Portion as follows, subject to the right of Cody Company and Acquiror to terminate the Agreement pursuant to Section 10.01(e) if the aggregate amount of such adjustment exceeds $10 million:

     (a) decreased, in accordance with the procedure set forth in Article VII, by the sum of all Defect Adjustments and Environmental Adjustments;

     (b) decreased, in accordance with the procedure set forth in Section 2.06, by the amount of cash distributed by Cody Energy to Cody Company between the Balance Sheet Date and the Closing Date (excluding (i) Cody Energy Pre-Closing Tax Distributions and (ii) funds paid by Cody Energy to Cody Company in satisfaction of ordinary course of business accounts payable accrued as of and reflected on the March 31, 2001 Cody Energy Balance Sheet) and (without duplication) by the amount of any payment made or liability of Cody Energy or its Subsidiaries arising out of a violation of the covenant set forth in Section 6.01;

     (c)  decreased or increased, in accordance with the procedure set forth in
Section 2.06, by the net amount of all Balance Sheet Adjustments;

     (d) decreased by the amount of any Pre-Closing Cure Costs incurred by Cody Energy prior to the Closing; and

     (e) increased, in accordance with the provisions set forth in Article VII, but only to the extent of any decreases in Sections 2.05(a), 2.05(b), 2.05(c) or 2.05(d) by the amount of all Interest Addition Adjustments.

     SECTION 2.06.  Balance Sheet Adjustments.
                    -------------------------

     (a) In connection with Acquiror's due diligence review conducted prior to the Closing, Acquiror may give Cody Company notice (a "Negative Balance Sheet
                                                       ----------------------
Adjustment Notice") of any error in the March 31, 2001 Cody Energy Balance
-----------------
Sheet, any distribution by Cody Energy to Cody Company between the Balance Sheet Date and the Closing Date (excluding (i) Cody Energy Pre-Closing Tax Distributions and (ii) funds paid by Cody Energy to Cody Company in satisfaction of ordinary course of business accounts payable accrued as of and reflected on the March 31, 2001 Cody Energy Balance Sheet), or any payment made or liability incurred by Cody Energy or its Subsidiaries arising out of a violation of the covenant set forth in Section 6.01 (collectively, the "Negative Balance Sheet
                                                       ----------------------
Adjustments"). Such Negative Balance Sheet Adjustment Notice shall be in writing
-----------
and must (x) be received by Cody Company by 5:00 P.M. (Denver time) on July 24, 2001, or if the Closing is postponed by Acquiror pursuant to Section 1.02, by 5:00 P.M. (Denver time) on the date seven days before the Postponement Date (as applicable, the "Balance Sheet Adjustment Deadline"), (y) include a description
                 ---------------------------------
of the proposed Negative Balance Sheet Adjustment and an explanation (with supporting documents) as to why it gives rise to an adjustment to the Merger Consideration, and (z) Acquiror's good faith estimate of the amount of the Negative Balance Sheet Adjustment.

     (b) On or before the Balance Sheet Adjustment Deadline, Cody Company may give Acquiror notice (a "Positive Balance Sheet Adjustment Notice") of any error
                         ----------------------------------------
in the March 31, 2001 Cody Energy Balance Sheet (a "Positive Balance Sheet
                                                    ----------------------
Adjustment").  Such Positive Balance Sheet Adjustment Notice shall be in
----------
writing and must (i) be received by Acquiror on or before the Balance Sheet Adjustment Deadline, (ii) include a description of the proposed Positive Balance Sheet Adjustment and an explanation (with supporting documents) as to why it gives rise to an adjustment to the Merger Consideration, and (iii) Cody Company's good faith estimate of the amount of the Positive Balance Sheet Adjustment.

     (c) Acquiror and Cody Company will cooperate with each other in good faith to determine the amount of each Negative Balance Sheet Adjustment and each Positive Balance Sheet Adjustment (each, a "Balance Sheet Adjustment"). If
                                            ------------------------
Acquiror and Cody Company are unable to agree on the amount of each Balance Sheet Adjustment prior to the Closing, the

Merger Consideration will be reduced, pursuant to Section 2.05(b) or Section 2.05(c), by the good faith estimate of the Balance Sheet Adjustment asserted in the applicable Negative Balance Sheet Adjustment Notice or Positive Balance Sheet Adjustment Notice, and the actual amount of the Balance Sheet Adjustment shall be determined in accordance with the dispute resolution procedures of
Article XI.

     (d) To the extent that the actual amount of any Balance Sheet Adjustment, determined in accordance with the dispute resolution procedures of Article XI, differs from the amount of such Balance Sheet Adjustment used to adjust the Merger Consideration pursuant to Section 2.05(b) or Section 2.05(c), the difference between such amounts plus interest at the Applicable Rate from the Closing Date to the date of payment shall be paid within 10 business days after the final determination under Article XI (i) by Acquiror to the Shareholders as additional Merger Consideration, if the amount of such Balance Sheet Adjustment used to adjust the Merger Consideration pursuant to Section 2.05(b) or Section 2.05(c) exceeds the actual amount of the Balance Sheet Adjustment, determined in accordance with the dispute resolution procedures of Article XI, or (ii) by the Shareholders to Acquiror as a reduction in the Merger Consideration, if the actual amount of such Balance Sheet Adjustment, determined in accordance with the dispute resolution procedures of Article XI, exceeds the amount of the Balance Sheet Adjustment used to adjust the Merger Consideration pursuant to
Section 2.05(b) or Section 2.05(c).

     (e) Notwithstanding anything else in this Agreement to the contrary there shall be no Balance Sheet Adjustments with respect to the following items: (i) the severance tax refunds as described in Section 4.27 or any future exemptions from severance taxes, (ii) the Texas sales tax audit refund for 2000, (iii) the remaining payment due Cody Energy as an approved unsecured creditor in the TransTexas Gas Corporation bankruptcy proceeding, (iv) the plugging and abandonment liabilities related to the wells listed in Section 4.21 of the Cody Disclosure Schedule, (v) the accrual or non-accrual of first or second quarter 2001 Cody Energy profit sharing plan payments, (vi) the Hamilton Brothers partnership interests, or (vii) payments with respect to accrued vacation obligations paid by Cody Energy to any of the Terminated Employees.

     (f)  Notwithstanding anything else in this Agreement to the contrary, this
Section 2.06 is the exclusive agreement and only remedy of the Parties with respect to each other under the terms of this Agreement with regard to the matters described in Section 2.05(b) or Section 2.05(c) for which a Negative Balance Sheet Adjustment Notice or a Positive Balance Sheet Adjustment Notice has been given prior to the Closing, even if some other provision of this Agreement, by its terms, would otherwise cover such matters.

     SECTION 2.07.  Reserved Amount; Calculation, Adjustment.
                    ----------------------------------------

     (a) The daily balance of the Reserved Amount shall bear interest at the Applicable Rate from the Closing Date to the Reserved Termination Date and shall be payable in a single amount at the Reserve Termination Date.

     (b) Acquiror agrees to pay and discharge in due course the Non-Tax Portion of the Cody Company Reserved Liabilities and the Tax Portion of the Cody Company Reserved

Liabilities from the Reserved Amount and to account to the Cody Tax Representative for such payments. All Losses resulting from Acquiror's failure to pay an item of the Non-Tax Portion of the Cody Company Reserved Liabilities or the Tax Portion of the Cody Company Reserved Liabilities when due shall be borne solely by Acquiror and shall not give rise to a Shareholder indemnification obligation under Section 8.08, unless such failure is attributable to an act or failure to act of the Cody Tax Representative that is
(i) requested by Acquiror (to the extent such act or omission does not produce a cost to the Cody Tax Representative for which it is not indemnified) or (ii) required or expressly contemplated by this Agreement.

     (c) After the filing of the final Return of Cody Company relating to a Cody Energy Pre-Closing Tax Liability for the Stub Period, Acquiror and the Cody Tax Representative shall cooperate with each other in good faith to determine the actual amount of the Cody Energy Pre-Closing Tax Liabilities and the actual amount of the Cody Energy Year 2000 Tax Liabilities (collectively the "Cody
                                                                       ----
Energy Adjustment Tax Liabilities"). If Acquiror and the Cody Tax Representative
---------------------------------
are unable to agree on the actual amount of the Cody Energy Adjustment Tax Liabilities within 10 business days following the filing of the final Return of Cody Company relating to a Cody Energy Pre-Closing Tax Liability for the Stub Period, Acquiror and the Cody Tax Representative shall each appoint a Tax Expert, and the two Tax Experts so appointed shall select a third Tax Expert, to resolve the dispute in accordance with the standards set forth in Section 8.11(a)(iii). A decision of the majority of the Tax Experts shall be binding on the Parties. If the amount of the actual Cody Energy Adjustment Tax Liabilities, as finally determined, exceeds the actual amount of all distributions made by Cody Energy to Cody Company from January 1, 2000, through the Closing (the "Cody
                                                                            ----
Energy Adjustment Distributions"), the balance of the Reserved Amount shall be
--------------------------------
deemed to have been increased by the amount of such excess at the Closing Date. If the actual amount of the Cody Energy Adjustment Distributions exceeds the amount of the actual Cody Energy Adjustment Tax Liabilities, as finally determined, the balance of the Reserved Amount shall be deemed to have been decreased by the amount of such excess at the Closing Date.

     (d)  Within 10 business days of the later (the "Reserve Termination Date")
                                                     ------------------------
of (i) the filing of the final remaining Return (taking into account extensions) relating to the Stub Period or any Pre-Closing Period for which a required Return for such Pre-Closing Period has not been filed as of July 20, 2001, (ii) the filing of the final remaining Return (taking into account extensions) relating to a Transaction Transfer Tax Liability, and (iii) the decision by the Tax Experts pursuant to Section 2.07(c) as to the actual amount of the Cody Energy Pre-Closing Tax Liabilities, (x) if any portion of the Reserved Amount remains (after taking into account any adjustments required under Section 2.07(c)), Acquiror shall pay such remaining unused portions of the Reserved Amount to the Shareholders or (y) if the actual amount of Cody Company Reserved Liabilities exceeds the amount of the Reserved Amount (after taking into account any adjustments required under Section 2.07(c)), the Cody Tax Representative, on behalf of the Shareholders shall pay the amount of such deficiency to Acquiror. Any payment made pursuant to clause (x) or (y) of this Section 2.07(d) shall be characterized as adjustments to the Merger Consideration.

     SECTION 2.08.  Post-Closing Adjustments.  To the extent that the actual
                    ------------------------
amount of any adjustment to the Merger Consideration for Defect Adjustments, Environmental Adjustments or Interest Addition Adjustments as determined in accordance with the dispute resolution procedures of Article XI, differs from the amount of the adjustments to the Merger Consideration pursuant to Section 2.05(e), Section 7.02 or Section 7.05, the difference between such amounts plus interest at the Applicable Rate from the Closing Date to the date of payment shall be paid within 10 business days after the final determination under Article XI: (i) by Acquiror to the Shareholders as additional Merger Consideration, if the amount of the adjustment to the Merger Consideration pursuant to Section 2.05(e), Section 7.02 or Section
7.05 exceeds the actual amount of the adjustment to the Merger Consideration for Title Defects, Environmental Defects, or Interest Additions, determined in accordance with the dispute resolution procedures of Article XI, or (ii) by the Shareholders to Acquiror as a reduction in the Merger Consideration, if the actual amount of such adjustment to the Merger Consideration for Title Defects, Environmental Defects, or Interest Additions, determined in accordance with the dispute resolution procedures of Article XI.

                                  ARTICLE III
                       REPRESENTATIONS AND WARRANTIES OF
                        CODY COMPANY AS TO CODY COMPANY

     Cody Company represents and warrants to the Acquiror Companies that the statements contained in this Article III are true and correct, except as set forth in the disclosure schedule delivered by Cody Company to the Acquiror Companies on or before the date hereof (the "Cody Disclosure Schedule"). The
                                             ------------------------
Cody Disclosure Schedule is arranged corresponding to the sections contained in this Agreement. Except as to Sections 3.01, 3.03, 3.06 and 3.09, for purposes of this Article III, references to Cody Company and its Subsidiaries shall not include Cody Energy or its Subsidiaries.

     SECTION 3.01.  Organization and Qualification; Subsidiaries. Cody Company
                    --------------------------------------------
is duly organized, validly existing and in good standing under the laws of Colorado, has all requisite power and authority to own, lease and operate the assets and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not reasonably be expected to have a Cody Material Adverse Effect. Section 3.01(a) of the Cody Disclosure Schedule sets forth, as of the date of this Agreement, (i) a true and complete list of all of Cody Company's directly or indirectly owned Subsidiaries, (ii) the percentage of each such subsidiary's outstanding capital stock or other equity interests owned by Cody Company or another subsidiary of Cody Company, and (iii) all the jurisdictions in which Cody Company is authorized or qualified to own or lease or to operate the assets or to carry on its business as now conducted. Section 3.01(b) of the Cody Disclosure Schedule sets forth, as of the Closing Date (following the Redemption Transaction), (i) a true and complete list of all of Cody Company's directly or indirectly owned Subsidiaries, and
(ii) the percentage of each such subsidiary's outstanding capital stock or equity interests owned by Cody Company or another subsidiary of Cody Company. Except, as of the date hereof, for the ownership interest in Cody Energy to be assigned to, and assumed by Cody Resources pursuant to the Assignment and Assumption Agreement and, as of the Closing, in fact assigned pursuant thereto, Cody Company does not (i) own any equity interest in any partnership or joint venture arrangement or business entity that is material to the financial condition, results of operations or business of Cody Company, or (ii) own, lease, or operate any properties, or carry on any business in any jurisdiction not listed on Section 3.01.

     SECTION 3.02.  Charter and Bylaws. Cody Company has heretofore furnished
                    ------------------
to Acquiror complete and correct copies of its Articles of Incorporation and the Bylaws, in each case as amended or restated. Cody Company is not in violation of any of the provisions of its Articles of Incorporation or any material provision of its Bylaws.

     SECTION 3.03.  Capitalization.
                    --------------

     (a) As of the date of this Agreement, the authorized capital stock of Cody Company consists of 450,000 shares of the Cody Company Common Stock, 448,164 shares of which are issued and outstanding. Except as described in this Section
3.03 or in Section 3.03(a) to the Cody Disclosure Schedule, as of the date of this Agreement, no shares of capital stock of Cody Company are reserved for any purpose. Each of the outstanding shares of capital stock of, or other equity interests in Cody Company is duly authorized, validly issued and, in the case of shares of capital stock, fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, such entities subject to) any preemptive or similar rights created by statute, the charter or bylaws (or the equivalent organizational documents) of Cody Company, or any agreement to which Cody Company is a party or bound, and such outstanding shares or other equity interests owned by Cody Company are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on Cody Company's voting rights, charges or other encumbrances of any nature whatsoever.

     (b) Except as set forth in Section 3.03(a) above or in Section 3.03(b) to the Cody Disclosure Schedule, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Cody Company is a party relating to the issued or unissued capital stock of Cody Company or obligating Cody Company to grant, issue or sell any shares of the capital stock of Cody Company, by sale, lease, license or otherwise. There are no obligations, contingent or otherwise, of Cody Company to
(i) repurchase, redeem or otherwise acquire any shares of the Cody Company Common Stock or other capital stock of Cody Company, or the capital stock or other equity interests of any subsidiary of Cody Company; or (ii) (other than advances to Subsidiaries in the ordinary course of business) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise), or provide any guarantee with respect to the obligations of, any subsidiary of Cody Company or any other person. Except, as of the date hereof, as to assets to be assigned to Cody Resources pursuant to the Assignment and Assumption Agreement, and as of Closing, in fact, assigned pursuant thereto, Cody Company (x) does not directly or indirectly own, (y) has not agreed to purchase or otherwise acquire or (z) does not hold any interest convertible into or exchangeable or exercisable for the capital stock of any corporation, partnership, joint venture or other business association or entity (other than the Subsidiaries of Cody Company set forth in Section 3.01(b) to the Cody Disclosure Schedule). Except for any agreements, arrangements or commitments between Cody Company and its Subsidiaries or between such Subsidiaries, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of Cody

Company. There are no voting trusts, proxies or other agreements or understandings to which Cody Company is a party or by which Cody Company is bound with respect to the voting of any shares of capital stock of Cody Company.

     SECTION 3.04.  Authority. Cody Company has all requisite corporate power
                    ---------
and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Cody Company and the consummation by Cody Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of Cody Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Cody Company and, assuming the due authorization, execution and delivery thereof by the Acquiror Companies, constitutes the legal, valid and binding obligation of Cody Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other statutes or rules of law affecting the rights and remedies of creditors and secured parties generally and general principles of equity, regardless of whether applied in proceedings in equity or at law. This Agreement has been approved, executed, and delivered by each Shareholder, and each Shareholder has approved this Agreement and the Merger for purposes of Colorado Revised Statutes Section 7-111-103. Each Shareholder acknowledges that such Shareholder has received a dissenters' notice contemplated by Colorado Revised Statutes Section 7-113-203 and is not entitled to any dissenters' rights or other appraisal rights under Colorado law (including, without limitation, by Colorado Revised Statutes Section 7-113-102) or otherwise, that such Shareholder has approved the Merger Agreement, the Merger and the payments to the employees under the Transaction Bonus Plan, the Supplemental Executive Retirement Plan, the Equity Appreciation Plan and the employment contracts set forth in Section 3.09(d) of the Cody Disclosure Schedule and that such Shareholder waives all of its rights under that certain Shareholder's Agreement dated June 28, 1999, by and among the Shareholders thereto and Cody Company with respect to the Merger.

     SECTION 3.05.  No Conflict; Required Filings and Consents.
                    ------------------------------------------

     (a) The execution and delivery of this Agreement by Cody Company does not, and the consummation of the transactions contemplated hereby in accordance with its terms will not, (i) conflict with or violate the Articles of Incorporation or Bylaws, in each case as amended or restated, of Cody Company, (ii) conflict with any Law applicable to Cody Company or by which any of its assets is bound or subject or, (iii) except, as of the date hereof, as to assets to be assigned to Cody Resources pursuant to the Assignment and Assumption Agreement and, as of the Closing, in fact, assigned pursuant thereto, and except as described in
Section 3.05 to the Cody Disclosure Schedule, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the assets of Cody Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Cody Company or by or to which Cody Company, or any of its assets are bound or subject, except for any such conflicts or violations described in clause (ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or Encumbrances described in clause (iii) that would not reasonably be expected to have a Cody Material Adverse Effect.

     (b) The execution and delivery of this Agreement by Cody Company does not, and consummation of the transactions contemplated hereby will not, require Cody Company to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any Governmental Entity, except for applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), if applicable, and the
                                         -------
filing and recordation of appropriate merger documents as required by Colorado Law, and (ii) where the failure to obtain such consents, licenses, permits, approvals, waivers, authorizations or orders, or to make such filings or notifications, would not, either individually or in the aggregate, prevent Cody Company from performing its obligations under this Agreement and would not reasonably be expected to have a Cody Material Adverse Effect.

     SECTION 3.06.  Financial Statements. Attached as Appendix II hereto are
                    --------------------
(a) an unaudited, consolidated balance sheet (the "Cody Company Balance Sheet")
                                                   --------------------------
of Cody Company and its Subsidiaries for the three-month period ended March 31, 2001 (the "Balance Sheet Date"), and (b) audited consolidated financial
           ------------------
statements of Cody Company as of and for the fiscal year ended December 31, 2000. The financial statements referred to in the preceding sentence are referred to collectively as the "Cody Company Financial Statements." The Cody
                                 ---------------------------------
Company Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") consistently
                                                      ----
applied throughout the periods covered thereby and fairly present the financial condition and results of operations of Cody Company as of, or for the period ended on, their respective dates (except for the absence of any footnotes required by GAAP in the unaudited financial statements and subject to ordinary year-end adjustments, and except without giving effect to requirements of Statement of Financial Accounting Standards No. 133). Since the Balance Sheet Date, Cody Company has conducted its business in a consistent manner without change of policy or procedure, including, without limitation, its practices in connection with the treatment of revenue recognition, capitalization policies, reserves and expenses.

     SECTION 3.07.  Absence of Certain Changes or Events. Except, as of the
                    ------------------------------------
date hereof, as to assets to be assigned to, and liabilities to be assumed by, Cody Resources pursuant to the Assignment and Assumption Agreement and, as of the Closing Date, in fact, assigned or assumed pursuant thereto, and except as set forth in Section 3.07 to the Cody Disclosure Schedule, since the Balance Sheet Date, Cody Company has conducted its business in the ordinary course and in a manner consistent with past practice and there has not occurred:

     (a) any damage, destruction or loss other than ordinary wear and tear (whether or not covered by insurance) to or of any assets of Cody Company in excess of $100,000;

     (b) any sale, lease or other disposition of the assets of Cody Company in excess of $100,000 other than sales of real or personal property in the ordinary course of business;

     (c) any encumbrances created on any of the assets of Cody Company, other than Permitted Encumbrances;

     (d) any amendment, waiver or termination of any provision of any material contract,

     (e) any new agreement to expend more than $100,000 with respect to the assets of Cody Company, which agreement will be binding on Cody Company or its assets following the Effective Time;

     (f) any operation of the business of Cody Company or entering into of any transaction relating to the business of Cody Company other than in the ordinary course of business consistent with past practice or as specifically provided in this Agreement;

     (g) any capital expenditures with respect to the assets of Cody Company other than in the ordinary course of business consistent with past practices in excess of $100,000;

     (h)  any action Cody Company covenanted not to do in Section 6.01;

     (i) any contract between Cody Company and any Shareholder or an Affiliate of a Shareholder;

     (j) any change by Cody Company in its accounting methods, principles or practices;

     (k) except for dividends by a subsidiary of Cody Company to Cody Company, any declaration, setting aside or payment of any dividends or distributions in respect of shares of the Cody Company Common Stock, or any redemption, purchase or other acquisition by Cody Company of any of Cody Company's securities, other than the Redemption Transaction contemplated by Section 1.06 hereof;

     (l) any material increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any material increase in the compensation payable or to become payable to directors, officers or employees of Cody Company;

     (m) any revaluation by Cody Company of any of its assets, including the writing down of the value of inventory or the writing down or off of notes or accounts receivable, other than in the ordinary course of business and consistent with past practices;

     (n)  any increase in indebtedness for borrowed money;

     (o) execution and delivery by Cody Company of any contract or commitment to do any of the foregoing; or

     (p) any such event as would reasonably be expected to have a Cody Company Material Adverse Effect.

     SECTION 3.08.  Absence of Litigation. Except, as of the date hereof, as to
                    ---------------------
assets to be assigned to, and liabilities to be assumed by Cody Resources pursuant to the Assignment and Assumption Agreement and, as of the Closing, in fact, assigned or assumed pursuant thereto, including, but not limited to, those matters set forth in Section 3.08 to the Cody Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the Knowledge of Cody Company, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the Knowledge of Cody Company, threatened against Cody Company, or any assets or rights of Cody Company (except for claims, actions, suits, litigation, proceedings, arbitrations or investigations which would not reasonably be expected to have a Cody Material Adverse Effect), and Cody Company is not subject to any continuing order of, consent de cree, settlement agreement or other similar written agreement with, or, to the Knowledge of Cody Company, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Government Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters that would not reasonably be expected to have a Cody Material Adverse Effect.

     SECTION 3.09.  Employee Benefit Plans.
                    ----------------------

     (a) Section 3.09(a) to the Cody Disclosure Schedule sets forth each employee benefit plan (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA") section 3(3)) maintained or
                                   -----
contributed to by Cody Company or any member of its ERISA Group and any other retirement, pension, stock option, stock appreciation right, profit sharing, incentive compensation, deferred compensation, savings, thrift, vacation pay, severance pay, or other employee compensation or benefit plan, agreement, practice, or arrangement, whether written or unwritten, whether or not legally binding, maintained or contributed to by Cody Company or any member of its ERISA Group (collectively, the "Cody Benefit Plans"). For purposes of this Agreement,
                          ------------------
references to Cody Company's "ERISA Group" means a controlled or affiliated
                              -----------
group within the meaning of Code section 414(b), (c), (m), or (o) of which Cody Company is a member. Cody Company will make available to Acquiror correct and complete copies of all Cody Benefit Plans (including a detailed written description of any Cody Benefit Plan that is unwritten, including a description of eligibility criteria, participation, vesting, benefits, funding arrangements and assets) and, with respect to each Cody Benefit Plan, a copy of each of the following, to the extent applicable: (i) the most recent favorable determination letter, (ii) materials submitted to the Internal Revenue Service in support of a pending determination letter request, (iii) the most recent letter issued by the Internal Revenue Service recognizing tax exemption, (iv) each insurance contract, trust agreement, or other funding vehicle, (v) the three most recently filed Forms 5500 plus all schedules and attachments, (vi) the three most recent actuarial valuations, and (vii) each summary plan description or other general explanation or communication distributed or otherwise provided to employees with respect to each Cody Benefit Plan during the past three years that describes the terms of the Cody Benefit Plan.

     (b)  Except as set forth on Section 3.09(b) to the Cody Disclosure
Schedule:

          (i) Each Cody Benefit Plan has at all times been in compliance, in form and in operation, in all material respects with all applicable requirements of law and regulations, including without limitation the Code, ERISA and the applicable regulations. Each Cody Benefit Plan that is intended to be a qualified plan has received a favorable determination letter from the Internal Revenue Service or is a standardized master or prototype plan that is subject to a notification letter issued by the Internal Revenue Service; nothing has occurred since the date of the most recent favorable determination letter or notification letter that would cause the loss of the Cody Benefit Plan's qualification.

          (ii) With respect to each Cody Benefit Plan, there are no actions, suits, grievances, arbitrations or other manner of litigation, or claims with respect to any Cody Benefit Plan (except for routine claims for benefits made in the ordinary course of plan administration for which plan administrative procedures have not been exhausted) pending, threatened or imminent against or with respect to any Cody Benefit Plan, any plan sponsor, or any fiduciary (as such term is defined in Section 3(21) of ERISA) of such Cody Benefit Plan, and neither Cody Company nor any member of its ERISA Group has any Knowledge of any facts that could reasonably be expected to give rise to any action, suit, grievance, arbitration or other manner of litigation, or action.

          (iii) Neither Cody Company nor any member of its ERISA Group has ever maintained, contributed to, or been obligated to contribute to any plan that is subject to Title IV of ERISA or the minimum funding requirements of Section 412 of the Code. Neither Cody Company nor any member of its ERISA Group has ever contributed to, been obligated to contribute to, or incurred any liability to a multiemployer plan (as such term is defined in Section 3(37) of ERISA).

          (iv) Neither Cody Company nor any party in interest (as such term is defined in ERISA section 3(14)) nor any disqualified person (as defined in Code section 4975(e)(2)) has engaged in any prohibited transaction within the meaning of ERISA section 406 or Code section 4975 that could reasonably be expected to result in a Cody Material Adverse Effect.

          (v) The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual with respect to any Cody Benefit Plan.

     (c) Except as disclosed in Section 3.09(c) to the Cody Disclosure Schedule, neither Cody Company nor any member of its ERISA Group is or has ever been a party to any collective bargaining or other labor union contracts. No collective bargaining agreement is being negotiated by Cody Company or any of its Subsidiaries. There is no pending or threatened labor dispute, strike or work stoppage against Cody Company or any of its Subsidiaries which could reasonably be expected to interfere with the respective business activities of Cody Company or any of its Subsidiaries. To the Knowledge of Cody Company, none of Cody Company, any of its Subsidiaries or any of their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of Cody Company or its Subsidiaries, and there is no pending or threatened charge or complaint against Cody Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency.

     (d) Except as disclosed in Section 3.09(a) to the Cody Disclosure Schedule, neither Cody Company nor any of its Subsidiaries is a party to or is bound by any severance agreements, programs or policies. Section 3.09(d) to the Cody Disclosure Schedule sets forth, (i) all employment agreements with Cody Company or its Subsidiaries; (ii) all agreements with consultants of Cody Company or its Subsidiaries; (iii) all non-competition agreements with Cody Company or a subsidiary executed by officers of Cody Company; and (iv) all plans, programs, agreements and other arrangements of Cody Company or its Subsidiaries with or relating to its directors. Set forth on
Section 3.09(d) to the Cody Disclosure Schedule is the approximate aggregate amount to be paid, or benefits provided under the Equity Appreciation Incentive Plan and Transaction Bonus Plan, to the extent that such compensation or benefits are paid, provided or furnished either (i) at or after the consummation of the transactions contemplated with this Agreement or (ii) in contemplation of such transactions.

     (e) No Cody Benefit Plan provides retiree medical or retiree life insurance benefits to any person, and neither Cody Company nor any of its Subsidiaries is contractually or otherwise obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code, and each such Cody Benefit Plan or arrangement may be amended or terminated by Cody Company or its Subsidiaries at any time without liability.

     (f)  With respect to each Cody Benefit Plan that is a "group health plan"
                                                            -----------------
within the meaning of Section 5000(b) of the Code, each such Cody Benefit Plan complies and has complied in all material respects with the requirements of Part 6 of Title I of ERISA and Section 4980B of the Code.

     (g) Except as disclosed in Section 3.09(g) to the Cody Disclosure Schedule, the Cody Transaction Bonus Plan replaced all severance plans of Cody Energy in their entirety.

     SECTION 3.10.  Tax Matters. For purposes of Section 3.10, Cody Company
                    -----------
shall include Cody Company and all of its Subsidiaries other than Cody Energy and Subsidiaries of Cody Energy. Except for matters disclosed in Section 3.10 to the Cody Disclosure Schedule:

     (a) Cody Company has filed all Returns required to have been filed by Cody Company, and has paid all Taxes shown thereon as owing, except for the portion of such Taxes being contested in good faith as reflected in Section 3.10 to the Cody Disclosure Schedule;

     (b) The amount of Cody Company's liabilities for any Taxes (including Cody Energy Prior Taxes) due and unpaid at the Closing Date and for any Taxes attributable to a Pre-Closing Period or the Stub Period that have not yet become due and owing will not exceed the amounts provided therefor in any interim pro forma balance sheet or the Cody Company Closing Balance Sheet;

     (c) There are no waivers or extensions of any statute of limitations in effect with respect to the assessment or collection of any Tax of Cody Company;

     (d) All Taxes that Cody Company has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper Governmental Entity, and Cody Company has complied and is in compliance with (in each case in all material respects) all applicable laws, rules and regulations relating to the payment, withholding and information reporting requirements relating to any Taxes required to be collected or withheld;

     (e) There is no action, suit, proceeding, investigation, audit, claim or assessment pending or to Cody Company's Knowledge proposed with respect to any liability for Tax, with respect to any Return for which Cody Company could be liable, or with respect to any Tax sharing agreement to which Cody Company has a liability;

     (f) Any Tax sharing agreements to which Cody Company is subject will terminate on or prior to the Closing Date, and Cody Company is not a party to any similar arrangement with any other party and has no current contractual obligation to indemnify any other person or entity with respect to Taxes; and

     (g) No Governmental Entity, in a jurisdiction where Cody Company has not filed Returns, has made any material claim, assertion or threat that Cody Company is or may be subject to taxation by such jurisdiction.

     (h) Cody Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement or other arrangement that could obligate them to make any payments that would not be deductible under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). Neither Cody Company, nor Acquiror, nor any of their respective Affiliates will be required to make any payments arising out of or in connection with the transactions contemplated with this Agreement that would not be deductible under Section 280G of the Code.

     (i) Cody Company has not made an election or filed a consent under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Cody Company.

     (j) Cody Company has not been a member of an affiliated group filing a consolidated federal income tax return, other than the group the common parent of which was Cody Company, and Cody Company does not have any liability as a transferee or successor, by agreement or otherwise, for the taxes of any Person (other than Cody Company) under Treasury Regulation Section 1.1502-6 promulgated under the Code, or any similar provision of state, local or foreign tax law.

     (k) Cody Company has disclosed on its tax returns all positions taken therein that could give rise to a substantial understatement of tax within the meaning of Section 6662 of the Code or any similar provision of state, local or foreign tax law.

     (l) Cody Company has not executed or entered into (and prior to the close of business on the Closing Date will not execute or enter into) with the Internal Revenue Service (the "IRS") or any other taxing authority any closing
                               ---
agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state, local or foreign tax law that relates to the assets or operations of Cody Company.

     SECTION 3.11.  Environmental Matters. Except, as of the date hereof, as to
                    ---------------------
assets to be assigned to, and liabilities to be assumed by Cody Resources pursuant to the Assignment and Assumption Agreement and, as of the Closing, in fact, assigned or assumed pursuant thereto, including, but not limited to, those matters disclosed in Section 3.11 to the

Cody Disclosure Schedule, (i) the assets, operations and activities of Cody Company are in compliance with all applicable Environmental Laws; (ii) Cody Company, and the assets and operations of Cody Company, are not subject to any existing, pending or, to the Knowledge of Cody Company, threatened action, suit investigation, inquiry or proceeding by or before any governmental authority under any Environmental Law; (iii) all notices, permits, licenses, or similar authorizations, if any, required to be obtained or filed by Cody Company under any Environmental Law in connection with any aspect of the business of Cody Company, including without limitation those relating to the trea tment, storage, disposal or release of a hazardous substance, have been duly obtained or filed and will remain valid and in effect after the Merger, and Cody Company is in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations; (iv) Cody Company has satisfied and is currently in compliance with all financial responsibility requirements applicable to their operations and imposed by any Governmental Entity under any Environmental Law, and Cody Company has not received any notice of noncompliance with any such financial responsibility requirements; (v) there are no physical or environmental conditions existing as to any assets of Cody Company or resulting from Cody Company's operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations imposed on Cody Company under any Environmental Laws; (vi) since the effective date of the relevant requirements of applicable Environmental Laws and to the extent required by such applicable Environmental Laws, all hazardous substances generated by Cody Company have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes; and
(vii) there has been no exposure of any Person or property to hazardous substances or any pollutant or contaminant, nor has there been any unauthorized release of hazardous substances, or any pollutant or contaminant, into the environment by Cody Company or in connection with their assets or operations, where such unauthorized release could reasonably be expected to give rise to any claim against Cody Company for damages or compensation.

     SECTION 3.12.  Certain Contracts and Restrictions.  Except, as of the date
                    ----------------------------------
hereof, other than agreements, contracts or commitments to be assigned to, and assumed by Cody Resources pursuant to the Assignment and Assumption Agreement and, as of the Closing, in fact, assigned and assumed pursuant thereto, Section
3.12 to the Cody Disclosure Schedule lists, as of the date of this Agreement, each agreement, contract or commitment (including any amendments thereto) to which Cody Company is a party or by which Cody Company is bound (i) involving consideration during the next twelve months in excess of $100,000 or (ii) which is otherwise material to the financial condition, results of operations or business of Cody Company. Except, as of the date hereof, as to agreements, contracts or commitments to be assigned to, and the related liabilities to be assumed by Cody Resources pursuant to the Assignment and Assumption Agreement, and as of the Closing, in fact, assigned and assumed pursuant thereto, and except as indicated in Section 3.12 to the Cody Disclosure Schedule, and except as would not reasonably be expected to have a Cody Material Adverse Effect (i) Cody Company has fully complied in all material respects with all the terms and conditions of all agreements, contracts and commitments listed in Section 3.12 to the Cody Disclosure Schedule and all such agreements, contracts and commitments are in full force and effect, (ii) Cody Company has no Knowledge of any defaults thereunder or any cancellations or modifications thereof, and

(iii) such agreements, contracts and commitments are not subject to any memorandum or other written document or understanding permitting cancellation.

     SECTION 3.13.  Opinion of Financial Advisor.  The financial advisor of Cody
                    ----------------------------
Company, Petrie Parkman & Co., has delivered to Cody Company an opinion dated the date of this Agreement to the effect that, based upon and subject to the matters set forth therein, the Merger Consideration is fair to the holders of the Cody Company Common Stock from a financial point of view. Cody Company has delivered, or will deliver promptly after receipt of such written opinion, a copy of such written opinion to Acquiror.

     SECTION 3.14.  Brokers.  Except as set forth in Section 3.14 to the Cody
                    -------
Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Cody Company. None of the agreements set forth in Section 3.14 to the Cody Disclosure Schedule impose any continuing obligations on Cody Company, the Surviving Corporation or Acquiror after the Closing.

     SECTION 3.15.  No Undisclosed Liabilities. Except, as of the date hereof,
                    --------------------------
as to liabilities to be assumed by Cody Resources pursuant to the Assignment and Assumption Agreement, and as of the Closing, in fact, assumed pursuant thereto, Cody Company does not have any debts, liabilities or obligations, whether accrued, fixed, absolute or contingent and whether due or to become due and whether known or unknown (whether or not required by GAAP to be disclosed on a corporate balance sheet or the notes thereto), except to the extent set forth on the Cody Company Balance Sheet or the notes thereto and except those which may arise pursuant to any Permitted Encumbrance.

     SECTION 3.16.  Indebtedness.  Except, as of the date hereof, as to
                    ------------
indebtedness to be assumed by Cody Resources pursuant to the Assignment and Assumption Agreement and, as of the Closing, in fact, assumed pursuant thereto,
Section 3.16 hereto sets forth a complete list of all notes, mortgages, indentures, security agreements and other obligations and instruments for or relating to any borrowing of Cody Company or which have been assumed or guaranteed by Cody Company, together with a list of all lenders, promisees and obligees thereof.

     SECTION 3.17.  Insurance.  Except, as of the date hereof, as to insurance
                    ---------
policies to be assigned to, and assumed by Cody Resources pursuant to the Assignment and Assumption Agreement and, as of the Closing, in fact, assumed pursuant thereto, Section 3.17 contains a complete and correct list of all insurance coverages currently maintained by Cody Company. All such insurance policies are in full force and effect, and all premiums due thereon have been paid.

     SECTION 3.18.  Tax Partnerships; Foreign Corporations.  Except as to the
                    --------------------------------------
assets of Cody Energy and as disclosed in Section 3.18 to the Cody Disclosure
Schedule: none of Cody Company's assets constitute either an interest in, or property of, an unincorporated organization that files a Return as a partnership for federal income Tax purposes; and Cody Company does not own any interest in any controlled foreign corporation (as defined in section 957 of the Code), passive foreign investment company (as defined in section 1296 of the Code) or other Entity the income of which is required to be included in the income of Cody Company.

     SECTION 3.19.  Tax Sharing Agreements.  Except as set forth in Section 3.19
                    ----------------------
to the Cody Disclosure Schedule, Cody Company is not a party to any agreement relating to the indemnity, allocation or sharing of Taxes.

     SECTION 3.20.  Reserved Amount.  The Reserved Amount is sufficient to cover
                    ---------------
all liabilities it is required to cover in accordance with Section 1.06.

     SECTION 3.21.  Shareholders. The Shareholders are the only persons who hold
                    ------------
any shares of capital stock of Cody Company. Section 3.21 to the Cody Disclosure Schedule sets forth a true and correct list of the name and mailing address of, and the number of shares of the Cody Company Common Stock owned by, each Shareholder.

     SECTION 3.22.  Securities Act.
                    --------------

     (a) Other than the Non-Accredited Shareholders, each Shareholder is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act. The Non-Accredited Shareholders do not own more than 30 percent of the outstanding Cody Company Stock.

     (b) Each Shareholder is acquiring the shares of Acquiror Common Stock to be issued to such Shareholder in the Merger for such Shareholder's own account and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act.

     (c) Each Shareholder understands and acknowledges that the shares of Acquiror Common Stock issuable in the Merger have not been registered under the Securities Act or any applicable state securities laws and that such shares may not be transferred or sold unless they are registered under the Securities Act or an exemption is available.

     SECTION 3.23.  Private Foundations.  Only one of the Shareholders is a
                    -------------------
"private foundation" as defined in section 509 of the Code and such Shareholder holds 1.89% of the total outstanding shares of Cody Company Common Stock.

                                  ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF
                        CODY COMPANY AS TO CODY ENERGY

     Cody Company represents and warrants to the Acquiror Companies that the statements contained in this Article IV are true and correct, except as set forth in the Cody Disclosure Schedule delivered by Cody Company to the Acquiror Companies on or before the date hereof. The Cody Disclosure Schedule is arranged corresponding to the sections contained in this Agreement.

     SECTION 4.01. Organization and Qualification; Subsidiaries. Each of Cody
                   --------------------------------------------
Energy and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority to own, lease and operate its assets and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not reasonably be expected to have a Cody Energy Material Adverse Effect.

     SECTION 4.02.  Charter and Bylaws.  Cody Energy has heretofore furnished to
                    ------------------
Acquiror complete and correct copies of the Articles of Organization and Operating Agreement or the equivalent organizational documents, in each case as amended or restated, of Cody Energy and each of its Subsidiaries. Neither Cody Energy nor any of its Subsidiaries is in violation of any of the provisions of its charter or any material provision of its operating agreement (or equivalent organizational documents).

     SECTION 4.03.  Capitalization.  As of the date of this Agreement, Cody
                    --------------
Company owns all of the outstanding membership interests in Cody Energy. Except as set forth in Section 4.03 to the Cody Disclosure Schedule, as of the date of this Agreement, no membership interests of Cody Energy are reserved for any purpose.

     SECTION 4.04.  No Conflict; Required Filings and Consents.
                    ------------------------------------------

     (a) The execution and delivery of this Agreement by Cody Company does not, and the consummation of the transactions contemplated hereby in accordance with its terms will not, (i) conflict with or violate the Articles of Organization or the Operating Agreement of Cody Energy, or the equivalent organizational documents, in each case as amended or restated, of Cody Energy or any of its Subsidiaries, (ii) conflict with or violate any Laws applicable to Cody Energy or any of its Subsidiaries or by which any of their respective assets is bound or subject or, (iii) except as described in Section 4.04 to the Cody Disclosure Schedule, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the assets of Cody Energy or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Cody Energy or any of its Subsidiaries is a party or by or to which Cody Energy or any of its Subsidiaries or any of their respective assets is bound or subject, except for any such conflicts or violations described in clause (ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or encumbrances described in clause (iii) that would not reasonably be expected to have a Cody Energy Material Adverse Effect.

     (b) Except as set forth in Section 4.04 to the Cody Disclosure Schedule, the execution and delivery of this Agreement by Cody Company does not, and consummation of the transactions contemplated hereby will not, require Cody Energy to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any Governmental Entities, except where the failure to obtain such consents, licenses, permits, approvals, waivers, authorizations or orders, or to make such filings or notifications, would not reasonably be expected to have a Cody Energy Material Adverse Effect.

     SECTION 4.05.  Permits; Compliance.  Except as disclosed in Section 4.05 to
                    -------------------
the Cody Disclosure Schedule, each of Cody Energy and its Subsidiaries, and to Cody Company's Knowledge each third-party operator of any of Cody Energy's Assets, is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its Assets and to carry on its business as it is now being conducted (collectively, the "Cody Energy Permits"), and there is no action, proceeding or
                    -------------------
investigation pending or, to the Knowledge of Cody Company, threatened regarding suspension or cancellation of any of the Cody Energy Permits, except where the failure to possess, or the suspension or cancellation of, such Cody Energy Permits would not reasonably be expected to have a Cody Energy Material Adverse Effect. Except as disclosed in Section 4.05 of the Cody Disclosure Schedule, neither Cody Energy nor any of its Subsidiaries is in conflict with, or in default or violation of, (a) any Law applicable to Cody Energy or any of its Subsidiaries or by or to which any of their respective Assets is bound or subject or (b) any of the Cody Energy Permits, except for any such conflicts, defaults or violations that would not reasonably be expected to have a Cody Energy Material Adverse Effect. During the period commencing on July 1, 1997 and ending on the date hereof, and to Cody Company's Knowledge for the period before July 1, 1997, neither Cody Energy nor any of its Subsidiaries has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except as set forth in Section 4.05 of the Cody Disclosure Schedule and except for written notices relating to possible conflicts, defaults or violations that would not reasonably be expected to have a Cody Energy Material Adverse Effect.

     SECTION 4.06.  Financial Statements. Attached as Appendix III hereto are
                    --------------------              ------------
(a) unaudited consolidated financial statements of Cody Energy and its Subsidiaries for the three month period ended March 31, 2001, including the balance sheet (the "Cody Energy Balance Sheet") of Cody Energy and its
                    -------------------------
Subsidiaries as of the Balance Sheet Date, and (b) audited consolidated financial statements of Cody Energy as of and for the fiscal year ended December 31, 2000. The financial statements referred to in the preceding sentence are referred to collectively as the "Cody Energy Financial Statements." The Cody
                                 --------------------------------
Energy Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and fairly present the financial condition and results of operations of Cody Energy as of, or for the period ended on, their respective dates (except for the absence of any footnotes required by GAAP in the unaudited financial statements and subject to ordinary year-end adjustments and except without giving effect to requirements of Statement of Financial Accounting Standards No. 133). Since the Balance Sheet Date, Cody Energy has conducted its business in a consistent manner without change of policy or procedure, including, without limitation, its practices in connection with the treatment of revenue recognition, capitalization policies, reserves and expenses.

     SECTION 4.07.  Absence of Certain Changes or Events.  Except as set forth
                    ------------------------------------
in Section 4.07 to the Cody Disclosure Schedule, since the Balance Sheet Date, Cody Energy and its Subsidiaries have conducted their respective Businesses in the ordinary course and in a manner consistent with past practice and there has not occurred other than in the ordinary course of business:

     (a) any damage, destruction or loss, other than ordinary wear and tear (whether or not covered by insurance), to or of any Assets of Cody Energy or its Subsidiaries;

     (b) any sale, lease or other disposition of the assets of Cody Energy or its Subsidiaries, other than sales of Hydrocarbons in the ordinary course of business or Personal Property and Equipment which has been replaced, is worn out or is no longer necessary for the operation of Cody Energy's or its Subsidiaries, Assets or its Business;

     (c) any encumbrances created on any of the Assets of Cody Energy or its Subsidiaries, other than Permitted Encumbrances;

     (d) other than as set forth in the Interim Operations Budget, any new agreement, or amendment waiver or termination of any material provision of any material contract to expend more than $200,000 with respect to the assets of Cody Energy or its Subsidiaries, which agreement will be binding on Cody Energy and its Subsidiaries or the Assets following the Effective Time;

     (e) other than as set forth in the Interim Operations Budget, any operation of the Business of Cody Energy or its Subsidiaries or entering into of any transaction to expend more than $200,000 relating to the Business of Cody Energy or its Subsidiaries other than in the ordinary course of business consistent with past practice or as specifically provided in this Agreement;

     (f) other than as set forth in the Interim Operations Budget, any capital expenditures with respect to the Assets of Cody Energy or its Subsidiaries other than in the ordinary course of business consistent with past practices in excess of $200,000;

     (g)  any contract with any Shareholder or an affiliate of a Shareholder;

     (h) any change by Cody Energy in its accounting methods, principles or practices;

     (i) except for dividends by a subsidiary of Cody Energy to Cody Energy or another subsidiary of Cody Energy, any declaration, setting aside or payment of any dividends or distributions in respect of the equity interests in any subsidiary of Cody Energy, or any redemption, purchase or other acquisition by Cody Energy or any of its Subsidiaries of any of Cody Energy's securities or any of the securities of any subsidiary of Cody Energy;

     (j) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to directors, officers or employees of Cody Energy or its Subsidiaries;

     (k) any revaluation by Cody Energy or its Subsidiaries of any of their Assets, including the writing down of the value of inventory or the writing down or off of notes or accounts receivable, other than in the ordinary course of business and consistent with past practices;

     (l)  any increase in indebtedness for borrowed money;

     (m) any such event as would reasonably be expected to have a Cody Energy Material Adverse Effect; or

     (n) except as set forth in Section 4.07 of the Cody Disclosure Schedule, any Hedges which extend beyond June 30, 2001.

     (o) execution and delivery by Cody Energy or its Subsidiaries of any contract or commitment to do any of the foregoing.

     SECTION 4.08.  Absence of Litigation.  Except as set forth in Section 4.08
                    ---------------------
to the Cody Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the Knowledge of Cody Company, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the Knowledge of Cody Company, threatened against Cody Energy or any of its Subsidiaries or any Assets or rights of Cody Energy or any of its Subsidiaries (except for claims, actions, suits, litigation, proceedings, arbitrations or investigations which would not reasonably be expected to have a Cody Energy Material Adverse Effect), and neither Cody Energy nor any of its Subsidiaries is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of Cody Company, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Government Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters that would not reasonably be expected to have a Cody Energy Material Adverse Effect.

     SECTION 4.09.  Environmental Matters.  Except for matters disclosed in
                    ---------------------
Section 4.09 to the Cody Disclosure Schedule, (i) the Assets, operations and activities of Cody Energy and its Subsidiaries are in compliance with all applicable Environmental Laws; (ii) Cody Energy and its Subsidiaries and the Assets and operations of Cody Energy and its Subsidiaries are not subject to any existing, pending or, to the Knowledge of Cody Energy, threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Entity under any Environmental Law; (iii) all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by Cody Energy or any of its Subsidiaries under any Environmental Law in connection with any aspect of the Business of Cody Energy or its Subsidiaries, including without limitation those relating to the treatment, storage, disposal or release of a hazardous substance, have been duly obtained or filed and will remain valid and in effect after the Merger (assuming (1) Acquiror makes no change in the name of Cody Energy or any of its Subsidiaries in which a permit, license or authorization is held, for which a filing may be required, and (2) Acquiror does not change the operator for properties to which a permit, license or authorization applies, for which consent to the transfer or reissuance may be required), and Cody Energy and its Subsidiaries are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations; (iv) Cody Energy and its Subsidiaries have satisfied and are currently in compliance with all financial responsibility requirements applicable to their operations and imposed by any Governmental Entity under any Environmental Law, and Cody Energy and its Subsidiaries have not received any notice of noncompliance with any such financial responsibility requirements; (v) to the Knowledge of Cody Energy there are no physical or environmental conditions existing on any Asset of Cody Energy or its Subsidiaries or resulting from Cody Energy's or such Subsidiaries' operations or activities that have not been in accordance with applicable law, at any location, that would give rise to any on-site or off-site remedial obligations imposed on Cody Energy or any of its Subsidiaries under any Environmental Laws; (vi) to the Knowledge of Cody Energy since the effective date of the relevant requirements of applicable Environmental Laws and to the extent required by such applicable Environmental Laws, all hazardous substances generated by Cody Energy and its Subsidiaries have been transported only by carriers authorized under Environmental Laws to transport such substances and wastes, and disposed of only at treatment, storage and disposal facilities authorized under Environmental Laws to treat, store or dispose of such substances and wastes; and (vii) to the Knowledge of Cody Energy there has been no exposure of any Person or property to hazardous substances or any pollutant or contaminant, nor has there been any unauthorized release of hazardous substances, or any pollutant or contaminant, into the environment by Cody Energy or its Subsidiaries or in connection with their Assets or operations, where such unauthorized release could reasonably be expected to give rise to any claim against Cody Energy or any of its Subsidiaries for damages or compensation. To Cody Company's Knowledge, except for matters disclosed in Section 4.09 to the Cody Disclosure Schedule, the operations of each third-party operator of any of Cody Energy or its Subsidiaries' Assets are in compliance with the terms of this
Section 4.09.

     SECTION 4.10.  Insurance.  Section 4.10 contains a complete and correct
                    ---------
list of all insurance coverages currently maintained by Cody Energy and its Subsidiaries. All such insurance policies are in full force and effect, and all premiums due thereon have been paid.

     SECTION 4.11.  Cody Energy Oil and Gas Properties.
                    ----------------------------------

     (a) Except for goods and other property sold, used or otherwise disposed of since the Balance Sheet Date, in the ordinary course of business, and except for the liens on the Oil and Gas Properties listed on Section 6.01(c) to the Cody Disclosure Schedule, which liens shall be released prior to Closing in accordance with Section 6.01(c), Cody Energy and its Subsidiaries have (i) Defensible Title in and to all the Wells, Units and Leases as to the Working Interests and Net Revenue Interests described in Schedule A and Schedule A-1
                                                 ----------     ------------
respectively, attached hereto as owned by Cody Energy and its Subsidiaries and
(ii) good and marketable title in and to all other Assets reflected in the Cody Energy Financial Statements as owned by Cody Energy and its Subsidiaries, free and clear of any Encumbrances except Permitted Encumbrances.

     (b) Cody Energy's interest in production from each Well, Unit or Lease entitles the holder thereof to receive not less than the Net Revenue Interest set forth therein with respect to such Well, Unit or Lease under the caption "Revenue Interest" or "NRI" without reduction during the life of such Well, Unit
 ----------------      ---
or Lease except as set forth in Schedule A and Schedule A-1 hereto, and
                                ----------     ------------
obligates the holder thereof to pay costs and expenses relating to each such Well, Unit or Lease in an amount not greater than the Working Interest set forth under the caption "Working Interest" or "WI" as set forth in Schedule A and
                   ----------------      --                  ----------
and Schedule A-1 hereto with respect to such Well, Unit or Lease, without
    ------------
increase over the life of such Well, Unit or Lease set forth in Schedule A and
                                                                ----------
Schedule A-1 hereto.
------------

     (c) As to Oil and Gas Properties operated by Cody Energy, and to the Knowledge of Cody Energy as to Oil and Gas Properties operated by third parties, all Leases and other agreements pursuant to which Cody Energy or any of its Subsidiaries leases or otherwise acquires or obtains operating rights affecting any real or personal property are in good standing, valid and effective, and all royalties, rentals and other payments and expenses due by Cody Energy or any of its Subsidiaries to any lessor of any such Leases have been timely paid by Cody Energy or its Subsidiaries. All major items of operating equipment of Cody Energy and its Subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted.

     (d) Except as specifically indicated on Section 4.11(d) to the Cody Disclosure Schedule and except for Hydrocarbon sales contracts with a term not greater than ninety (90) days, no Hydrocarbons produced from the Oil and Gas Properties of Cody Energy or its Subsidiaries are subject to a sales contract or other agreement relating to the marketing of Hydrocarbons, and no person has any call upon, option to purchase or similar rights with respect to such Oil and Gas Properties or the rights therefrom.

     (e) Cody Energy or its Subsidiaries has, and to the Knowledge of Cody Energy as to Oil and Gas Properties operated by third parties the operator has, the ability and right to obtain access to, produce, treat, transport, process, or otherwise market Hydrocarbons from the Wells, Units, Lands and Leases without the need for any additional agreements, and such rights are not dependent upon any assets transferred out of Cody Company, Cody Energy or its Subsidiaries.

     (f) Except for gas balancing agreements containing customary provisions, neither Cody Energy nor any of its Subsidiaries is obligated, by virtue of a prepayment arrangement, a "take or pay" arrangement, a production payment or any other arrangement, to deliver Hydrocarbons produced from the Oil and Gas Properties of Cody Energy and its Subsidiaries at some future time without then or thereafter receiving full payment therefor, and no take or pay credits must be provided before gas can be transported through any interstate carrier under FERC Order 500, et al, and there are no obligations on the Oil and Gas Properties under FERC Order 451. Except as set forth on Section 4.11(f) to the Cody Disclosure Schedule, there are no gas imbalances with respect to any of the Oil and Gas Properties of Cody Energy or its Subsidiaries.

     (g) Except as set forth in Section 4.07 of the Cody Disclosure Schedule, neither Cody Energy nor any of its Subsidiaries has entered into any Hedges which extend beyond June 30, 2001.

     (h) As to Oil and Gas Properties operated by either Cody Energy or its Subsidiaries, such entity has caused such Oil and Gas Properties to be maintained and operated in a reasonable and prudent manner in accordance with typical and customary standards of the oil and gas industry. Section 4.11(h) of the Cody Disclosure Schedule sets forth all suspense funds held by Cody Energy or its Subsidiaries for the account of a third party or an Affiliate that are associated with the Oil and Gas Properties.

     (i) Section 4.11(i) of the Cody Disclosure Schedule sets forth, as of the date set forth for each Well in such schedule, to the Knowledge of Cody Energy and for purposes of this representation such Knowledge is based on the information given to Cody Energy by third-party operators for all Wells not operated by Cody Energy, or its Subsidiaries, the Cody Payout Balances (as defined below) for each of the Wells set forth in Schedule A. "Cody Payout
                                                  ----------   -----------
Balances" means the status, as of the date of Cody Energy's calculations, of the
--------
recovery in the contract relating to a Well out of the revenue from such Well where the Net Revenue Interest of

Cody Energy or its Subsidiaries therein will be reduced or increased when such amount has been recovered.

     SECTION 4.12.  Cody Energy Intellectual Property.
                    ---------------------------------

     Each of Cody Energy and its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all trademarks, trade names, patents, service marks, copyrights, and any applications for such trademarks, trade names, patents, service marks and copyrights, know-how, computer software programs or applications and tangible or intangible proprietary information or material ("Intellectual Property") that are necessary to conduct the Business of
           ---------------------
Cody Energy and its Subsidiaries as currently conducted, including, without limitation, any seismic data or information used by Cody Energy and its Subsidiaries subject to such exceptions that, individually or in the aggregate, would not be reasonably likely to have a Cody Energy Material Adverse Effect.
Section 4.12 to the Cody Disclosure Schedule sets forth a list of each material agreement pursuant to which Cody Energy or its Subsidiaries licenses or has the right to use or acquire Intellectual Property (including, without limitation, seismic data or information) and any fees that would be due and payable with respect thereto as a result of the consummation of the Merger. No Person or entity has notified either Cody Energy or any of its Subsidiaries that their use of the Intellectual Property infringes on the rights of any Person or entity, and subject to such claims and infringements as do not, individually or in the aggregate, give rise to any liability on the part of Cody Energy and its Subsidiaries, that would be reasonably likely to have a Cody Energy Material Adverse Effect. To the Knowledge of Cody Energy, no Person is infringing on any right of Cody Energy or any of its Subsidiaries with respect to any such Intellectual Property. No claims are pending or, to the Knowledge of Cody Company, threatened that Cody Energy or any of its Subsidiaries is infringing upon the rights of any Person or entity with regard to any Intellectual Property that, individually or in the aggregate, would be reasonably likely to have a Cody Energy Material Adverse Effect.

     SECTION 4.13.  Material Contracts.  Except as set forth on Section 4.13,
                    ------------------
Cody Energy and each of its Subsidiaries is not a party to or bound by any lease, agreement or other contract or legally binding contractual right or obligation of a type described below (collectively, "Material Contracts"):
                                                     ------------------

     (a) Any employment or consulting contract that is not terminable at will without penalty by Cody Energy or any of its Subsidiaries;

     (b) Any indenture, mortgage, loan, credit, sale-leaseback or similar contract under which Cody Energy or any of its Subsidiaries has borrowed any money or issued any note, bond, indenture or other evidence of indebtedness for borrowed money, sold and leased back assets, or guaranteed indebtedness for money borrowed by others (including hedge, swap, exchange or similar contracts entered into in the ordinary course of business), whether or not reflected in the Cody Company Financial Statements;

     (c)  Any Contract:

          (i) for, or that contemplates, the future sale, lease, farmout or other disposition of any Lease, Wells or other property comprising its Assets;

          (ii) which constitutes a lease (other than a Lease or an interest therein) under which Cody Energy or any of its Subsidiaries is the lessor or lessee of real or personal property which lease cannot be terminated by Cody Energy or any of its Subsidiaries without penalty upon not more than thirty (30) calendar days notice;

          (iii) which constitutes a farmout agreement, participation agreement or other contract that will or reasonably may increase or decrease Cody Energy's or any of its Subsidiaries' Working Interest or Net Revenue Interest in any Lease or Wells from the Working Interest or Net Revenue Interest set forth in Schedule A and Schedule A-1 hereto, respectively, including any such increase
----------     ------------
or decrease resulting from any reversion, "back-in," "carried" interest arrangement, non-consent arrangement, conversion option or other similar provision; and

          (iv) other than agreements to which the Acquiror Companies or an affiliate of either is a party and overriding royalty interests owned by Cody Energy or any of its Subsidiaries with respect to which Cody Energy or any of its Subsidiaries does not have any unperformed obligations:

                 (A)  joint operating agreements;

                 (B)  exploration agreements;

                 (C)  participation agreements;

                 (D)  area of mutual interest agreements; and

                 (E)  agreements for the purchase of producing properties.

     (d) Any contract for the sale of any Asset (other than sales of Hydrocarbons production in the ordinary course of business consistent with past practices), other than Personal Property and Equipment which is being replaced, is worn out or is no longer necessary for the operation of the Wells;

     (e) Any contract (i) by which Cody Energy or any of its Subsidiaries is obligated to make future payments in excess of $100,000, and (ii) which is not entered into in the ordinary course of the conduct of its Business consistent with past practices;

     (f)  Any surety, performance or maintenance bond;

     (g) Any contract not terminable at will without penalty with any Shareholder or an Affiliate of any Shareholder;

     (h) Any plan, contract or arrangement providing for bonuses, pensions, deferred compensation, retirement plan payments, profit sharing, incentive pay or any other employee right or benefit; or

     (i) Other than a contract in which the Acquiror Companies or an Affiliate of either is a party, any contract that restricts the right of Cody Energy or any of its Subsidiaries to engage in any line of business.

     (j) Except as set forth Section 4.13(j) to the Cody Disclosure Schedule, each Contract listed or described on Section 4.13 which is material to the operation, use or enjoyment of Cody Energy's or any of its Subsidiaries' Assets or the conduct of its Business is valid and in full force and effect and are forms usual and customary in the industry with no unusual conditions, onerous provisions, or riders that could or would impair or limit the value of the Assets, except where it would not reasonably be expected to have a Cody Energy Material Adverse Effect.

     Except as set forth in the Cody Disclosure Schedule, Cody Energy and each of its Subsidiaries has performed all material obligations required to be performed through the date of this Agreement under the Material Contracts so listed or described and has not breached and is not in default thereunder (and to Cody Company's Knowledge, no event or occurrence exists which would, with or without the lapse of time, or the giving of notice, or both, constitute a breach or default thereunder) and to Cody Company's Knowledge the other Parties have not breached and are not in default thereunder (and no event or occurrence exists which would, with or without the lapse of time, or the giving of notice, or both, constitute such a breach or default thereunder).

     SECTION 4.14.  Oil and Gas Reserves.  Cody Energy has furnished Acquiror
                    --------------------
with a copy of an independent reserve report prepared by Netherland, Sewell & Associates containing estimates of Cody Energy's and its Subsidiaries' proved oil and gas reserves as of January 1, 2001, (the "Cody Reserve Report"). The
                                                  -------------------
factual, non-interpretive data on which the Cody Reserve Report was based was accurate at the time provided to Netherland, Sewell & Associates in all material respects and incorporates the following: (i) the interests owned by Cody Energy and its Subsidiaries at the time the Cody Reserve Report was prepared, (ii) reasonable estimates for periods prior to the date provided of the cost of operating the Oil and Gas Properties, (iii) historical production and cost data,
(iv) all tests and operations on Cody Energy's and its Subsidiaries' Oil and Gas Properties of which Cody Energy was aware as of the date of the Cody Reserve Report, (v) all capital costs reasonably expected by Cody Energy at such time to be necessary to operate and develop the Oil and Gas Properties described therein, and (vi) reasonable good faith estimates, as of the time provided, of projected future operating costs with respect to such Oil and Gas Properties.

     SECTION 4.15.  Tax Partnerships; Foreign Corporations. Except as disclosed
                    --------------------------------------
in Section 4.15 to the Cody Disclosure Schedule, none of Cody Energy's or any of its Subsidiaries' Assets constitutes either an interest in, or property of, an unincorporated organization that files a tax return as a partnership for federal income Tax purposes. None of Cody Energy and any of its Subsidiaries owns any interest in any controlled foreign corporation (as defined in section 957 of the Code), passive foreign investment company (as defined in section 1296 of the
Code) or other Entity the income of which is required to be included in the income of the Cody Energy or any of its Subsidiaries.

     SECTION 4.16.  Additional Drilling Obligations.  Except as set forth in
                    -------------------------------
Section 4.16 to the Cody Disclosure Schedule, there are no obligations of Cody Energy or any of its Subsidiaries (other than implied obligations under the Leases concerning protection from drainage and further development that is customary in the oil and gas industry) that require the drilling of additional Wells or other material development operations in order to earn or to continue to hold all or any portion of the Oil and Gas Properties, and Cody Energy and its

Subsidiaries have never been advised by a lessor of any requirements or demands to drill additional Wells on any of the Land included in their Assets (whether pursuant to any implied covenant to protect from drainage, further development, or otherwise), which requirements or demands have not been resolved.

     SECTION 4.17.  Wells.  To the Knowledge of Cody Energy, all Wells in which
                    -----
Cody Energy or any of its Subsidiaries has an interest have been located, drilled and completed on the Land in substantial accordance with all Laws applicable thereto.

     SECTION 4.18.  Receipt of Payments for Production.  Except as set forth in
                    ----------------------------------
Section 4.18 to the Cody Disclosure Schedule, Cody Energy and each of its Subsidiaries is currently receiving from all purchasers of production from the Wells or Leases in which Cody Energy or any of its Subsidiaries has an interest revenues not less than the Net Revenue Interest described in the Schedule A or
                                                                 ----------
Schedule A-1 with respect thereto without suspense or any indemnity other than
------------
the normal division order warranty of title. Cody Energy or any of its Subsidiaries is not delinquent with respect to its obligations to bear costs and expenses relating to the development of and operations of the Oil and Gas Properties.

     SECTION 4.19.  No Permits Required for Water Discharge.  Except for the
                    ---------------------------------------
permits set forth in Section 4.19 to the Cody Disclosure Schedule, to the Knowledge of Cody Energy, there are no permits required to be obtained by Cody Energy or any of its Subsidiaries to discharge water with respect to the operation of its Assets, other than Well permits obtained by Cody Energy or any of its Subsidiaries from the jurisdictions where the Well is located or the United States Environmental Protection Agency in connection with the normal drilling and operation of each Well.

     SECTION 4.20.  Facilities.  To the Knowledge of Cody Energy, (i) the
                    ----------
Facilities included in the Assets which are material to the operation thereof are in good working order, are in a state of good repair subject to ordinary wear and tear, and are suitable for the purposes for which such Facilities were constructed, obtained or are being used, (ii) Cody Energy and each of its Subsidiaries has acquired all material easements, rights of way, licenses, approvals and consents from appropriate property owners and all permits, licenses, approvals and consents from appropriate Governmental Entities necessary to access, construct, operate, maintain and repair the Facilities included in the Assets in compliance with all applicable Laws, and (iii) Cody Energy and each of its Subsidiaries is in compliance with all such easements, rights of way, permits, licenses, approvals, consents and Laws. Except for gathering systems for Cody Energy production associated with the Leases and a 15% non-operator interest in a dehydration and treatment facility associated with the Lopez Ranch Field, which has a value of less than $1 million, Cody Energy and its Subsidiaries do not own any downstream transportation or gas processing facilities.

     SECTION 4.21.  Wells to Be Plugged and Abandoned.  Except for the Wells set
                    ---------------------------------
forth in Section 4.21 to the Cody Disclosure Schedule, as to wells operated by Cody Energy or its Subsidiaries and to the Knowledge of Cody Energy as to Wells operated by third parties, there are no Wells that: (i) Cody Energy or any of its Subsidiaries is currently obligated by Law or contract to plug and abandon;
(ii) Cody Energy or any of its Subsidiaries would be obligated by Law or contract to plug and abandon with the lapse of time or upon notice or both because such Wells are not currently capable of producing Hydrocarbons in commercial quantities; (iii) are subject to exceptions to a requirement to plug and abandon issued by a Governmental Authority having jurisdiction over its Assets; or (iv) have been plugged and abandoned in a manner that does not comply with all applicable requirements of each Governmental Entity having jurisdiction over its Assets.

     SECTION 4.22.  Rights of First Refusal. Except as set forth in Section 4.22
                    -----------------------
to the Cody Disclosure Schedule or pursuant to this Agreement, no rights of first refusal, preemptive rights of purchase or similar rights exist with respect to Cody Energy's or any of its Subsidiaries' Assets whereby any Person, other than Acquiror has the right to acquire or purchase all or any portion of such Assets.

     SECTION 4.23.  Consents to Assign; Preferential Purchase Rights. There are
                    ------------------------------------------------
no consents to assign related to the Oil and Gas Properties that would be required in connection with the Merger. There are no preferential purchase rights or (with respect to the Oil and Gas Properties operated by Cody Energy or its Subsidiaries) change in operator provisions related to the Oil and Gas Properties that would be triggered by the Merger.

     SECTION 4.24.  Tax Sharing Agreements. Neither Cody Energy nor any of its
                    ----------------------
Subsidiaries is a party to any agreements relating to the indemnity, allocation or sharing of Taxes.

     SECTION 4.25.  Tax Matters. Except for matters disclosed in Section 4.25 to
                    -----------
the Cody Disclosure Schedule:

     (a) Cody Energy and its Subsidiaries have filed all Returns required to have been filed by Cody Energy and its Subsidiaries, and have paid all Taxes shown thereon as owing, except for the portion of such Taxes being contested in good faith;

     (b) The amount of Cody Energy's and its Subsidiaries' liabilities for any Taxes due and unpaid at the Closing Date will not exceed the amounts provided therefor in any interim pro forma balance sheet or the Cody Company Closing Balance Sheet;

     (c) There are no waivers or extensions of any statute of limitations in effect with respect to the assessment or collection of any Tax of Cody Energy or any of its Subsidiaries;

     (d) All Taxes that Cody Energy and its Subsidiaries have been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper Governmental Entity, and Cody Energy and its Subsidiaries have complied and is in compliance with all applicable laws, rules and regulations relating to the payment, withholding and information reporting requirements relating to any taxes required to be collected or withheld;

     (e) There is no action, suit, proceeding, investigation, audit, claim or assessment pending or to Cody Energy's Knowledge proposed with respect to any liability for Tax or with respect to any Tax Return for which Cody Energy or any of its Subsidiaries could be liable;

     (f) Any Tax sharing agreements to which Cody Energy or any of its Subsidiaries are subject will terminate on or prior to the Closing Date, and Cody Energy and each of its Subsidiaries are not a party to any similar arrangement with any other party and has no current contractual obligation to indemnify any other person or entity with respect to Taxes;

     (g) No Governmental Entity in a jurisdiction where Cody Energy or any of its Subsidiaries have not filed Returns has made any claim, assertion or threat that Cody Energy or any of its Subsidiaries are or may be subject to taxation by such jurisdiction;

     (h) Cody Energy and each of its Subsidiaries have not made any payments, is not obligated to make any payments, and is not a party to any agreement or other arrangement that could obligate it to make any payments that would not be deductible under Section 280G of the Code;

     (i) Cody Energy and each of its Subsidiaries have not made an election or filed a consent under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Cody Energy;

     (j) Cody Energy and each of its Subsidiaries have not been a member of an affiliated group filing a consolidated federal income tax return, other than the group the common parent of which was Cody Energy, and Cody Energy and each of its Subsidiaries do not have any liability as a transferee or successor, by agreement or otherwise, for the taxes of any Person (other than Cody Energy) under Treasury Regulation Section 1.1502-6 promulgated under the Code, or any similar provision of state, local or foreign tax law;

     (k) Cody Energy and each of its Subsidiaries have disclosed on its tax returns all positions taken therein that could give rise to a substantial understatement of tax within the meaning of Section 6662 of the Code or any similar provision of state, local or foreign tax law;

     (l) Cody Energy and each of its Subsidiaries have not executed or entered into (and prior to the close of business on the Closing Date will not execute or enter into) with the Internal Revenue Service (the "IRS") or any other taxing
                                                    ---
authority any closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof or any similar provision of state, local or foreign tax law that relates to the assets or operations of Cody Energy or any of its Subsidiaries.

     (m) The statements contained in Section 1.06(e) are true, correct and complete.

     SECTION 4.26.  Non-Producing Leases. Cody Energy or its Subsidiaries have
                    --------------------
Defensible Title to the non-producing Leases described in Schedule A-1, as of June 1, 2001, except as lease ownership may be changed by activities performed in accordance with the Interim Operations Budget. Cody Company expressly disclaims and makes no warranty or representation concerning Net Revenue Interests or the amount of reserves contained in the non-producing Leases.

     SECTION 4.27.  Severance Tax Refunds. With regard to certain Texas
                    ---------------------
severance tax refunds related to the Oil and Gas properties of Cody Energy and its Subsidiaries described on Section 4.27 to the Cody Disclosure Schedule, Cody Energy has:

     (a) paid or caused to be paid the severance taxes that give rise to the claim for severance tax refunds;

     (b) timely filed amended Severance Tax Reports covering all periods that give rise to the claimed severance tax refunds;

     (c) properly filed "Texas Request for Approval of High Cost Gas Exemption or Reduced Tax Rate" on Form AP-180 ("Form AP-180") for the properties described
                                      ------------
on Section 4.27 to the Cody Disclosure Schedule, that entitle Cody Energy or its Subsidiaries to the claimed severance tax refunds;

     (d) received all proper certifications from the Texas Railroad Commission that qualify the properties described on Section 4.27 to the Cody Disclosure Schedule, and identified on the various Form AP-180's, for the severance tax refunds requested in the Form AP-180's;

     (e) received from the Texas Comptroller's office approval of all Form AP-180's filed with the Texas Comptroller's office; and

     (f) sufficient Net Revenue Interest in the oil and gas properties described on Section 4.27 to the Cody Disclosure Schedule and covered by the Form AP-180's to entitle Cody Energy or its Subsidiaries to the severance tax refunds requested in the Form AP-180's.

                                   ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF ACQUIROR COMPANIES

     The Acquiror Companies represent and warrant to Cody Company that the statements contained in this Article V are true and correct, except as set forth in the disclosure schedule delivered by the Acquiror Companies to Cody Company on or before the date hereof (the "Acquiror Disclosure Schedule"). The Acquiror
                                   ----------------------------
Disclosure Schedule is arranged corresponding to the sections contained in this Agreement; however, each item set forth in the Acquiror Disclosure Schedule constitutes disclosure or qualification with respect to each section in this Agreement to which such item may apply.

     SECTION 5.01.  Organization; Good Standing. Each of the Acquiror Companies
                    ---------------------------
is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not reasonably be expected to have an Acquiror Material Adverse Effect. As of the date of this Agreement, except as set forth in the SEC Documents, as defined below, filed prior to the date hereof, or as set forth in Section 5.01 to the Acquiror Disclosure Schedule, neither Acquiror nor any of its Subsidiaries owns any equity interest in any partnership or joint venture arrangement or business entity that is material to the financial condition, results of operations or business of Acquiror, excluding securities in any publicly traded company held for investment by Acquiror and comprising less than 5% of the outstanding stock of such company and any interests owned by Acquiror or its Subsidiaries in oil and gas properties pursuant to joint operating, participation or similar type agreements. All of the issued and outstanding stock of Merger Sub is owned directly by Acquiror and Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement.

     SECTION 5.02.  Charter and Bylaws. Acquiror has heretofore made available
                    ------------------
to Cody Company a complete and correct copy of the charter and bylaws, as amended or restated, of each of the Acquiror Companies in each case as amended to the date of this Agreement. Each of such documents is in full force and effect. None of the Acquiror Companies is in violation of any of the provisions of its charter or any material provision of its bylaws.

     SECTION 5.03.  Capitalization.
                    --------------

     (a) As of June 11, 2001, the authorized capital stock of Acquiror consists of (i) 40,000,000 shares of Acquiror Class A Common Stock, of which (1) 29,590,003 shares were issued and outstanding, (2) 302,600 shares were held in treasury by Acquiror and (3) 2,536,643 shares were reserved for future issuance pursuant to various long term incentive plans; (ii) 800,000 shares of Class B Common Stock, of which no shares were issued and outstanding; and (iii) 5,000,000 shares of preferred stock ("Acquiror Preferred Stock"), of which no
                                      ------------------------
shares were issued and outstanding. Except as described in this Section 5.03 or in Section 5.03(a) of the Acquiror Disclosure Schedule, as of June 11, 2001, no shares of capital stock of Acquiror are reserved for any purpose. Each of the outstanding shares of capital stock of, or other equity interests in, Acquiror is duly authorized, validly issued, and, in the case of shares of capital stock, fully paid and nonassessable, and has not been issued in violation of (nor are any of the authorized shares of capital stock of, or other equity interests in, such entities subject to any preemptive or similar rights created by statute, the charter or bylaws (or the equivalent organizational documents) of Acquiror, or any agreement to which Acquiror is a party or bound, and such outstanding shares or other equity interests owned by Acquiror are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on Acquiror's voting rights, charges or other encumbrances of any nature whatsoever.

     (b) As of the date of this Agreement, except as disclosed in the SEC Documents filed prior to the date of this Agreement, or as set forth in Section 5.03(a) above or in Section 5.03(b)(i) to the Acquiror Disclosure Schedule, there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character to which Acquiror is a party relating to the issued or unissued capital stock of Acquiror or obligating Acquiror to grant, issue or sell any shares of the capital stock of Acquiror, by sale, lease, license or otherwise. As of the date of this Agreement, except as disclosed in the SEC Documents filed prior to the date of this Agreement, or as set forth in Section 5.03(b)(ii) to the Acquiror Disclosure Schedule, there are no obligations, contingent or otherwise, of Acquiror to (i) repurchase, redeem or otherwise acquire any shares of Acquiror Common Stock or other capital stock of Acquiror; or (ii) (other than advances to, or guarantees on behalf of, Subsidiaries in the ordinary course of business) provide material funds to, or make any material investment in (in the form of a loan, capital contribution or otherwise). As of the date of this Agreement, except as disclosed in the SEC Documents filed prior to the date of this Agreement, or as described in Section 5.03(b)(iii) to the Acquiror Disclosure Schedule or pursuant to the terms of this Agreement, Acquiror (x) does not directly or indirectly own, (y) has not agreed to purchase or otherwise acquire or (z) does not hold any interest convertible into or exchangeable or exercisable for, 5% or more of the capital stock of any corporation, partnership, joint venture or other business association or entity (other than the Subsidiaries of Acquiror set forth in Section 5.01 to the Acquiror Disclosure Schedule). As of the date of this Agreement, except as disclosed in the SEC Documents filed prior to the date of this Agreement, or as set forth in
Section 5.03(b)(iv) to the Acquiror Disclosure Schedule and except for any agreements, arrangements or commitments between Acquiror and its Subsidiaries or between such Subsidiaries, there are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any payment based on the revenues or earnings, or calculated in accordance therewith, of Acquiror or any of its Subsidiaries. As of the date of this Agreement, there are no voting trusts, proxies or other agreements or understandings to which Acquiror is a party or by which Acquiror is bound with respect to the voting of any shares of capital stock of Acquiror. As of the date of this Agreement, there are no bonds, debentures, notes or other indebtedness issued and outstanding having the right to vote with Acquiror's stockholders on any matter in respect of which Acquiror's stockholders are entitled to vote.

     (c) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock ("Merger Sub Common Stock"). As of the date of this Agreement,
               -----------------------
1,000 shares of Merger Sub Common Stock were issued and outstanding and held by Acquiror, all of which are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, Merger Sub's charter or bylaws or any agreement to which Merger Sub is a party or is bound.

     (d) The shares of Acquiror Common Stock to be issued pursuant to the Merger (i) will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Acquiror's charter or bylaws or any agreement to which Acquiror is a party or is bound, (ii) will, when issued, be issued in a transaction registered under the Securities Act of 1933, as amended (the "Securities Act") and be registered under the Securities
                       --------------
Exchange Act of 1934, as amended (the "Exchange Act") and registered or exempt
                                       ------------
from registration under applicable state securities or blue sky laws ("Blue Sky
                                                                       --------
Laws") and (iii) will be listed on the Exchange.
----

     (e) Acquiror has heretofore filed all statements, forms, reports and other documents with the SEC required to be filed pursuant to the Exchange Act, since January 1, 1998, and has delivered to the Shareholders copies of all such statements, forms, reports and other documents, including without limitation each Current Report on Form 8-K, proxy or information statement, Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC during such period (in the case of each such report, including all exhibits thereto) (the "SEC Documents"). The SEC Documents, as of
                                      -------------
their respective filing dates, complied as to form in all material respects with all applicable requirements of the Exchange Act and did not (as of their respective filing dates) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited consolidated financial statements, together with the notes thereto, of Acquiror included (or incorporated by reference) in the SEC Documents present fairly, in all material respects, the financial position of Acquiror and its consolidated Subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended in accordance with GAAP applied on a consistent basis (except as stated in such financial statements), subject in the case of the unaudited financial statements, to normal year-end audit adjustments.

     SECTION 5.04.  Authority. Each of the Acquiror Companies has all requisite
                    ---------
corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of the Acquiror Companies and the consummation by each of the Acquiror Companies of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of any of the Acquiror Companies are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Acquiror Companies and, assuming the due authorization, execution and delivery thereof by Cody Company, constitutes the legal, valid and binding obligation of each of the Acquiror Companies, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other statutes or rules of law affecting the rights and remedies of creditors and secured parties generally and general principles of equity, regardless of whether applied in proceedings in equity or at law.

     SECTION 5.05.  No Conflict; Required Filings and Consents.
                    ------------------------------------------

     (a) The execution and delivery of this Agreement by each of the Acquiror Companies do not, and the consummation of the transactions contemplated hereby will not (i) conflict with or violate the charter or bylaws, or the equivalent organizational documents, in each case as amended or restated, of the Acquiror Companies, (ii) conflict with or violate any Laws applicable to the Acquiror Companies or by which any of their respective properties is bound or subject, or
(iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or an encumbrance on any of the properties or assets of the Acquiror Companies pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which either of the Acquiror Companies is a party or by or to which either of the Acquiror Companies or any of their respective properties is bound or subject, except for any such conflicts or violations described in clause (ii) or breaches, defaults, events, rights of termination, amendment, acceleration or cancellation or liens or encumbrances described in clause (iii) that would not reasonably be expected to have an Acquiror Material Adverse Effect.

     (b) The execution and delivery of this Agreement by each of the Acquiror Companies do not, and the consummation of the transactions contemplated hereby will not, require any of the Acquiror Companies to obtain any consent, license, permit, approval, waiver, authorization or order of, or to make any filing with or notification to, any Governmental Entities, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the HSR Act, and the filing and recordation of appropriate merger documents as required by Colorado Law, and (ii) where the failure to obtain such consents, licenses, permits, approvals, waivers, authorizations or orders, or to make such filings or notifications, would not, either individually or in the aggregate, prevent any of the Acquiror Companies from performing its obligations under this Agreement and would not reasonably be expected to have an Acquiror Material Adverse Effect.

     SECTION 5.06.  Absence of Certain Changes or Events. Except as disclosed in
                    ------------------------------------
the SEC Documents or as disclosed to Cody Company by Acquiror in a writing that makes express reference to this Section 5.06 prior to the Closing Date, since January 1, 2001, Acquiror and its Subsidiaries have conducted their respective Businesses only in the ordinary course, and no event or circumstance has arisen or exists that individually or in the aggregate would reasonably be expected to have an Acquiror Material Adverse Effect.

     SECTION 5.07.  Absence of Litigation. Except as disclosed in the SEC
                    ---------------------
Documents filed prior to the date of this Agreement or as set forth in Section
5.07 to the Acquiror Disclosure Schedule, there is no claim, action, suit, litigation, proceeding, arbitration or, to the Knowledge of Acquiror, investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or, to the Knowledge of Acquiror, threatened against Acquiror or any properties or rights of Acquiror (except for claims, actions, suits, litigation, proceedings, arbitrations or investigations which would not reasonably be expected to have an Acquiror Material Adverse Effect), and Acquiror is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of Acquiror, continuing investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders, except for matters that would not reasonably be expected to have an Acquiror Material Adverse Effect.

     SECTION 5.08.  No Vote Required. No vote of the holders of any class or
                    ----------------
series of Acquiror capital stock is necessary to approve the issuance of the Acquiror Common Stock in the Merger.

     SECTION 5.09.  Compliance With Laws.  Except as described in the SEC
                    --------------------
Documents, to Acquiror's Knowledge, Acquiror has conducted its business and operations in compliance with all applicable Laws, except where the failure to be in compliance would not reasonably be expected to have an Acquiror Material Adverse Effect.

     SECTION 5.10.  Brokers. No broker, finder or investment banker is entitled
                    -------
to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquiror Companies.

                                  ARTICLE VI
                                   COVENANTS

     SECTION 6.01.  Covenants of Cody Company.
                    -------------------------

     (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Cody Company agrees to cause Cody Energy and each of its Subsidiaries (except to the extent that Acquiror shall otherwise consent in writing) to carry on their operations with respect to the Interim Operations Budget and in the usual, regular and ordinary course of business in substantially the same manner as previously conducted, to pay their debts and Taxes when due and to pay or perform their other obligations when due (subject to good faith disputes over such debts, Taxes, or other obligations), and to the extent consistent with such operations, to use all reasonable efforts consistent with past practices and policies to preserve intact their present business and their relationships with customers, suppliers and others with whom they deal in the ordinary course of their business. Cody Company shall promptly notify Acquiror of any material event or occurrence not in the ordinary course of business of Cody Energy or its Subsidiaries. Except as expressly contemplated by this Agreement, the terms of
Section 1.06 of this Agreement, or as set forth in Section 6.01 to the Cody Disclosure Schedule (including, without limitation, the Asset Contribution, the Assumption and the Redemption Transaction, and in the case of Cody Energy, Cody Energy Pre-Closing Tax Distributions not in excess of Cody Energy Pre-Closing Tax Liabilities), Cody Company shall not (and shall not permit any of its Subsidiaries to), without the written consent of Acquiror:

          (i) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to such party;

          (ii) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

          (iii) Directly or indirectly solicit, encourage or entertain any other offers, inquiries, proposals for the purchase and sale of the Cody Company Common Stock or the business or substantially all of the assets of Cody Company or any of its Subsidiaries or of the assets of Cody Energy (other than the sale of Hydrocarbons in the ordinary course of business), or offer to provide information relating to the sale of the same to any one other than the Acquiror Companies and their representatives. Furthermore, neither Cody Company nor any of its Subsidiaries shall acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division;

          (iv) Except in accordance with the current terms of Cody Company's existing contracts, obligations or agreements set forth in Section 3.09 of the Cody Company Disclosure Schedule (a) materially increase or agree to increase the compensation payable or to become payable to its employees or officers, (b) grant any additional severance or termination pay to, or (except with respect to Cody Resources) enter into any employment or severance agreement with, any employees or officers, (c) enter into any collective bargaining agreement (other than as required by law or extensions to existing agreements in the ordinary course of business), (d) except to the extent required by applicable law, any Governmental Entity, or the terms of this Agreement, amend any Cody Benefit Plan (other than any amendment that does not materially increase Cody Company's (or any successor's) obligations under such Cody Benefit Plan or that does not provide additional material rights, including vesting rights, or benefits to any employee), or establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, or (e) pay any material benefit or amount not required by a plan or an arrangement as in effect on the date of this Agreement to any person;

          (v) Amend or propose to amend its Articles of Incorporation or Bylaws, except as contemplated by this Agreement;

          (vi) Incur, assume, guarantee or prepay any indebtedness for borrowed money, other than paying off the Wells Fargo Credit Facility and the SAB Position;

          (vii) Modify or terminate any of Cody's material contracts or waive or relinquish any right thereunder, other than any amendment to Cody Company's credit facility to reflect a redetermination of Cody Company's borrowing base thereunder and other than any modification, termination, waiver or relinquishment that is not adverse to Cody Company;

          (viii) Enter into any Hedges that extend beyond June 30, 2001;

          (ix) Make any material Tax election or settle or compromise any material Tax liability;

          (x) (a) make any expenditure related to the ownership or operation of the Oil and Gas Properties, in excess of $200,000 attributable to Cody Energy's interest for any single operation (any series of related operations will be considered a single operation) except as set forth on Schedule
                                                              --------
6.01(a)(x) (the "Interim Operations Budget"), (b) enter into any sale, lease,
----------       -------------------------
farm-out or similar disposition (except for the sale of hydrocarbons or personal property in the ordinary course of business) of any (1) proved reserves described on the Cody Reserve Report or (2) interests in properties (other than proved reserves, which are addressed by the preceding clause) without first granting Acquiror the option (to be exercised within ten days) to acquire such interests on the same terms as they are being offered to a third party or industry; provided that Cody Company shall have the right to relinquish any interest in such properties pursuant to elections not to participate in operations proposed by third parties under operating agreements or other applicable agreements so long as (to the extent allowed under such agreements) in each such case Cody Company has promptly offered Acquiror the option to participate for, and thereby acquire, Cody Company's interest in such operation and Acquiror has either affirmatively rejected such option or failed to respond in the manner provided for in such agreement within one-half of the response time required therein for Cody Company to respond to the proposing party (provided that in the event of a required response time of less than 48 hours, Cody Company shall use its reasonable best efforts to notify Acquiror at least 24 hours prior to the anticipated receipt of such notice), (c) enter into any material joint venture agreement, partnership agreement or similar agreement not in conjunction with acquisitions or capital expenditures contemplated in this Section 6.01(a)(x) or Section 6.01 to the Cody Company Disclosure Schedule, or (d) acquire or agree to acquire any assets (other than inventory, equipment and other similar items in the ordinary course of business); provided, however, neither Cody Company nor any of its Subsidiaries shall be permitted to enter into any transaction with any third party in which, to Cody Company's Knowledge, any officer or director of Cody Company has, directly or indirectly, any existing or prospective equity or other ownership interest or any other arrangement or understanding having the same economic effect, other than with respect to any company that is publicly traded on a national securities market or exchange (provided such ownership interest is less than 2 percent of such publicly traded company);

          (xi) Change any method of accounting or accounting practice by Cody Company or any of its Subsidiaries, except for any such change required by GAAP;

          (xii) Adopt a plan of complete or partial liquidation, dissolution or reorganization;

          (xiii) Waive, release, assign or settle any material rights, claims or pending or threatened material litigation matters;

          (xiv) Enter into any contract, agreement, arrangement or understanding that materially limits or otherwise materially restricts Cody Company or any of its Subsidiaries or any successor thereto, or that would, after the Effective Time, limit or restrict the Surviving Corporation and its affiliates (including Acquiror) or any successor thereto, from engaging in or competing in any line of business or in any geographic area (except for confidentiality agreements relating to specific prospects); or

          (xv) Take, or agree in writing or otherwise to take, any of the actions described in Section 6.01(i) through Section 6.01(xiv) above.

     (b) Cody Company, Cody Energy and the Shareholders acknowledge and understand that Acquiror may be required to obtain certain information prior to and following the Closing relating to the business of Cody Company and its Subsidiaries, including, but not limited to, audited or unaudited financial statements of Cody Company and its Subsidiaries, and to disclose such information in registration statements and other documents filed with the SEC or in disclosure documents delivered to investors in connection with certain securities offerings required in order to be in compliance with federal or applicable state securities laws. Cody Company and the Shareholder Representative agree, at Acquiror's cost and expense, to cooperate fully and promptly, and to cause their affiliates, accountants, counsel, reserve engineers and other agents and representatives to cooperate fully and promptly, with Acquiror in connection therewith. The Shareholders agree to provide information requested by the Shareholder Representative, and otherwise cooperate with the Shareholder Representative on a timely basis, so that the Shareholder Representative can fulfill its obligation to cooperate with Acquiror as provided in this Section 6.01(b).

     (c) At or prior to the Closing, Cody Company shall: (i) pay all outstanding balances and fees (including, but not limited to, termination fees and penalties) under that certain Credit Agreement dated July 30, 1999, as amended, between Cody Energy and Wells Fargo Bank Texas, N.A. (the "Wells Fargo
                                                                    -----------
Credit Facility") or such other credit facility or loan of Cody Company, Cody
---------------
Energy, or any of their Subsidiaries, which exists at the Closing, (ii) terminate the Wells Fargo Credit Facility or any other such credit facility or loan of Cody Company, Cody Energy, or any of their Subsidiaries, existing at the Closing, and (iii) deliver to Acquiror fully executed releases (the "Releases")
                                                                     --------
of the liens and encumbrances created under the Wells Fargo Credit Facility or any other such credit facility or loan of Cody Company, Cody Energy, or any of their Subsidiaries existing at the Closing, in recordable form, of the Oil and Gas Properties listed on Schedule 6.01(c) or otherwise.
                         ----------------

     (d) Promptly after the execution of this Agreement, Cody Company shall provide or make available to Acquiror (i) all non-privileged internal and external environmental audits and studies and all non-privileged correspondence on substantial environmental matters in the possession of Cody Energy or its Subsidiaries relating to any of the current or former operations of Cody Energy or its Subsidiaries, (ii) all employment agreements with Cody Energy or its Subsidiaries; (iii) all agreements with consultants of Cody Energy or its Subsidiaries; (iv) all non-competition agreements with Cody Energy or a subsidiary executed by officers of Cody Energy; (v) all plans, programs, agreements and other arrangements of Cody Energy or its Subsidiaries with or relating to its directors, and (vi) correct and complete copies of all Cody Benefit Plans (including a detailed written description of any Cody Benefit Plan that is unwritten, including a description of eligibility criteria, participation, vesting, benefits, funding arrangements and assets) and, with respect to each Cody Benefit Plan, a copy of each of the following, to the extent applicable: (A) the most recent favorable determination letter, (B) materials submitted to the Internal Revenue Service in support of a pending determination letter request, (C) the most recent letter issued by the Internal Revenue Service recognizing tax execption, (D) each insurance contract, trust agreement, or other funding vehicle, (E) the three most recently filed Forms 5500 plus all schedules and attachments, (F) the three most recent actuarial valuations, and (G) each summary plan description or other general explanation or communication distributed or otherwise provided to employees with respect to each Cody Benefit Plan during the past three years that describes the terms of the Cody Benefit Plan. With respect to materials described in clauses (ii),
(iii), (iv), and (v) above, disclosure requirements shall be limited by applicable confidentiality and non-disclosure provisions of such materials.

     SECTION 6.02.  Covenants of Acquiror.  During the period from the date of
                    ---------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Acquiror agrees as to itself and each of its Subsidiaries (except to the extent that Cody Company shall otherwise consent in writing) to carry on its operations in the usual, regular and ordinary course of business in substantially the same manner as previously conducted, to pay its debts and Taxes when due and to pay or perform its other obligations when due (subject to good faith disputes over such debts, Taxes, or other obligations), and to the extent consistent with such business, to use all reasonable efforts consistent with past practices and policies to preserve intact its present business. Acquiror shall promptly notify Cody Company of any material event or occurrence not in the ordinary course of business of Acquiror. Except as expressly contemplated by this Agreement or as set forth in Section 6.02 to the Acquiror Disclosure Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Acquiror shall not (and shall not permit any of its Subsidiaries to), without the written consent of Cody Company:

     (a) Declare or pay any dividends, other than regularly scheduled dividends, as applicable, or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

     (b) Issue shares of the Acquiror Common Stock in connection with any acquisition of equity interests or assets that would reasonably be expected to adversely affect the ability of Acquiror to consummate or would reasonably be expected to otherwise materially delay the Merger;

     (c) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, shares of its capital stock, or securities convertible into shares of its capital stock, in excess of 5,000,000 shares, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue in excess of such number of shares or other convertible securities, other than the issuance of shares of the Acquiror Common Stock pursuant to the exercise of options outstanding on the date of this Agreement and referred to in Section 5.03, in accordance with their current terms;

     (d)  Amend or propose to amend its Articles of Incorporation or Bylaws;

     (e) Enter into any agreement to sell, transfer or otherwise dispose of, or purchase or otherwise acquire assets of any business that generated net revenues or net income in the most recently completed fiscal year constituting or that is compromised of net assets having a net book value equal to 25 percent or more of the consolidated net revenue or net income of Acquiror for its most recently completed fiscal year, or the consolidated net assets of Acquiror, as applicable, by merger, consolidation, transfer or acquisition of shares of capital stock or otherwise;

     (f) Adopt a plan of complete or partial liquidation, dissolution or reorganization; or

     (g) Take, or agree in writing or otherwise to take, any of the actions described in Section 6.02(a) through Section 6.02(f) above.

     SECTION 6.03.  Intentionally Omitted.
                    ---------------------

     SECTION 6.04.  Access and Information.
                    ----------------------

     (a) Cody Company shall, and shall cause its Subsidiaries to (i) afford to Acquiror and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Acquiror Representatives") reasonable access
                                    ------------------------
at reasonable times, upon not less than 48 hours' notice, to the officers, employees, accountants, consultants, legal counsel, agents, properties, offices and other facilities of Cody Company and its Subsidiaries (Cody Company agrees to cause such officers, employees, accountants, consultants, and legal counsel to cooperate fully with such Acquiror Representatives) and to the books and records thereof and (ii) furnish promptly to Acquiror and the Acquiror Representatives such information concerning the business, assets, contracts, records and personnel of Cody Company and its Subsidiaries (including, without limitation, financial, operating and other data and information) as may reasonably be requested from time to time by Acquiror. Any investigation undertaken pursuant to this Section 6.04(a) shall be at Acquiror's sole risk and expense.

     (b) Acquiror shall, and shall cause its Subsidiaries to (i) afford to Cody Company and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, the "Cody
                                                              ----
Representatives") reasonable access at reasonable times, upon not less than 48
---------------
hours' notice, to the officers, employees, accountants, consultants, legal counsel, agents, properties, offices and other facilities of Acquiror and its Subsidiaries (Acquiror agrees to cause such officers, employees, accountants, consultants, legal counsel, and agents to cooperate fully with the Cody Representatives) and to the books and records thereof and (ii) furnish promptly to Cody Company and the Cody Company Representatives such information concerning the business, assets, properties, contracts, records and personnel of Acquiror and its Subsidiaries (including, without limitation, financial, operating and other data and information) as may reasonably be requested from time to time by Cody Company. Any investigation undertaken pursuant to this Section 6.04(b) shall be at Cody Company's sole risk and expense.

     (c) Notwithstanding the foregoing provisions of this Section 6.04, neither Party shall be required to grant access or furnish information to the other Party to the extent that such access or the furnishing of such information is prohibited by law. No investigation by the Parties hereto made heretofore or hereafter shall affect the representations and warranties of the Parties which are herein contained and each such representation and warranty shall survive such investigation.

     (d) The information received pursuant to Section 6.04(a) and (b) shall be deemed to be "Confidential Information" for purposes of any confidentiality
              ------------------------
agreement entered into between Acquiror or any of its Affiliates and Cody Company or any of its Affiliates that is related to the transactions contemplated hereby (the "Confidentiality Agreements").
                          --------------------------

     (e) At any time prior to the Closing, upon written notice from Acquiror, Cody Company shall cause Cody Energy to pay transfer fees, in the amounts and to such parties as directed by Acquiror, in order to accomplish such transfer of seismic license agreements and other agreements concerning Intellectual Property as Acquiror may direct.

                                  ARTICLE VII
                        TITLE AND ENVIRONMENTAL REVIEWS

     SECTION 7.01.  Notice of Title Defects. In connection with Acquiror's due
                    -----------------------
diligence review conducted prior to Closing, Acquiror may give Cody Company notice (a "Defect Notice") of any Title Defect. Such Defect Notice shall comply
           -------------
with the following:

     (a) Such Defect Notice must be received by Cody Company on or before 5:00 P.M. (Denver time) on July 24, 2001, or if the Closing is postponed by Acquiror pursuant to Section 1.02, not later than 5:00 P.M. (Denver time) on the date seven days before the Postponement Date (as applicable, the "Notice Deadline").
                                                             ---------------

     (b) Such Defect Notice shall be in writing and shall include the following: (i) a description of each Asset that is affected by the Title Defect (a "Defective Interest"); (ii) the basis for treating such Asset as a Defective
    ------------------
Interest and copies of supporting documents reasonably necessary for Cody Company to verify the existence of such asserted Title Defect; (iii) the Allocated Value (as defined below) of the affected Asset; and (iv) Acquiror's good faith estimate of the amount by which the Allocated Value of a Defective Interest has been reduced by the Title Defect (the "Defect Value") (calculated
                                                    ------------
pursuant to Section 7.01(c)).

     (c) In determining which portion of an Asset is a Defective Interest, the Defect Value may not exceed the Allocated Value of the Asset and shall be determined by the parties in good faith taking into account all relevant factors, including without limitation, the following:

          (i)   The Allocated Value of the affected property;

          (ii) As to the Well, Lease and Unit interests, the potential for or actual reduction in the NRI of the Defective Interest, or the potential for or actual increase in the WI to the extent such increase is not accompanied by a corresponding increase in NRI;

          (iii) The legal effect of the Title Defect and whether applicable limitations periods regarding such Title Defect have run; and

          (iv) If the Title Defect is a lien or encumbrance on the property, the cost of removing such lien or encumbrance.

     SECTION 7.02.  Remedy for Title Defects.
                    ------------------------

     (a) Subject to Section 7.01, if an Asset is a Defective Interest the Merger Consideration with regard to such Defective Interest will be reduced at Closing by the Defect Value asserted by Acquiror in its Defect Notice related thereto, unless (i) the basis for treating such Asset as a Defective Interest
         ------
has been removed by Cody Company at its sole cost and expense prior to Closing,
(ii) Acquiror agrees to waive the relevant Title Defect, (iii) Cody Company elects to cure the relevant Title Defect not less than 90 days after the Closing, in which case the Merger Consideration shall be reduced at Closing by the Defect Value asserted by Acquiror in its Defect Notice as set forth in
Section 7.02(b), (iv) Cody Company elects to have Cody Energy assign the affected Asset to Cody Resources at or prior to the Closing, in which case the Merger Consideration shall be reduced at Closing by the Allocated Value of such Asset, or (v) Cody Company and Acquiror agree to an adjustment to the Merger Consideration with regard to such Title Defect. If Cody Company disputes such Defect Value, the Merger Consideration shall be reduced at the Closing by the Defect Value asserted by Acquiror in its Defect Notice related thereto, but Cody Company may submit the issue of the appropriate reduction in the Merger Consideration for such Defective Interest to the dispute resolution provisions of Article XI. If Cody Company elects to assign a Defective Interest to Cody Resources pursuant to clause (iv) of this Section, Acquiror shall have the right to negate such election by agreeing before Closing to waive the relevant Title Defect pursuant to clause (ii) of this Section. Any adjustment to the Merger Consideration pursuant to this Section 7.02(a) is referred to herein as a "Defect Adjustment."
                                                             -----------------

     (b) If Cody Company elects to cure a Title Defect after the Closing pursuant to Section 7.02(a)(iii), the Merger Consideration shall be reduced at Closing by the amount of the Defect Value asserted by Acquiror in its Defect Notice for such Title Defect. If such Title Defect is cured on or before 90 days after Closing, within 10 business days after Acquiror's receipt of curative materials removing the Title Defect in a manner acceptable to Acquiror, in its reasonable discretion, based on the standards for a Title Defect set forth in this Agreement. Acquiror shall pay to the Shareholder Representative the Defect Value with respect to such Title Defect plus interest on such amount at the Applicable Rate from the Closing Date to the date of payment. If the parties dispute the adequacy of Cody Company's curative material, the issue of whether such Title Defect has been cured shall be resolved under Article XI, which dispute resolution mechanism must be invoked by the Shareholder Representative within 10 business days after receipt of written notice ("Cure Objection
                                                          --------------
Notice") from Acquiror that the curative materials did not cure the Title
------
Defect, which Acquiror must deliver within 20 business days after receipt of such curative materials. If Acquiror does not timely deliver the Cure Objection Notice, Acquiror shall be deemed to have accepted the cure as removing the Title Defect. If the Shareholder Representative does not invoke the dispute resolution process within the 10-day period after receipt of the Cure Objection Notice, the Shareholders shall be deemed not to have cured such Title Defect. If the Title Defect is not cured within the 90-day period, the Defect Val ue with regard to such Title Defect shall be retained by Acquiror. For purposes of this post-closing curative procedure, Acquiror shall cooperate with the Shareholder Representative in performing necessary actions for the Shareholders, which shall be carried out after Closing by Cody Energy Employees to the extent reasonably possible at no cost or expense to the Shareholders, but any third party out of pocket expenses for such curative actions shall be the obligation of the Shareholders.

     SECTION 7.03.  Interest Additions. Promptly on discovery, Acquiror or Cody
                    ------------------
Company, whichever is the discovering party, shall notify the other of any interest that would be an Asset hereunder, but that is not described in Schedule
                                                                        --------
A or Schedule A-1 hereto, including any interest that entitles Cody Energy or
-    ------------
any of its Subsidiaries to receive more than the NRI set forth in Schedule A or
                                                                  ----------
Schedule A-1 hereto, obligates Cody Energy or any of its Subsidiaries to bear
------------
costs and expenses in an amount less than the WI set forth in Schedule A or
                                                              ----------
Schedule A-1 hereto, or any interest that entitles Cody Energy or any of its
------------
Subsidiaries to more than the net acreage figures for non-producing Leases described in Schedule A-1 (collectively, "Interest Additions"). The party who
             ------------                 ------------------
discovers Interest Additions must give the other party written notice of Interest Additions as soon as possible, but in no event later than on or before the Notice Deadline. This notice must be in writing and must include (a) a description of each Interest Addition, (b) the basis for each Interest Addition,
(c) the Allocated Value of the Asset affected by the Interest Addition, and (d) the value of the Interest Addition or the amount by which the notifying party, in good faith, estimates the Allocated Value of the Asset has been increased by the Interest Addition (the "Value of Interest Addition"). The Value of the
                            --------------------------
Interest Addition shall be determined by the parties in good faith taking into account all relevant factors (the "Interest Addition Adjustment"). If the
                                   ----------------------------
Parties fail to agree on an Interest Addition Adjustment, then the dispute resolution procedures of Article XI shall apply.

     SECTION 7.04.  Notice of Environmental Defects. In connection with
                    -------------------------------
Acquiror's due diligence review conducted prior to Closing, Acquiror may give Cody Company notice (an "Environmental Defect Notice") of any environmental
                         ----------------------------
condition, violation of Environmental Laws or the presence of hazardous substances (an "Environmental Defect") related to the assets of Cody Energy or
                --------------------
any assets of Cody Company existing as of the Effective Time other than the assets assigned to Cody Resources pursuant to the Assignment and Assumption Agreement. Notwithstanding the foregoing, any breach of the representations in
Article IV relating to (i) restoration or reclamation that does not involve a violation of Environmental Laws or the release or disposal of hazardous substances or other pollutants; (ii) plugging and abandonment liabilities that do not involve a violation of Environmental Laws; or (iii) employee health and safety, shall not be considered an Environmental Defect for purposes of any pre-closing adjustments to the Merger Consideration. Such Environmental Defect Notice shall be in writing, must be delivered by the Notice Deadline and shall include:

     (a) a description of each Asset that is affected by the Environmental Defect (an "Environmental Defective Interest");
            --------------------------------

     (b) sufficient detail to put Cody Company on reasonable notice of the nature of the Environmental Defect identified;

     (c) a description in reasonable detail of the investigation, removal, remediation or other action required to remedy the Environmental Defect (the "Cleanup") and a calculation of the amount necessary to carry out the Cleanup,
 -------
itemized in reasonable detail in accordance with the requirements of this
Section 7.04; and

     (d) if applicable, a statement of the amount of Losses or Liabilities likely to be incurred by Acquiror (or Cody Company) on account of the Environmental Defect, such amount to include the likely expense of defense in connection with any existing or probable third party action. The aggregate of claimed amounts in Section 7.04(c) and (d) is herein called the "Environmental
                                                                 -------------
Defect Value." The Environmental Defect Value shall be determined in accordance
------------
with the Lowest Cost Response applicable to such Environmental Defect and shall not include any internal costs of Acquiror associated with the Cleanup.

     To the extent Acquiror asserts an Environmental Defect or seeks indemnification for a breach of any of the representations in Section 4.09, the Acquiror shall have the right to conduct and control any Cleanup provided (i) it uses its good faith, commercially reasonable efforts to achieve the Lowest Cost Response and (ii) it provides the Shareholder Representative with the opportunity to: (A) review and comment upon any work plans for any Cleanup prior to finalization and implementation; (B) attend meetings with regulators concerning the Cleanup; and (C) have a representative present during the performance of any Cleanup.

     SECTION 7.05.  Remedy for Environmental Defects. If Cody Company receives
                    --------------------------------
an Environmental Notice on or before the Notice Deadline, Cody Company, at its option may elect to provide the remedy in either Section 7.05(a) or (b) below with respect to the Environmental Defect that is the subject of such notice, but each such remedy, and the aggregate of all remedies, shall be limited in accordance with Section 7.07. If Cody Company disputes such Environmental Defect Value the Merger Consideration shall be reduced by the

Environmental Defect Value asserted by Acquiror in its Environmental Defect Notice related thereto but Cody Company may submit the issue of the appropriate reduction in the Merger Consideration for such Environmental Defective Interest to the dispute resolution procedures of Article XI.

     (a) Subject to the limitations of Section 7.04, if Cody Company and Acquiror agree upon the amount of the Environmental Defect Value, the Merger Consideration shall be reduced by the agreed amount of the Environmental Defect Value.

     (b) If Cody Company and Acquiror are unable to agree on an adjustment to the Merger Consideration pursuant to Section 7.05(a), Cody Company may elect to have Cody Energy assign the affected asset to Cody Resources at or prior to Closing, in which case the Merger Consideration shall be reduced at Closing by the Allocated Value of such Asset (an "Exclusion Adjustment (Environmental)").
                                       -----------------------------------
If Cody Company elects to assign an Environmental Defective Interest to Cody Resources pursuant to Section 7.05(b), Acquiror shall have the right to negate such election by agreeing before Closing to waive the relevant Environmental Defect. Any adjustment to the Merger Consideration pursuant to this Section 7.05 is referred to herein as an "Environmental Adjustment."
                             -------------------------

     SECTION 7.06.  Defect Consultation. Prior to the Notice Deadline Acquiror
                    -------------------
agrees to take reasonable steps to keep Cody Energy informed as to the progress of Acquiror's title and environmental reviews and to consult with Cody Energy on title and environmental issues during such reviews.

     SECTION 7.07.  Limitations on Title and Environmental Defects.
                    ----------------------------------------------
Notwithstanding anything herein to the contrary, (a) an individual claim for a Title or Environmental Defect for which a Defect Notice or Environmental Defect Notice is given prior to the Notice Deadline shall only be subject for adjustment under this Article VII if the Defect Value or Environmental Defect Value with respect thereto exceeds $100,000 (the "Pre-Closing Defects
                                                  -------------------
Threshold"), and (b) there shall be no adjustment for any claims for Title or
---------
Environmental Defects pursuant to this Article VII unless and until the aggregate amount of Defect Values and Environmental Defect Values exceeds $2,000,000 (the "Pre-Closing Defects Deductible"). At such time as the aggregate
                 ------------------------------
amount of claims for Title and Environmental Defects under this Article VII exceeds the Pre-Closing Defects Deductible, Acquiror shall be entitled to adjustments determined in accordance with this Article VII to that portion of the Defect Value and Environmental Defect Value in excess of the Pre-Closing Defects Deductible. For purposes hereof, an individual claim for a Title Defect or Environmental Defect shall include all claims arising or resulting from, or associated or in connection with: (i) a single condition, event or occurrence or series of related conditions, events or occurrences or (ii) Title Defects attributable to a single third party (or such third party and any affiliate thereof) whether attributable to one Lease, Contract, condition, event or occurrence or multiple Leases or Contracts or series of related conditions, events or occurrences.

     SECTION 7.08.  Exclusive Remedy. Notwithstanding anything else in this
                    ----------------
Agreement to the contrary, this Article VII is the exclusive agreement and only remedy of the Parties with respect to each other under the terms of this Agreement with regard to (a) Title Defects and Environmental Defects for which a Defect Notice or Environmental Defect Notice has been given prior to the Closing, or (b) Interest Additions, even if some other provision of this Agreement by its terms would otherwise cover such matters.

     SECTION 7.09.  Allocated Value. For purposes of this Article VII, the value
                    ---------------
allocated to an Asset as set forth in Schedule 7.09 is referred to herein as the "Allocated Value" for that Asset. Defect Values and Environmental Defect Values shall be determined for Wells listed on Schedule A using the Allocated Values on
Schedule 7.09 and the WI and NRI figures set forth on Schedule A, and for proved undeveloped and proved nonproducing reserves shall use the Allocated Values on
Schedule 7.09 and the WI and NRI figures set forth on Schedule 7.09 for such reserves.

                                 ARTICLE VIII
                             ADDITIONAL AGREEMENTS

     SECTION 8.01.  Appropriate Action; Consents; Filings.
                    -------------------------------------

     (a) Cody Company and Acquiror shall each use, and shall cause each of their respective Subsidiaries to use, all commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement,
(ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Acquiror or Cody Company or any of their respective Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the Merger, (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act and the rules and regulations thereunder, and any other applicable federal or state securities laws, (B) the HSR Act, and (C) any other applicable Law, including without limitation Blue Sky Laws; provided that Acquiror and Cody Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the nonfiling party and its advisors prior to filings and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. Cody Company and Acquiror shall furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

     (b) Acquiror and Cody Company agree to cooperate with respect to, and shall cause each of their respective Subsidiaries to cooperate with respect to, and agree to use all commercially reasonable efforts vigorously to contest and resist, any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") of any Governmental Entity that is in effect and that restricts,
 -----
prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement, including, without limitation, by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action.

     (c) (i) Each of Cody Company and Acquiror shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and shall use, and cause their respective Subsidiaries to use, all commercially reasonable efforts to obtain any third party consents (A) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (B) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby, or (C) required to prevent a Cody Material Adverse Effect or a Cody Energy Material Adverse Effect from occurring prior to the Effective Time or an Acquiror Material Adverse Effect from occurring after the Effective Time.

          (ii) In the event that any party shall fail to obtain any third party consent described in subsection (c)(i) above, such party shall use all commercially reasonable efforts, and shall take any such actions reasonably requested by the other parties, to limit the adverse effect upon Cody Company and Acquiror, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

     (d)  Each of Acquiror and Cody Company shall promptly notify the other of
(i) any material change in its business, financial condition or results of operations, (ii) any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any Governmental Entities with respect to its business or the transactions contemplated hereby, (y) the institution or the threat of Material Litigation involving it or any of its Subsidiaries or (z) any event or condition that might reasonably be expected to cause any of its representations, warranties, covenants or agreements set forth herein not to be true and correct at the Effective Time. As used in the preceding sentence, "Material Litigation" means any case, arbitration or
                     -------------------
adversary proceeding or other matter which would have been required to be disclosed on the Cody Disclosure Schedule pursuant to Sections 3.08 and 4.08 or the Acquiror Disclosure Schedule pursuant to Section 5.07, as the case may be, if in existence on the date hereof, or in respect of which the legal fees and other costs to Cody Company or Acquiror (or their respective Subsidiaries), as the case may be, might reasonably be expected to exceed $[200,000] over the life of the matter.

     SECTION 8.02.  Rule 145 Compliance. Cody Company shall use all reasonable
                    -------------------
efforts to cooperate with Acquiror in complying with Rule 145 under the Securities Act.

     SECTION 8.03.  Public Announcements. Acquiror and Cody Company shall
                    --------------------
consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and, except as required by law, shall not issue any such press release or make any such public statement prior to such consultation.

     SECTION 8.04.  Stock Exchange Listing. Acquiror shall use commercially
                    ----------------------
reasonable efforts to cause the shares of Acquiror Common Stock to be issued in the Merger to be approved for listing (subject to official notice of issuance) on the Exchange prior to the Effective Time.

     SECTION 8.05.  Employees and Employee Benefits.
                    -------------------------------

     (a)  Cody Energy Employees.

          (i) Terminated Employees. Cody Energy shall terminate the employment of those Cody Energy employees designated by Acquiror on a written schedule delivered to Cody Energy not fewer than 7 business days prior to Closing (the "Terminated Employees"). Acquiror agrees as to itself and its Subsidiaries that
 --------------------
it will not violate any federal, state or local statute or ordinance prohibiting discrimination in employment or any regulations or administrative interpretations thereof in designating the employees of Cody Energy whose employment will be terminated by Cody Energy immediately prior to the Closing as provided in the preceding sentence. Termination of employment shall be effective immediately prior to Closing. Cody Energy shall pay the Terminated Employees for their accrued, but unused, vacation time as required by applicable law and in the ordinary course of business. Terminated Employees shall receive the payment to which they are entitled under the Transaction Bonus Plan or the Equity Appreciation Incentive Plan at Closing or as soon as administratively practicable after Closing and those Terminated Employees who are participants in the Supplemental Executive Retirement Plan shall receive payment of their benefit under such plan on the first day of the month following the Closing or as soon as administratively practicable thereafter. Payments under the Transaction Bonus Plan, Equity Appreciation Incentive Plan, and Supplemental Executive Retirement Plan shall be made only if all conditions for payment under such plans shall have been satisfied. Acquiror and Cody Energy shall cooperate to offer COBRA continuation coverage to the Terminated Employees under the Cody Energy group health plan. If Acquiror terminates the Cody Energy group health plan after Closing, any Terminated Employees and their covered dependents who have elected COBRA continuation coverage shall be offered COBRA continuation coverage under an Acquiror group health plan for the remainder of the applicable COBRA continuation period so long as Acquiror maintains any group health plan.

          (ii) Transition Employees. Acquiror in its discretion may engage some or all of the Terminated Employees to provide services to Acquiror on terms and conditions negotiated between Acquiror and such Terminated Employees prior to Closing. After Closing, Acquiror in its discretion may engage Terminated Employees, other former employees of Cody Energy or its subsidiaries, or current employees of Cody Energy or its subsidiaries to continue their service as temporary employees to aid in performing activities necessary to facilitate the transition of ownership of Cody Energy. Individuals described in this Section 8.05(a)(ii) shall be referred to as "Transition Employees". The Transition
                                     --------------------
Employees shall provide services to Acquiror on terms and conditions negotiated between Acquiror and such Transition Employees, and, unless Acquiror decides to the contrary, such Transition Employees will not be covered by either the benefit plans sponsored by Acquiror or the Cody Benefit Plans. Acquiror shall provide COBRA continuation coverage to those Transition Employees who lose coverage under the Cody Energy or Acquiror group health plan.

          (iii) Remaining Employees. As of the time immediately after Closing, all other individuals who are employed by Cody Energy and its subsidiaries immediately prior to Closing, whether or not actively at work, will remain employees of Cody Energy, as a wholly-owned subsidiary of Acquiror (the "Cody
                                                                         ----
Energy Employees"). Thereafter Cody Energy may terminate the employment of any
----------------
Cody Energy Employee in its sole discretion at any time. The Cody Energy Employees shall receive the amounts to which they are entitled under the Transaction Bonus Plan or the Equity Appreciation Incentive Plan at Closing or as soon as administratively practicable after Closing and those Cody Energy Employees who are participants in the Supplemental Executive Retirement Plan shall receive payment of their benefit under such plan on the first day of the month following the Closing or as soon as administratively practicable thereafter. Payments under the Transaction Bonus Plan, Equity Appreciation Incentive Plan, and Supplemental Executive Retirement Plan shall be made only if all conditions for payment under such plans shall have been satisfied.

     (b) Cody Energy Benefit Plans. Acquiror shall, or shall cause Cody Energy to, maintain the Cody Benefit Plans other than the plans specified on Schedule 8.05(d) (the "Cody Energy Benefit Plans") through the end of the calendar year in which Closing occurs, and the Cody Energy Employees shall continue their participation in such plans without interruption and without any diminution of benefits. Acquiror shall cause Cody Energy to make a payment under the Cody Energy Profit Sharing Program for the second quarter of 2001 equal to 2.4% of Cody Energy's net income for the first two quarters of 2001 and reduced by the amount paid under the Profit Sharing Program for the first quarter of 2001; provided that the Program guidelines have been satisfied. The payment amount shall be calculated according to past practice on a cumulative basis. In its sole discretion, Acquiror may increase the percentage for the second quarter. Payments for the third quarter of 2001 and any succeeding period shall be made in Acquiror's sole discretion. Effective on or after January 1, 2002, Acquiror may amend, terminate or merge any Cody Energy Benefit Plan into a comparable Acquiror Benefit Plan. In addition, the Cody Energy Employees shall retain credit for all accrued, but unused vacation to which they were entitled at Closing.

     (c) Participation in Acquiror Benefit Plans; Credit for Service With Cody. The Cody Energy Employees shall commence participation in all employee benefit plans (within the meaning of ERISA (S) 3(3)) and any other retirement, pension, stock option, stock appreciation right, profit sharing, incentive compensation, deferred compensation, savings, thrift, vacation pay, severance pay, or other employee compensation or benefit plan, agreement, practice, or arrangement, whether written or unwritten, whether or not legally binding, maintained or contributed to by Acquiror or any member of the controlled or affiliated group within the meaning of Code (S)(S) 414(b), (c), (m) or (o) of which Acquiror is a member ("Acquiror Benefit Plans") at the time determined by Acquiror in its sole discretion after Closing, according to the terms and conditions of the Acquiror Benefit Plans, and shall receive credit for all of their service with Cody, Cody Energy, and their affiliates and predecessors under all Acquiror Benefit Plans for purposes of participation and vesting only under such plans; except that the Cody Energy Employees shall receive credit for their prior service for purposes of accruals under Acquiror's vacation policy. Notwithstanding the foregoing sentence, immediately following the Closing, the Cody Energy Employees shall commence participation in Acquiror's qualified defined contribution plan, with full credit for prior service as provided in the preceding sentence. The Cody Energy Employees shall commence participation in Acquiror's qualified defined benefit plan at the same time that they commence participation in the Acquiror Benefit Plans (other than Acquiror's defined contribution plan) with full credit for their prior service for purposes of participation and vesting only. No pre-existing condition limitation or exclusion shall be applicable to the participation and coverage of any Cody Energy Employee or dependent in any Acquiror Benefit Plan that is a health plan except to the extent that such conditions would not have been covered under the Cody Energy group health plan or are not covered under Acquiror's group health plan. Expenses incurred by a Cody Energy Employee or his or her dependents that (i) applied toward any deductibles or out-of-pocket expense limitations for the year in which the Closing or the transition to an Acquiror health plan occurs or (ii) applied to any lifetime limitations shall be recognized under the applicable Acquiror Benefit Plans and applied, respectively, toward any applicable deductibles, out-of-pocket limitations or lifetime limitations.

     (d) Cody Company Benefit Plans. Acquiror shall not assume any benefit plan set forth on Schedule 8.05(d) or the liability for any benefits provided under any such plan. Prior to the Closing, Cody shall take all action necessary to cause Cody Resources LP to become the sponsor of the benefit plans set forth on
Schedule 8.05(d). Following the Closing, Acquiror shall cause Cody to cooperate with Cody Resources LP in complying with the requirements under Revenue Procedure 96-60, relating to the reporting and withholding of employment taxes for the year in which the Closing occurs with respect to the employees of Cody Company who become employees of Cody Resources LP.

     (e) 401(k) Plan. Acquiror shall cause the trustee for an Acquiror Benefit Plan that is a defined contribution plan to accept the direct rollover (including outstanding plan loans) from the Cody Energy 401(k) Plan with respect to Cody Energy Employees.

     (f) COBRA. For periods subsequent to the Closing, Acquiror shall be responsible for COBRA continuation coverage for all Cody Energy Employees, Terminated Employees, and Transition Employees who lose coverage under the Cody Energy group health plan or an Acquiror group health plan, and individuals who were receiving COBRA continuation coverage under the Cody Energy group health plan. Prior to the Closing, (i) Cody shall be responsible for all COBRA continuation coverage for all Cody and Cody Energy Employees and (ii) Cody shall take all action necessary to cause Cody Resources LP to assume responsibility for COBRA continuation coverage for periods after the Closing for all employees of Cody Company who were not or are not Cody Energy Employees.

     SECTION 8.06.  Merger Sub. Prior to the Effective Time, Merger Sub shall
                    ----------
not conduct any business or make any investments other than as specifically contemplated by this Agreement and will not have any assets (other than a de minimis amount of cash paid to Merger Sub for the issuance of its stock to Acquiror) or liabilities.

     SECTION 8.07.  Director and Officer Liability.

     (a) From and after the Effective Time, Cody Company and the Surviving Corporation shall indemnify and hold harmless, and provide advancement of expenses to, to the fullest extent permitted under applicable law, each person who is a current or former officer, director or Manager of Cody Energy or any of its Subsidiaries (each a "Cody Energy Indemnified Agent") against all losses,
                          -----------------------------
claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, which acts or omissions occurred prior to or as of the Effective Time. Acquiror shall have the option to control any such claim, action, suit, proceeding or investigation; and shall have the option to choose counsel to represent the Cody Energy Indemnified Agent after discussion with the Cody Energy Indemnified Agent.

     (b) Acquiror agrees that the provisions of Cody Company's Articles of Incorporation and Bylaws and Cody Energy's Articles of Organization and Operating Agreement in effect as of the date of this Agreement affecting the Cody Energy Indemnified Agents' rights to indemnification, limitation of liability and advancement of expenses shall survive the consummation of the Merger and shall continue in full force and effect, without any amendment thereto (unless required by law), for a period of six years from the Effective Time.

     (c) From and after the Effective Time, the Shareholders shall cause Cody Resources to indemnify and hold harmless, and provide advancement of expenses to, to the fullest extent permitted under applicable law, each person who is a current or former officer or director of Cody Company or any of its Subsidiaries other than Cody Energy and its Subsidiaries (each a "Cody Company Indemnified
                                                     ------------------------
Agent") against all losses, claims, damages, liabilities, costs or expenses
-----
(including reasonable attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, which acts or omissions occurred prior to or as of the Effective Time. Cody Resources shall have the option to control any such claim, action, suit, proceeding or investigation, and shall have the option to choose counsel to represent the Cody Company Indemnified Agent after discussion with the Cody Company Indemnified Agent.

     (d) The Shareholders shall cause Cody Resources to agree that the provisions of Cody Company's Articles of Incorporation and Bylaws in effect as of the date of this Agreement affecting the Cody Company Indemnified Agents' rights to indemnification, limitation of liability and advancement of expenses shall be incorporated into Cody Resources organization documents and be binding on Cody Resources, without amendment thereto (unless required by law), for a period of six years from the Effective Time.

     (e) The provisions of this Section 8.07 are intended to be for the benefit of, and shall be enforceable by, each of the Cody Company and Cody Energy Indemnified Agents, as applicable, their heirs and their representatives, and no amendment or waiver under this Agreement will have any effect on the rights of the Cody Company and Cody Energy Indemnified Agents, as applicable.

     SECTION 8.08.  Indemnification.
                    ---------------

     (a)  Cody Company Indemnification by Shareholders.  The Shareholders shall,
          --------------------------------------------
jointly and not severally, indemnify and hold harmless Acquiror and each of Acquiror's Subsidiaries, Affiliates, officers, directors, employees, agents and their successors and assigns (collectively, the "Acquiror Indemnified Parties")
                                                 ----------------------------
from and against any and all Cody Company Liabilities (as defined below). For this purpose, "Cody Company Liabilities" means any and all Losses to the extent
               ------------------------
such Losses would not have been covered by the insurance of Cody Company or its Subsidiaries in effect immediately prior to the Effective Time incurred or suffered by any of the Acquiror Indemnified Parties as a result of, in connection with, or arising from (i) any inaccurate representation or warranty in or pursuant to Article III, (ii) the operations of Cody Company prior to the Effective Time, excluding Losses as a result of, in connection with, or arising from the assets or operations of Cody Energy and its Subsidiaries, or (iii) any breach or nonfulfillment of any of the obligations, covenants or agreements made by Cody Company under Section 6.01 or Article VIII; provided, however, that Cody Company Liabilities shall not include Losses incurred or suffered by any of the Acquiror Indemnified Parties as a result of, in connection with, or arising from any inaccurate representation or warranty in or pursuant to Article III that relates to the assets or operations of Cody Energy or its Subsidiaries, except for inaccurate representations or warranties in or pursuant to Article III that relate to Cody Energy Prior Taxes.

     (b)  Cody Energy Indemnification by Shareholders.  The Shareholders shall,
          -------------------------------------------
jointly and not severally, indemnify and hold harmless the Acquiror Indemnified Parties from and against any and all Cody Energy Liabilities (as defined below). "Cody Energy Liabilities" means any and all Losses to the extent Losses and
 -----------------------
Liabilities would not have been covered by the insurance of Cody Company or its Subsidiaries in effect immediately prior to the Effective Time incurred or suffered by any of the Acquiror Indemnified Parties as a result of, in connection with, or arising from any inaccurate representation or warranty made in or pursuant to Article IV; provided, however, that Cody Energy Liabilities shall not include any Cody Company Liabilities.

     (c)  Indemnification by Acquiror. Acquiror shall indemnify and hold
          ---------------------------
harmless the Shareholders and their trustees, officers, directors, employees, agents, and their successors and assigns (the "Shareholder Indemnified Parties")
                                               -------------------------------
from and against any and all Acquiror Liabilities (as defined below). For this purpose, "Acquiror Liabilities" means Losses incurred or suffered by any of the
          --------------------
Shareholder Indemnified Parties as a result of, in connection with, or arising from (i) any inaccurate representation or warranty made by Acquiror in or pursuant to Article V, (ii) the assets or operations of Cody Company and its Subsidiaries after the Effective Time (except to the extent of Losses covered by Section 8.08(b)), or (iii) breach or non-fulfillment of any of the obligations, covenants or agreements made by Acquiror in or pursuant to Section 6.02 and
Article VIII or the termination by Cody Energy of the Terminated Employees pursuant to Section 8.05(a).

     d)   Indemnification Procedures.
          --------------------------

          (i)  Procedure for Third Party Claims. Promptly after service of
               --------------------------------
notice of any claim or of process on a party hereto by any third person in any matter in respect of which indemnity may be sought from the other party pursuant to this Agreement, the party so served shall notify the indemnifying party in writing of the receipt thereof. The indemnifying party shall have the right to participate in, or assume, at its own expense, the defense of any such claim or process or settlement thereof. If the indemnifying party does not, within 15 days (or such earlier date as a response is due) of the receipt of a notice of claim, acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such claim, the indemnifying party shall be deemed to have elected not to assume the defense, and the indemnified party may (but shall be under no obligation to) contest any such lawsuit or other proceeding forming the basis for such claim and the indemnifying party shall be bound by the result obtained with respect thereto by the indemnified party. After notice from the indemnifying party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with such defense except as otherwise set forth in this Section 8.08(d). Such defense shall be conducted expeditiously (but with due regard for obtaining the most favorable outcome reasonably likely under the circumstances, taking into account costs and expenditures) and the indemnified party shall be advised promptly of all significant developments and shall be furnished with such other information as it shall reasonably request. The indemnified party shall have the right to employ separate counsel in any claim or process the defense of which has been assumed by the indemnifying party and to participate in the defense thereof, but the fees and expense of such counsel shall be the expenses of such indemnified party except as otherwise set forth in this Section 8.08(d). To the extent the Shareholders are the indemnifying party and it becomes reasonably likely that the claim will not be fully covered by the indemnities of the Shareholders and the security therefor, the indemnified party may participate in the defense and the fees, costs and expenses incurred by the indemnified party shall be paid by the indemnifying party. The failure of the indemnified party to give the other party notice in accordance with this Section 8.08(d) shall not affect the indemnification provided hereunder except to the extent that the indemnifying party shall have been actually prejudiced as a result of such failure. Settlement of any claim with respect to which the indemnifying party has assumed the defense shall not be made without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld. The indemnifying party may not settle any claim without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

          (ii) Procedures for Cody Company Liabilities. To the extent an
               ---------------------------------------
Acquiror Indemnified Party seeks indemnity from the Shareholders with respect to Cody Company Liabilities, the Acquiror Indemnified Party shall give notice to the Shareholder Representative and Cody Resources. Such notice shall constitute a claim for indemnification under this Section 8.08. The Acquiror Indemnified Party shall attempt to satisfy its indemnity claim first against Cody Resources in its individual capacity; however, if in the Acquiror Indemnified Party's good faith determination, Cody Resources is not capable of satisfying such claim, does not engage in good faith negotiations regarding such claim, or is non-responsive or otherwise unwilling or refuses to deal with such claim, the Acquiror Indemnified Party may give notice thereof to the Shareholder Representative if the Shareholder Representative is not Cody Resources. If Cody Resources is the Shareholder Representative, the Acquiror Indemnified Party may, at any time after such determination, invoke the dispute resolution procedures of Article XI for the sole purpose of determining the amount of the Loss, if any, for which the Acquiror Indemnified Party may be indemnified pursuant hereto. If Cody Resources is not the Shareholder Representative, within thirty
(30) days after such notice is given to the Shareholder Representative, if Cody Resources does not engage in good faith negotiations regarding and deal with such claim in a manner reasonably satisfactory to the Acquiror Indemnified Party, the Acquiror Indemnified Party may invoke the dispute resolution provisions of Article XI for the sole purpose of determining the amount of the Loss, if any, for which the Acquiror or Acquiror Indemnified Party may be indemnified pursuant hereto. Invocation of the dispute resolution mechanism of
Article XI pursuant to this Section 8.08 shall entitle each of the Acquiror or Acquiror Indemnified Party and the Shareholder Representative to present evidence to the arbitration panel concerning the validity and the amount of Loss claimed to have been incurred by the Acquiror Indemnified Party. In such event, if Acquiror and the Shareholder Representative do not otherwise reach agreement on the claim, the final decision of the arbitration panel shall be delivered directly to the Escrow Agent, which decision shall constitute an instruction to the Escrow Agent to disburse from the Cody L/C the amount represented by the decision, if any, to Acquiror or the Acquiror Indemnified Party. Nothing herein shall prevent the Parties from mutually agreeing to the amount of the Loss sustained by Acquiror or Acquiror

Indemnified Party and submitting a joint instruction to the Escrow Agent to disburse the agreed upon amount to Acquiror or Acquiror Indemnified Party.

          (iii)   Procedures for Cody Energy Liabilities. To the extent an
                  --------------------------------------
Acquiror Indemnified Party seeks indemnity from the Shareholders with respect to Cody Energy Liabilities, the Acquiror Indemnified Party shall simultaneously give notice of the indemnity claim to the Shareholder Representative and the Escrow Agent. To the extent that such indemnity claim stems from a breach of any of the representations in Section 4.09, such notice to the Shareholder Representative shall comply with the requirements of an Environmental Defect Notice pursuant to Section 7.04 and the Lowest Cost Response provisions thereof. Such notice shall constitute a claim for indemnification under this Section
8.08. If the Shareholder Representative fails to deliver a notice in writing to each of Acquiror and the Escrow Agent setting forth in reasonable detail, the grounds for disputing such indemnity claim or the amount of such indemnity claim within 30 days after such notice of indemnity claim is given to the Shareholder Representative, Acquiror shall be entitled to a disbursement in the principal amount of Acquiror's indemnity claim from the principal amount held in escrow of the Cody Energy L/C. If within 30 days after such dispute notice is given to Acquiror, the Shareholder Representative fails to engage in good faith negotiations regarding and deal with such indemnity claim in a manner reasonably satisfactory to the Acquiror Indemnified Party, the Acquiror Indemnified Party may invoke the dispute resolution provisions of Article XI for the sole purpose of determining the amount of the Loss, if any, for which the Acquiror or Acquiror Indemnified Party may be indemnified pursuant hereto. Invocation of the dispute resolution mechanism of Article XI pursuant to this Section 8.08 shall entitle each of the Acquiror or Acquiror Indemnified Party and the Shareholder Representative to present evidence to the arbitration panel concerning the validity and the amount of Loss claimed to have been incurred by the Acquiror Indemnified Party. In such event, if Acquiror and the Shareholder Representative do not otherwise reach agreement on the claim, the final decision of the arbitration panel shall be delivered directly to the Escrow Agent, which decision shall constitute an instruction to the Escrow Agent to disburse from the Cody Energy L/C the amount represented by the decision, if any, to Acquiror or the Acquiror Indemnified Party. Nothing herein shall prevent the Parties from mutually agreeing to the amount of the Loss sustained by Acquiror or Acquiror Indemnified Party and submitting a joint instruction to the Escrow Agent to disburse the agreed upon amount to Acquiror or Acquiror Indemnified Party.

     (e)  Security.
          --------

          (i)  As security for the Shareholders' indemnification obligations in
Section 8.08(a), the Shareholder Representative shall secure on behalf of the Shareholders and deposit into escrow pursuant to an escrow agreement in the form attached hereto as Exhibit B (the "Escrow Agreement"), an unconditional,
                   ---------       ----------------
irrevocable, and transferable letter of credit from JP Morgan or another financial institution reasonably acceptable to Acquiror and in a form reasonably acceptable to Acquiror for the benefit of the Acquiror Indemnified Parties in the amount of $30 million (the "Cody L/C"). The Cody L/C shall be returned to
                                --------
the Shareholder Representative at the end of the indemnification period set forth in Section 12.01(a)(i); provided, however, if an Acquiror Indemnified
                              --------  -------
Party has made a claim for indemnification with respect to a matter covered by the Cody L/C, the Cody L/C shall be maintained in an amount (not to exceed

$30 million) sufficient to satisfy such claim until such claim has been settled, dismissed, or fully adjudicated.

          (ii) As security for the Shareholders' indemnification obligations in Section 8.08(b), the Shareholder Representative shall secure on behalf of the Shareholders and deposit into escrow pursuant to the Escrow Agreement an unconditional, irrevocable, and transferable letter of credit from JP Morgan or another financial institution reasonably acceptable to Acquiror and in a form reasonably acceptable to Acquiror for the benefit of the Acquiror Indemnified Parties in the amount of $10 million (the "Cody Energy L/C"). The Cody Energy
                                           ---------------
L/C shall be returned to the Shareholder Representative at the end of the indemnification period set forth in Sections 12.01(a)(ii)(A-C); provided,
                                                                --------
however, if an Acquiror Indemnified Party has made a claim for indemnification
-------
with respect to a matter covered by the Cody Energy L/C, the Cody Energy L/C shall be maintained in an amount (not to exceed $10 million) sufficient to satisfy such claim until such claim has been settled, dismissed, or fully adjudicated.

     (f)  Limitations.  Notwithstanding the foregoing provisions of this Section
          -----------
8.08:

          (i)  Cody Company Liabilities. The aggregate amount of the
               ------------------------
Shareholders' liability pursuant to Sections 8.08(a) and, with respect to Cody Company Liabilities, 8.08(d) shall not exceed $30,000,000; all of which shall be satisfied under the terms of the Cody L/C, and the Escrow Agreement.

          (ii) Cody Energy Liabilities.
               -----------------------

               (A) There shall be no liability for any individual claim for indemnification under Sections 8.08(b) and, with respect to Cody Energy Liabilities, 8.08(d) except if the Losses that have been incurred or suffered by the Acquiror Indemnified Parties attributable to such claim exceed $100,000 (the "Cody Energy Individual Claim Threshold"). For purposes hereof, an individual claim for indemnification shall include all claims arising or resulting from, or associated in connection with (i) a single condition, event or occurrence or series of related conditions, events or occurrences, or (ii) claims attributable to a single third party (or such third party and any affiliate thereof) whether attributable to one lease, contract, event, condition or occurrence or multiple leases, contracts or series of related events, conditions or occurrences.

               (B)  There shall be no liability for indemnification under
Section 8.08(b) unless and until the Losses that have been incurred or suffered by the Acquiror Indemnified Parties under Sections 8.08(b) and 8.08(d) exceeds $2,000,000 (the "Cody Energy Indemnification Deductible"). At such time as the
                 --------------------------------------
aggregate amount of Cody Energy Liabilities exceeds the Cody Energy Indemnification Deductible, the Acquiror Indemnified Parties shall be entitled to all Cody Energy Liabilities in excess of the Cody Energy Indemnification Deductible.

               (C) The aggregate amount of the Shareholders' liability pursuant to Sections 8.08(b) and, with respect to Cody Energy Liabilities, Section 8.08(d), shall not exceed $10,000,000; all of which shall be satisfied under the terms of the Escrow Agreement and the Cody Energy L/C.

          (iii) Claims for indemnification under this Section 8.08 can be made only during the period of survival of representations, warranties or covenants as set forth in Section 12.01.

     (g)  Materiality Irrelevant. In determining a breach for indemnification
          ----------------------
purposes and calculating damages pursuant to this Section 8.08, any "materiality" or "Material Adverse Effect" qualifier herein shall be disregarded.

     (h)  Exclusive Remedy.  Acquiror's sole post-closing recourse against the
          ----------------
Shareholders for any breach by Cody Company of the representations, warranties, covenants, and agreements contained in Articles III and IV are as set forth in this Section 8.08.

     (i)  Liability of a Private Foundation Shareholder. Notwithstanding the
          ---------------------------------------------
foregoing, any Shareholder that is a "private foundation" as defined in section 509 of the Code shall have no liability under this Section 8.08 in excess of its pro-rata share (determined on the basis of the number of shares of the Cody Company Common Stock held at the Effective Time) of the aggregate liability of the Shareholders under this Section 8.08.

     SECTION 8.09.  Closing Balance Sheet. Within 20 days after the Closing, the
                    ---------------------
Shareholder Representative shall deliver separate closing balance sheets for Cody Company and each of its Subsidiaries and a consolidated closing balance sheet for Cody Company and its Subsidiaries (the "Cody Company Closing Balance
                                                  ----------------------------
Sheet").
-----

     SECTION 8.10.  Transfer Taxes. Acquiror and the Shareholders shall each
                    --------------
bear 50 percent of any sales, use, transfer, stamp, documentary or other similar Taxes and any recording and filing fees (collectively, "Transaction Transfer Tax Liability") incurred in connection with the Merger, and, as provided in Section 1.06(c), the Shareholders' portion of such Transaction Transfer Tax Liability shall be included in the Reserved Amount. Notwithstanding the previous sentence, 100 percent of any Tax liability related to the formation of Resources Management, the Asset Contribution, the Redemption Transaction or the termination of the SAB Position is to be paid by Cody Company and borne by the Shareholders through inclusion in the Reserved Amount.

     SECTION 8.11.  Cody Company Tax Returns; Tax Audits. For purposes of this
                    ------------------------------------
Section 8.11, references to holders of the Cody Company Common Stock shall refer to holders of the Cody Company Common Stock as of the date hereof.

     (a) (i) The holders of Cody Company stock shall cause Cody Company (at Cody Company's expense) to prepare all Returns for Cody Company for all Pre-Closing Periods, except for the Stub Period. The Cody Tax Representative shall prepare a draft of any Return due for a Stub Period and deliver such draft Return to Acquiror no later than forty-five (45) days prior to the due date (including extensions) for such Return. If Acquiror identifies any item or reporting position that it believes should be reported differently than how it is reported on such draft Return, Acquiror shall notify the Cody Tax Representative within 15 days of the receipt of such draft Return of the items or reporting position that Acquiror believes should be reported differently. If the Cody Tax Representative agrees with the changes requested by Acquiror, the Cody Tax Representative shall prepare and file such Return to reflect such changes. If the parties cannot agree, the Cody Tax Representative and Acquiror shall each appoint a Tax Expert, and the two Tax Experts so appointed shall select a third Tax Expert to resolve the dispute. The Tax Experts shall decide whether to incorporate the changes requested by Acquiror into the Return at issue based on whether the changes requested by Acquiror are more likely than not to be sustained if challenged. The Tax Experts shall render their decision at least three business days prior to the due date of such Return. The decision of a majority of the Tax Experts shall be binding on the parties, and the Cody Tax Representative shall file the Return at issue to reflect the decision by the majority of the Tax Experts. Acquiror and Cody Tax Representative shall cooperate fully and promptly with each other in the preparation and filing of the Returns described in this paragraph and the payment of any Tax. The books and records of Cody Company shall be maintained so as to accurately reflect the operations of Cody Company through the end of the Closing Date.

          (ii) Acquiror shall cause to be prepared and filed all Returns (other than those described in Section 8.11(a)(i)) required to be filed by Cody Company after giving the Cody Company Tax Representative the opportunity to review and approve (which approval shall not be unreasonably withheld) any such Return that could affect any Tax item of Cody Company for a Pre-Closing Period. Acquiror shall not take any position on any Returns with respect to a Post-Closing Period that would adversely affect the Shareholders with respect to their indemnity obligations under Section 8.08 or their liability for tax matters of Cody Company with respect to Pre-Closing Periods of Cody Company or that would adversely affect Cody Resources with respect to its liability under the Assignment and Assumption Agreement; provided, however, that Acquiror may take a position that (i) is consistent with a position taken on a Pre-Closing Period Return of Cody Company or its Subsidiaries or (ii) is inconsistent with a position taken on a Pre-Closing Period Return of Cody Company or its Subsidiaries, if such inconsistent position is (A) required by a change in law since the filing of the Return with the prior position, (B) consistent with or required by a settlement with the IRS on such position for a Pre-Closing Period or the final decision reached by a court on such position for a prior taxable period, or (C) constitutes an Identified Inconsistent Position.

          (iii) The Taxes allocable to the Stub Period shall be determined on the accrual accounting method and on the basis of a closing of the books of Cody Company, Cody Energy and each of its Subsidiaries as of the Closing Date.

          (iv) With respect to transactions on the Closing Date but after the Closing, Acquiror shall cause Cody Company and its Subsidiaries to only engage in transactions that are in the ordinary course of business (and for this purpose dividend or redemption transactions shall not be considered to be transactions in the ordinary course of business).

     (b) Cody Company shall pay all Taxes on or with respect to the Returns described in paragraph (a)(i) any and all Taxes imposed with respect to or as a result of the transactions (excluding the sale of Cody Company Common Stock by the Shareholders) contemplated by this Agreement.

     (c) The Cody Company Tax Representative and Acquiror shall cooperate fully with each other in connection with the filing of Returns and amended Returns pursuant to this Section 8.11 and with respect to any audits, disputes, administrative or judicial proceeding, or other proceeding with respect to the Tax obligations of Cody Company (a "Tax
                                                                         ---
Controversy"), and each such party shall honor the reasonable requests of the
-----------
other party with respect to such matters. Such cooperation shall include the retention and the provision of records and information that are relevant to any such Return or Tax Controversy and shall include making available employees and other third parties to provide information and assistance. The Shareholders agree to provide information requested by the Cody Company Tax Representative, and otherwise cooperate with the Cody Company Tax Representative on a timely basis, so that the Cody Company Tax Representative can fulfill its obligation to cooperate with Acquiror as provided in this Section 8.11(c).

     (d) For so long as the Cody Company Tax Representative is diligently pursuing Tax Controversy matters in good faith, the Cody Company Tax Representative shall have complete control over the handling and disposition (including the settlement thereof) of any Tax Controversy or potential Tax Controversy with respect to any Return of Cody Company that includes any Tax items of Cody Company for a Pre-Closing Period. All costs with respect to such Tax Controversies shall be borne by Cody Tax Representative to the extent the Cody Tax Representative controls such Tax Controversy and such costs relate to the Cody Tax Representative's handling of such Tax Controversy. Acquiror shall cause Cody Company, or the appropriate party, to execute powers of attorney or other documents to enable the Cody Company Tax Representative to take actions desired by the Cody Company Tax Representative with respect to such Tax Controversies.

     (e) In the event that the Cody Company Tax Representative, Acquiror, Cody Company or their affiliates receives notice of any pending or threatened action by any governmental agency with respect to Taxes that could affect Cody Company for any Pre-Closing Period, the party receiving such notice shall notify the other parties in writing within seven calendar days thereafter. The failure of any party to give the notice required by this paragraph shall not impair that party's rights under this Agreement except to the extent that the other party demonstrates that it has been damaged thereby.

     (f) Acquiror shall use reasonable efforts to keep the Cody Company Tax Representative advised as to the status of Tax Controversies involving any Tax items of Cody Company for any Pre-Closing Period. Acquiror shall furnish to the Cody Company Tax Representative copies of any inquiries, requests for information or other correspondence from any taxing authority concerning any such matters.

     (g) Acquiror agrees, upon request by the Cody Company Tax Representative, to use reasonable efforts to obtain any document from any Governmental Entity or any other Person that may be helpful with respect to the matters described in this Section 8.11.

     (h) Neither Acquiror nor any of its affiliates shall file any Return or any other document that attempts to carryback to any Pre-Closing Period of Cody Company any item of income, loss, deduction or credit (including, without limitation, any net operating loss) incurred, created or sustained during any Post-Closing Period.

     (i) If Acquiror or Cody Company receives a Tax refund with respect to Taxes of Cody Company attributable to a Pre-Closing Period, Acquiror shall pay, within 30 days following the receipt of such Tax refund, the amount of such Tax refund to the Cody Company Tax Representative on behalf of the Shareholders.

     (j) Subject to the provisions of the next sentence, Acquiror shall not file, or cause Cody Company or any third party to file, any amended Return or refund claim with respect to a Pre-Closing Period of Cody Company without the prior written consent of the Cody Company Tax Representative. If requested by the Cody Company Tax Representative, and if the request meets conditions (w),
 (x), (y) or (z) of this Section 8.11(j), Cody Company shall not make an Amended Filing unless (w) both Acquiror and the Cody Tax Representative consent to such Amended Filing (which consent shall not be unreasonably withheld) or (x) such Amended Filing does not increase the liability (on a past, present or future basis) of Acquiror, Cody Company or the Shareholders to a Governmental Entity or under this Agreement or (y) such Amended Filing relates to an Identified Amended Return Issue or (z) prior to making such Amended Filing, the Cody Tax Representative pays to Cody Company or Acquiror the amount of the increase to the liability (on a past, present or future basis) of Cody Company or Acquiror to a Governmental Entity or under this Agreement. For purposes of clause (z) of this Section 8.11(j), Acquiror and the Cody Tax Representative will jointly agree on the amount of the increase in liability to Cody Company or Acquiror caused by any such Amended Filing. If the Acquiror and Cody Tax Representative cannot agree on such amount before making such Amended Filing, the Acquiror and Cody Tax Representative shall each appoint a Tax Expert, and the two Tax Experts so appointed shall select a third Tax Expert to resolve the dispute. The Tax Experts shall decide the amount of increased liability that Cody Company or Acquiror (i) will incur and/or (ii) the amount of increased liability that Cody Company or Acquiror may incur. The Cody Tax Representative shall pay prior to making such Amended Filing the amount of any increased liability the Tax Experts decide Cody Company or Acquiror will incur. For amounts of increased liability the Tax Experts decide Cody Company or Acquiror may incur, the Cody Tax Representative shall pay prior to making such Amended Return the amount of increased liability the Tax Experts decide Cody Company or Acquiror may incur to a third party escrow agent acceptable to, and pursuant to an escrow agreement acceptable to, Acquiror and Cody Tax Representative. The escrow agent shall pay from the amounts in escrow the actual amount of such liability to Cody Company or Acquiror, as the case may be, when Cody Company or Acquiror incurs such liability. If such liability is not actually incurred by Cody Company or Acquiror or if the amount placed in escrow is greater than the actual amount of such liability actually incurred by Cody Company or Acquiror, the escrow agent shall return such amounts in escrow attributable to such liabilities to the Cody Company Tax Representative. The decisions of a majority of the Tax Experts shall be binding on the Parties. Any refund of Tax (including interest and related amounts) received for a Pre-Closing Period of Cody Company shall be paid to the Cody Company Tax Representative on behalf of the Shareholders as provided in paragraph (i) above.

     (k) If the Shareholders are required to make an additional payment of Taxes with respect to any Pre-Closing Period for Cody Company (either directly to a governmental agency or to Acquiror as an indemnity payment under Section
8.08 of this Agreement) or to otherwise make any indemnity payment to Acquiror under Section 8.08 or if Cody Resources is required to make a payment to Acquiror under the Assignment and Assumption Agreement, and, due to such payment (or an item giving rise to such payment), Acquiror, Cody Company, or any affiliate obtains a deduction or credit, Acquiror shall pay to the Shareholders an amount equal to the actual Tax savings produced by such deduction or credit. The amount of any such Tax savings for any period shall be the amount of the actual reduction in Taxes reflected on any Return for such period as compared to the Taxes that would have been reflected on such Return in the absence of such deduction or credit. Any deduction or credit not resulting in an actual Tax savings for the taxable period to which it relates or for any earlier period shall be carried forward to succeeding taxable years or carried back to preceding taxable years until used to the extent permitted by law. Acquiror shall compute the amount of any such payment required under this Section 8.11(k) and certify the accuracy of such payment to the Cody Tax Representative which certificate shall be signed by the Chief Financial Officer of Acquiror. If within 15 days of such certification the Cody Tax Representative does not agree with the amount of such payment, then the Acquiror and the Shareholder shall each appoint a Tax Expert, and the two Tax Experts so appointed shall select a third Tax Expert to resolve the dispute. The Tax Experts may review Acquiror's and Cody Company's Tax Returns to compute such amount but must agree in writing on terms reasonably acceptable to Acquiror that any review of such Returns will be confidential and that it will not share the contents of such Returns with the Cody Tax Representative or with any person other than Acquiror and Cody Company. The majority of the Tax Experts shall issue a certification of their decision (in a form reasonably satisfactory to the Cody Tax Representative) that the amount computed by them is accurate under the foregoing provisions of this Section 8.11(k). The decision of a majority of the Tax Experts shall be binding on the Parties. All payments pursuant to this paragraph (k) shall be made within 30 days after the later of (A) the filing of the applicable Return for the period in which such deduction or credit results in a reduction in the Taxes paid by the entity receiving such deduction or credit, and (B) the decision by a majority of the Tax Experts under this Section 8.11(k). For all Tax purposes, the Shareholders and the Acquiror agree that any payment made by or on behalf of the Shareholders to Acquiror as part of an indemnification claim or under Section 2.07(b) shall be treated as an adjustment to the Merger Consideration.

     (l) Acquiror shall: (i) retain all books and records with respect to Tax matters pertinent to Cody Company relating to any Tax period beginning before the Closing Date until the expiration of the applicable statute of limitation (including any extensions thereof) of the respective Tax period, and shall comply with all record retention agreements entered into with any taxing authority and (ii) give the Cody Company Tax Representative reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the Shareholders or the Cody Company Tax Representative so request, Acquiror shall allow the Cody Company Tax Representative to take possession of such books and records.

     (m) Acquiror shall not make any election or deemed election under section 338 of the Code or any similar state or local election with respect to the purchase of the stock of the Company.

     (n) Initially, the Cody Company Tax Representative shall be Cody Resources. A replacement or successor representative may be appointed at any time by the act of the Shareholders (or their successors) who hold a majority of the Cody Company Common Stock at the time of Closing.

     (o) The Parties covenant and agree that they will treat the Merger as the purchase by Acquiror and the sale by the Shareholders of Cody Company Common Stock for all accounting and financial reporting purposes pursuant to the purchase method of accounting. The Parties covenant and agree that they will treat the Merger as the purchase by Acquiror and the sale by the Shareholders of Cody Company Common Stock for all Tax purposes.

     SECTION 8.12.      Registration of Acquiror Common Stock. At the Closing,
                        -------------------------------------
Acquiror and the Shareholders shall enter into a Registration Rights Agreement in substantially the form of Exhibit C hereto (the "Registration Rights
                             ---------              -------------------
Agreement").
---------

     SECTION 8.13.      Shareholder Representative.
                        --------------------------

     (a)  Designation.  Subject to the terms and conditions of this Section
          -----------
8.13, Cody Resources is designated as the representative of the Shareholders (the Shareholder Representative") by each Shareholder to serve, and Acquiror
     --------------------------
hereby acknowledges that the Shareholder Representative shall serve, as the sole representative of the Shareholders from and after the date hereof with respect to the matters set forth in this Agreement, such service to be without compensation except for the reimbursement of out-of-pocket expenses and indemnification specifically provided herein. The Shareholder Representative has accepted such designation as of the date hereof. Notwithstanding anything to the contrary contained in this Agreement, the Shareholder Representative shall have no duties or responsibilities except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on behalf of any Shareholder shall otherwise exist against the Shareholder Representative.

     (b)  Authority.    Each of the Shareholders, by executing this Agreement,
          ---------
will and hereby does, effective as of the date hereof, irrevocably appoint the Shareholder Representative as the agent, proxy and attorney-in-fact for such Shareholder for all purposes of this Agreement, including full power and authority on such Shareholder's behalf (i) to take all actions which the Shareholder Representative considers reasonably necessary or desirable in connection with the defense, pursuit or settlement of any determinations relating to any claims for indemnification pursuant to Section 8.08, including to sue, defend, negotiate, settle and compromise any such claims for indemnification made by or against, and other disputes with, the Acquiror or the Acquiror Indemnified Parties pursuant to this Agreement or any of the agreements or transactions contemplated hereby; (ii) to engage and employ agents and representatives (including accountants, legal counsel and other professionals) and to incur such other expenses as the Shareholder Representative shall deem necessary or prudent in connection with the administration of the foregoing;
(iii) to accept and receive notices to the Shareholders pursuant to this Agreement; (iv) to receive services of process on behalf of all Shareholders in any proceeding instituted by Acquiror or any Acquiror Indemnified Party pursuant to this Agreement; and (v) to take all other actions and exercise all other rights which the Shareholder Representative (in its sole discretion) considers necessary or appropriate in connection with this Agreement. Each of the Shareholders, by executing this Agreement, agrees that such agency and proxy are coupled with an interest, and are therefore irrevocable without the consent of the Shareholder Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Shareholder. All decisions and acts by the Shareholder Representative shall be binding upon all of the Shareholders, and no Shareholder shall have the right to object, dissent, protest or otherwise contest the same.

     (c)  Reliance by Third Parties on the Shareholder Representative's
          -------------------------------------------------------------
Authority. The Shareholder Representative is authorized to act on the
---------
Shareholders' behalf and, notwithstanding any dispute or disagreement among the Shareholders and the other parties hereto, shall be entitled to rely on any and all action taken by the Shareholder Representative without any liability to, or obligation to inquire of, any of the Shareholders even if such party shall be aware of any actual or potential dispute or disagreement among the Shareholders. Each of the other parties hereto is expressly authorized to rely on the genuineness of the signature of the Shareholder Representative and, upon receipt of any writing which reasonably appears to have been signed by the Shareholder Representative, the other parties hereto may act upon the same without any further duty of inquiry as to the genuineness of the writing.

     (d)  Exculpation and Indemnification. Neither the Shareholder
          -------------------------------
Representative nor any agent employed by it shall be liable to any Shareholder relating to the performance of its duties under this Agreement for any errors in judgment, negligence, oversight, breach of duty or otherwise, except to the extent it is finally determined in a court of competent jurisdiction by clear and convincing evidence that the actions taken or not taken by the Shareholder Representative constituted fraud or were taken or not taken in bad faith. The Shareholder Representative shall be indemnified and held harmless by the Shareholders against all Losses paid or incurred in connection with any action, suit, proceeding or claim to which the Shareholder Representative is made a party by reason of the fact that he was acting as the Shareholder Representative pursuant to this Agreement; provided, however, that the Shareholder
                            --------  -------
Representative shall not be entitled to indemnification hereunder to the extent it is finally determined in a court of competent jurisdiction that the actions taken or not taken by the Shareholder Representative constituted fraud or were taken or not taken in bad faith. The Shareholder Representative shall be protected in acting upon any notice, statement or certificate believed by him to be genuine and to have been furnished by the appropriate person and in acting or refusing to act in good faith on any matter.

     SECTION 8.14.  Post-Closing Title Review.
                    -------------------------

     (a) After the Closing Acquiror may give the Shareholder Representative written notice (a "Post-Closing Defect Notice") of any Title Defects not covered
                   --------------------------
by Defect Notice provided under Section 7.01 (a "Post-Closing Defect"). Such
                                                 -------------------
Post-Closing Defect Notice must be received by the Shareholder Representative no later than the end of the 90-day indemnity survival period for title matters set forth in Section 12.01(a)(ii), shall contain the same type of information as provided in Section 7.01(b), and shall be subject to the provisions of Section 7.01(c).

     (b) The Shareholders shall have 30 days after receipt of any Post-Closing Defect Notice to either cure the Post-Closing Defect or reasonably dispute such Post-Closing Defect, in which case the dispute resolution provisions of Article XI shall apply. If a Post-Closing Defect claim is cured to Acquiror's satisfaction by such date, no further claim for indemnity with respect thereto shall be made. However, if the Shareholders do not cure or dispute any Post-Closing Defect by such date then the Defect Value asserted by Acquiror in its Post-Closing Defect Notice shall constitute a valid and finally determined indemnity claim under Section 8.08, which shall be paid by the Shareholders to Acquiror in accordance with this Agreement. If the parties dispute the adequacy of the Shareholders' curative materials, whether such Title Defect has been cured shall be resolved under Article XI, which dispute resolution mechanism must be invoked by the Shareholder Representative within 10 business days after receipt of a Cure Objection Notice from Acquiror as defined in Section 7.02(b). If Acquiror does not deliver the Cure Objection Notice within 20 business days after receipt of the Shareholders' curative materials, it shall be deemed to have accepted the cure as removing the Title Defect. If the Shareholder Representative does not invoke the dispute resolution process within the 10-day period after receipt of a Cure Objection Notice, the Shareholders shall be deemed not to have cured such Post-Closing Defect. The post-closing procedure set forth in this Section 8.14 shall also be subject to the provisions of the last sentence of Section 7.02(b).

     (c) All Post-Closing Defect claims hereunder are subject to the applicable indemnity provisions of Section 8.08(e)(ii) and 8.08(f). The procedure set forth in this Section 8.14 shall constitute part of the indemnification procedure of
Section 8.08(d) and shall be the sole remedy of Acquiror under Section 8.08 with regard to Post-Closing Defect claims.

     SECTION 8.15.  Non-Disclosure of Schedules. Acquiror and its agents and
                    ---------------------------
representatives will hold in strict confidence all of the schedules, attachments and exhibits to the Assignment and Assumption Agreement, and none of such schedules, attachments or exhibits shall be disclosed except as required by law, which required disclosure shall, to the extent reasonably possible, be preceded by three days prior written notice of such disclosure to the Shareholder Representative, and in any event the Shareholder Representative shall be provided with immediate notice of any disclosure made without giving such prior notice.

                                  ARTICLE IX
                              CLOSING CONDITIONS

     SECTION 9.01.  Conditions to Obligations of Each Party Under This
                    --------------------------------------------------
Agreement. The respective obligations of each Party to effect the Merger and the
---------
other transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived in writing by the Parties, hereto, in whole or in part, to the extent permitted by applicable law:

     (a)  Blue Sky.  Acquiror shall have received all Blue Sky permits and other
          --------
authorizations necessary to consummate the transactions contemplated by this Agreement, if any.

     (b)  No Order.  No Governmental Entity or federal or state court of
          --------
competent jurisdiction shall have enacted, issued, promulgated, enforced, entered, threatened or have pending, any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

     SECTION 9.02.  Additional Conditions to Obligations of the Acquiror
                    ---------------------------------------------------

Companies . The obligations of the Acquiror Companies to effect the Merger and
---------
the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived in writing by Acquiror, in whole or in part, to the extent permitted by applicable law:

     (a)  Representations and Warranties. Each of the representations and
          ------------------------------
warranties of Cody Company contained in this Agreement, including, without limitation the representations and warranties set forth in Article III and
Article IV hereof, disregarding any "materiality" or Cody Material Adverse Effect qualifications set forth therein, shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) where failure to be true and correct, individually, or in the aggregate, could not reasonably be expected to have a Cody Material Adverse Effect, a Cody Energy Material Adverse Effect, or a material adverse effect upon the consummation of the transactions contemplated hereby. The Acquiror Companies shall have received a certificate of Cody Company, executed by the President and the Treasurer of Cody Company and dated the Closing Date, to such effect.

     (b)  Agreements and Covenants. Cody Company shall have performed or
          ------------------------
complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Acquiror Companies shall have received a certificate of Cody Company, executed by the President and the Treasurer of Cody Company and dated the Closing Date, to that effect.

     (c)  Material Adverse Change. Since March 31, 2001 (except with respect to
          -----------------------
the Oil and Gas Properties which shall be since December 31, 2000), there shall have been no change, occurrence or circumstance in the business, financial condition or results of operations of Cody Company (except as a result of transactions contemplated by this Agreement) or any of its Subsidiaries having or reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations or business of Cody Company and its Subsidiaries, taken as a whole, except as to changes in general economic conditions that affect each of Acquiror and Cody Company substantially equally. The Acquiror Companies shall have received a certificate of Cody Company, executed by the President and the Treasurer of Cody Company dated the Closing Date, to such effect.

     (d)  Absence of Regulatory Conditions. There shall not be any action taken,
          --------------------------------
or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity in connection with the grant of a regulatory approval necessary, in the reasonable business judgment of Acquiror, to the continuing operation of the business of Cody Company, which imposes any condition or restriction upon Cody Company or the business or operations of Cody Company which, in the reasonable business judgment of Acquiror, would be materially burdensome in the context of the transactions contemplated by this Agreement, or any pending or threatened action or proceeding seeking any such result or any result specified in Section 8.01(d).

     (e)  Asset Contribution and Redemption.  The Asset Contribution shall have
          ---------------------------------
been completed prior to the Closing pursuant to the duly executed Assignment and Assumption Agreement and the Redemption Transaction shall have been completed prior to the Closing.

     (f)  Cody Company Certificates.  Cody Company shall have delivered to
          -------------------------
Acquiror at Closing the Cody Company Certificates representing all of the outstanding shares of the Cody

Company Common Stock, each of which is to be duly endorsed in favor of Acquiror or to be accompanied by a duly endorsed stock power.

     (g)  Cody Company Employee Resignations. Each of the employees of Cody
          ----------------------------------
Company shall have tendered his/her resignations from Cody Company, effective as of the Closing Date and any employment contract with such employees shall have been terminated.

     (h)  Cody Company Benefit Plans. All of the ongoing obligations of the Cody
          --------------------------
Benefit Plans set forth in Schedule 8.05(d) hereto shall have been assumed by Cody Resources as contemplated by the terms of Section 8.05(d) hereof.

     (i)  Cody Company Benefit Payments. Acquiror shall have received evidence
          -----------------------------
satisfactory to it that Cody Energy shall have given notice to Wells Fargo Bank West, National Association, the trustee (the "Trustee") for the Trust for the
                                              -------
Supplemental Executive Retirement Plan, of the date of the Closing and directing the Trustee to pay the benefits under the Supplemental Executive Retirement Plan and to the participants in the Plan on, or as soon as administratively practicable after, the first day of the calendar month following the Closing, as provided in the Supplemental Executive Retirement Plan and the Trust. Acquiror shall have received evidence from Cody Company satisfactory to it that all appropriate instructions have been given to cause the payments under the Equity Appreciation Incentive Plan and the Transaction Bonus Plan to be made by wire transfer on the date of the Closing.

     (j)  Consents and Approvals. Cody Company shall have obtained all consents
          ----------------------
and approvals or waivers thereof required to enable Cody Company to carry out the transactions contemplated by this Agreement and any other documents to which it is a party.

     (k)  Delivery of Documents. Cody Company and each Shareholder shall have
          ---------------------
duly executed and delivered to the Acquiror Companies at Closing this Agreement, and such other documents as are contemplated to be delivered by such parties to the Acquiror Companies at the Closing pursuant to this Agreement.

     (l)  Termination and Releases. Pursuant to Section 6.01(c), (i) any
          ------------------------
outstanding balance and fees (including termination fees or penalties) under the Wells Fargo Credit Facility or any other such credit facility or loan of Cody, Cody Energy, or their Subsidiaries existing prior to Closing shall have been paid; (ii) the Wells Fargo Credit Facility or any other such credit facility or loan shall have been terminated, and (iii) the Releases shall have been delivered to Acquiror.

     SECTION 9.03.  Additional Conditions to Obligations of Cody Company. The
                    ----------------------------------------------------
obligations of Cody Company and the Subsidiaries to effect the Merger and the other transactions contemplated hereby are also subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived in writing by Cody Company and the Shareholder Representative, in whole or in part, to the extent permitted by applicable law:

     (a)  Representations and Warranties. Each of the representations and
          ------------------------------
warranties of the Acquiror Companies contained in this Agreement, including, without limitation, the representations and warranties set forth in Article V hereof, disregarding any "materiality" or Acquiror Material Adverse Effect qualifications set forth therein, shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) where failures to be true and correct, individually or in the aggregate, could not reasonably be expected to have an Acquiror Material Adverse Effect, or a material adverse effect upon the consummation of the transactions contemplated hereby. Cody Company shall have received a certificate of each of the Acquiror Companies, executed by the President and the Chief Financial Officer of each of the Acquiror Companies and dated the Closing Date, to such effect.

     (b)  Agreements and Covenants. The Acquiror Companies shall have performed
          ------------------------
or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date. Cody Company shall have received a certificate of each of the Acquiror Companies, executed by the President and the Chief Financial Officer of each of the Acquiror Companies and dated the Closing Date, to that effect.

     (c)  Material Adverse Change. Since the date of this Agreement, there shall
          -----------------------
have been no change, occurrence or circumstance in the business, financial condition or results of operations of Acquiror or any of its Subsidiaries having or reasonably likely to have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations or business of Acquiror and its Subsidiaries, taken as a whole, except as to changes in general economic conditions that affect each of Acquiror and Cody Company substantially equally. Cody Company shall have received a certificate of each of the Acquiror Companies, executed by the President and the Chief Financial Officer of each of the Acquiror Companies dated the Closing Date, to such effect.

     (d)  Absence of Regulatory Conditions. There shall not be any action taken,
          --------------------------------
or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity in connection with the grant of a regulatory approval necessary, in the reasonable business judgment of Cody Company and the Shareholder Representative, to the continuing operation of the business of Acquiror which, in the reasonable business judgment of Cody Company and the Shareholder Representative, would be materially burdensome in the context of the transactions contemplated by this Agreement.

     (e)  Exchange Listing. The shares of Acquiror Common Stock to be issued in
          ----------------
the Merger shall have been approved for listing (subject to official notice of issuance) on the Exchange.

     (f)  Registration Rights Agreement. Acquiror shall have delivered a duly
          -----------------------------
executed Registration Rights Agreement.

     (g)  Merger Consideration. Acquiror shall have delivered to the Shareholder
          --------------------
Representative on behalf of each of the Shareholders, the Merger Consideration as provided by Article II hereof.

                                   ARTICLE X
                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 10.01.  Termination. This Agreement may be terminated at any time
                     -----------
prior to the Closing Date (with respect to Section 10.01(b) through Section 10.01(d), by written notice by the terminating party to the other party):

     (a)  by mutual consent of Acquiror and Cody Company; or

     (b) by either Acquiror or Cody Company if the Merger shall not have been consummated by October 1, 2001 (the "Outside Date"); provided that the right to
                                     ------------
terminate this Agreement under this Section 10.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; or

     (c) by either Acquiror or Cody Company if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently enjoining or otherwise permanently prohibiting the Merger; or

     (d) by Acquiror or Cody Company, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other Party set forth in this Agreement, which breach (i) would, if uncured at the Closing, cause the conditions set forth in Section 9.02(a) or Section 9.02(b) in the case of termination by Acquiror (or Section 9.03(a) or Section 9.03(b) in the case of termination by Cody Company) not to be satisfied, and (ii) shall not have been cured within twenty (20) business days following receipt by the breaching party of written notice of such breach from the other party; or

     (e) by either Acquiror or Cody Company, if the aggregate amount of adjustments to the Merger Consideration under Section 2.05 exceeds $10 million.

     SECTION 10.02.  Effect of Termination. In the event of termination of this
                     ---------------------
Agreement as provided in Section 10.01, this Agreement shall, except as provided herein, immediately become void; provided, that upon such termination (i) the provisions of this Section 10.02 and Article XII of this Agreement and of the Confidentiality Agreements shall remain in full force and effect and survive any termination of this Agreement, and (ii) except as set forth in this Section 10.02, there shall be no liability or obligation on the part of Cody Company, Acquiror, Merger Sub or their respective officers, directors, shareholders or affiliates. Nothing in this Agreement shall relieve any party from liability for the willful and knowing material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement. The rights and remedies available to each party are expressly intended to be cumulative and may be exercised singly or concurrently at such party's sole discretion.

     SECTION 10.03.  Fees and Expenses. All fees and expenses incurred in
                     -----------------
connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

     SECTION 10.04.  Amendment. This Agreement may be amended by the parties
                     ---------
hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that no amendment, which under applicable law may not be made without the approval of the shareholders of Cody Company, may be made without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 10.05.  Waiver. At any time prior to the Effective Time, any party
                     ------
hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                  ARTICLE XI
                            ARBITRATION PROCEDURES

     The parties hereto hereby agree to submit the following controversies, claims and disputes arising under this Agreement to arbitration in accordance with this Article XI: (a) disputes regarding determination of adjustments to the Merger Consideration for Cody Company Balance Sheet issues pursuant to Section
2.06 hereof; (b) disputes regarding determination of adjustments to the Merger Consideration for Title Defects pursuant to Section 7.02(a) hereof; (c) disputes regarding determination of adjustments to the Merger Consideration for Interest Addition Adjustments pursuant to Section 7.03 hereof; (d) disputes regarding determination of adjustments to the Merger Consideration for Environmental Defects pursuant to Section 7.05 hereof; and (e) indemnification claims pursuant to Article VIII. All negotiations, hearings and discussions pursuant to this
Article XI are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and Colorado Rules of Evidence.

     SECTION 11.01.  Initiation of Arbitration and Selection of Arbitration
                     ------------------------------------------------------
Panel. The arbitration shall be governed by the United States Arbitration Act, 9
-----
U.S.C. (S)(S) 1-16, and conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") as such rules are in
                                                ---
effect as of the date of this Agreement, except to the extent such rules conflict with the express provisions of this Article XI (which provisions shall prevail in the event of a conflict), with discovery to be conducted in accordance with the Federal Rules of Civil Procedure, and with any disputes over the scope of discovery to be determined by the arbitrator(s). The party hereto desiring arbitration shall commence arbitration in the manner specified in said rules._

     (a) For all disputes involving a claim in excess of $1,000,000, the arbitration hereunder shall be by three independent and impartial arbitrators. Cody Company and Acquiror shall each appoint one arbitrator within thirty days after initiation of arbitration and the two arbitrators so appointed shall select a third arbitrator within forty-five days after initiation of arbitration. In the event that the parties hereto or the arbitrators fail to select arbitrators as required above, the AAA shall select such arbitrators in accordance herewith.

     (b) For all disputes involving a claim for less than $1,000,000, the arbitration hereunder shall be conducted by a single independent and impartial arbitrator to be appointed by the AAA. Unless as otherwise required hereunder for a particular dispute, the AAA shall appoint an independent arbitrator that is generally familiar with the oil and gas industry and preferably has no fewer than ten years of practical experience in the relevant field of the oil and gas industry that is implicated by the dispute in issue in accordance herewith. No more than 15 days after the dispute has been submitted to the AAA for arbitration, the AAA shall submit a list of three potential arbitrators to each of Cody Company and Acquiror. Cody Company and Acquiror shall have a period of five business days in which to register objections to any of the proposed arbitrators based upon lack of independence, lack of qualification or any other material factor which would substantially impair such arbitrator's effectiveness for the dispute in issue. The AAA shall then consider such objections, if any, and shall then appoint a sole arbitrator no more than 30 days after the dispute has been submitted for arbitration. Cody Company and Acquiror each hereby agree that such appointment by the AAA shall be final and binding.

     SECTION 11.02.  Arbitration Procedures. All matters arbitrated hereunder
                     ----------------------
shall be arbitrated in Houston, Texas.

     (a) The arbitration panel shall conduct a hearing no later than sixty days after initiation of arbitration, and a decision shall be rendered by the arbitration panel within thirty days of the hearing. At the hearing, the parties to such arbitration shall present such evidence and witnesses as they may choose, with or without counsel. Adherence to formal rules of evidence shall not be required but the arbitration panel shall consider any evidence and testimony that it determines to be relevant, in accordance with procedures that it determines to be appropriate. The arbitration award shall be in writing and shall specify the factual and legal bases for the award. The role of the arbitration panel shall be the determination of the amount in controversy for any given dispute and such arbitration panel may not award legal or equitable relief, including but not limited to specific performance of any nature that is not otherwise expressly provided for by the terms of this Agreement. Neither Cody Company nor Acquiror shall be entitled to and no award shall include any amount for lost profits, lost business opportunities, business interruption, or punitive or exemplary damages for any claim arbitrated pursuant to this Article XI, but all awards shall be subject to the dollar thresholds, deductibles and limitations provided for by this Agreement.

     (b) The arbitrator(s) shall be entitled to a fee commensurate with their fees for professional services requiring similar time and effort. The fees of the arbitrator(s) and other costs of the arbitration shall be borne 50% by the Shareholders and 50% by Acquiror.

     SECTION 11.03.  Enforcement. The parties hereto hereby agree that this
                     -----------
submission and agreement to arbitrate shall be governed by and specifically enforceable in accordance with the laws of the State of Delaware. Arbitration may proceed in the absence of any party if notice of the proceedings has been given to such party. Each of Cody Company and Acquiror agrees to abide by all awards rendered in such proceedings and such awards shall be final and binding on each of Cody Company and Acquiror.

     All awards may be filed with the clerk of one or more courts, state, federal or foreign, having jurisdiction over the party against whom such award is rendered or his property, as a basis of judgment and of the issuance of execution for its collection. Without limiting the generality of the foregoing, each of Cody Company and Acquiror consents to the jurisdiction of the Colorado State District Court for the City and County of Denver and the Federal District Court for the District of Colorado for entry and enforcement of any arbitration award. Each of Cody Company and Acquiror shall continue to perform its obligations under this Agreement pending conclusion of the arbitration.

     SECTION 11.04.  Limitation Periods. The arbitration procedures provided by
                     ------------------
this Article XI are provided for the limited purpose of resolving the types of disputes enumerated above and no party hereto shall have the right to cause the other party to arbitrate a dispute pursuant to the provisions hereof if such dispute does not stem from one of the types of express claims for which dispute resolution is provided under this Article XI, or if such claim is not brought within the specified time frame for such claim as provided for herein.

                                  ARTICLE XII
                              GENERAL PROVISIONS

     SECTION 12.01.  Survival of Representations and Warranties.
                     ------------------------------------------

     (a) The representations, warranties, and agreements in (i) Article III shall survive the Closing Date for a period of two years; provided, however,
                                                          --------  -------
that Sections 3.10 and, to the extent related to Cody Energy Prior Taxes, 4.25, shall survive until the close of business 20 days after the expiration of all applicable statutes of limitations (including any extensions thereof), and (ii)
Article IV shall survive the Closing Date as follows:

                (A) the representations and warranties in Section 4.09 and the representations and warranties in Section 4.25 (to the extent related to Taxes other than Cody Energy Prior Taxes) shall survive the Closing Date for a period of one year;
                (B)  the representations and warranties in Section 4.11(a) and
(b) shall survive the Closing Date for a period of 90 days; and

                (C) the representations, warranties and agreements not described in subparagraphs (A) or (B) above shall survive the Closing Date for a period of 180 days with respect to claims by Acquiror that do not involve Third Party Claims and for a period of one year if such claims involve Third Party Claims.

     Any proceeding or indemnification claim pending on the date of any such termination shall survive until the final resolution thereof. The representations and warranties shall remain in full force and effect regardless of any investigation or the results thereof.

     (b) Notwithstanding anything to the contrary contained in Section 12.01(a) above, in the event of the termination of this Agreement pursuant to Article X, only Sections 3.14, 5.10, 6.04, 8.08, 10.03, and the terms of the Confidentiality Agreement shall survive.

     SECTION 12.02.  Notices. All notices and other communications given or made
                     -------
pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the facsimile number specified below:

     (a) If to any of the Acquiror Companies or to Cody Company after the Closing, to:

          Cabot Oil & Gas Corporation
          1200 Enclave Parkway
          Houston, Texas  77077-1607
          Attention: Vice President-Land
          Telephone: 281 589-4862
          Facsimile: 281 589-4839

     with a copy to:

          Baker Botts L.L.P.
          910 Louisiana
          Houston, Texas  77002
          Attention: Hugh Tucker
          Telephone: 713 229-1656
          Facsimile: 713 229-2856

          and to

          David Kirkland
          Telephone: 713 229-1101
          Facsimile: 713 229-7701

     (b)  If to Cody Company prior to the Closing, to:
          Cody Company
          Attn:  Brown W. Cannon, Jr., President
          3773 Cherry Creek North Drive
          Suite 680
          Denver, Colorado  80209
          Telephone: 303 321-6900
          Facsimile: 303 321-6999

     with a copy to:

          Cody Energy LLC
          7555 East Hampden Avenue, Suite 600
          Denver, CO  80271
          Attn: George R. Simmons
          Telephone: 303-695-3600
          Facsimile: 303-695-3650
     and a copy to:

          Holme Roberts & Owen LLP
          1700 Lincoln Street, Suite 4100
          Denver, Colorado  80203
          Attention: Charles B. Bruce, Jr.
          Telephone: 303-866-0600
          Facsimile: 303-866-0200

     (c)  If to the Shareholders, to the Shareholder Representative as follows:

          Cody Resources LP
          Attn:  Brown W. Cannon, Jr., Manager
          3773 Cherry Creek North Drive
          Suite 680
          Denver, Colorado  80209
          Telephone: 303-321-6900
          Facsimile: 303-321-6999

     SECTION 12.03.  Certain Definitions. For the purposes of this Agreement,
                     -------------------
the definitions set forth in Appendix A shall apply.

     SECTION 12.04.  Headings. The headings contained in this Agreement are for
                     --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section references herein are, unless the context otherwise requires, references to sections of this Agreement.

     SECTION 12.05.  Severability. If any term or other provision of this
                     ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     SECTION 12.06.  Entire Agreement. This Agreement (together with the
                     ----------------
Exhibits, the Cody Disclosure Schedule and the Acquiror Disclosure Schedule) and the Confidentiality Agreements constitute the entire agreement of the parties, and supersede all prior agreements and undertakings, both written and oral, among the parties or between any of them, with respect to the subject matter hereof. Each party hereto agrees that, except for the representations and warranties contained in this Agreement and its respective disclosure schedule, neither Cody Company nor Acquiror makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

     SECTION 12.07. Assignment. This Agreement shall not be assigned by
                    ----------
operation of law or otherwise.

     SECTION 12.08. Parties in Interest. This Agreement shall be binding upon
                    -------------------
and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied (other than as contemplated by Section 8.05 and Section 8.07), is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 12.09. Specific Performance. The parties hereby acknowledge and
                    --------------------
agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

     SECTION 12.10. Failure or Indulgence Not Waiver; Remedies Cumulative. No
                    -----------------------------------------------------
failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or an acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 12.11. Governing Law. This Agreement shall be governed by, and
                    -------------
construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law, except where the laws of the State of Colorado are necessary for the completion and validity of the Merger.

     SECTION 12.12. Counterparts.  This Agreement may be executed in multiple
                    ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                          [SIGNATURE PAGES TO FOLLOW]

CABOT OIL & GAS CORPORATION


By:    /s/  Ray Seegmiller
     ----------------------------------
     Name:  Ray Seegmiller
     Title: Chief Executive Officer and
            Chairman of the Board


COC COLORADO CORPORATION


By:    /s/  J. Scott Arnold
     ----------------------------------
     Name:  J. Scott Arnold
     Title: Vice President


CODY COMPANY


By:    /s/  Brown W. Cannon, Jr.
     ----------------------------------
     Name:  Brown W. Cannon, Jr.
     Title: President


SHAREHOLDERS

[Original signed by all
shareholders of Cody
Company]


SHAREHOLDER REPRESENTATIVE

     CODY RESOURCES LP


     By:  Cody Resources Management LLC,
          as general partner

          By: /s/  Brown W. Cannon, Jr.
              ----------------------------------
              Brown W. Cannon, Jr.
              Manager

                  Table of Appendices, Exhibits and Schedules


     Appendix I               Certain Definitions
     Appendix II              Cody Financial Statements
     Appendix III             Cody Energy Financial Statements


     Exhibit A                Form of Assignment and Assumption Agreement
     Exhibit B                Form of Escrow Agreement
     Exhibit C                Form of Registration Rights Agreement



     Schedule A               Wells
     Schedule A-1             Leases
     Schedule B               Permitted Encumbrances
     Schedule 2.01            Allocation of Merger Consideration
     Schedule 2.08            Closing Balance Sheet Allowances
     Schedule 6.01(a)(x)      Interim Operations
     Schedule 6.01(c)         Liens
     Schedule 6.02            Covenants of Acquiror
     Schedule 7.09            Allocation of Value
     Schedule 8.05(d)         Plans to Be Transferred to Cody Resources

                                  Appendix I

                              Certain Definitions

     1.1  Certain Definitions.  As used in this Agreement, the following terms
          -------------------
shall have the following meanings unless the context otherwise requires:

     "AAA" has the meaning given in Section 11.01 hereof.
      ---

     "Accredited Shareholder" has the meaning given in Section 2.01(a) hereof.
      ----------------------

     "Acquiror" has the meaning given in the introductory paragraph hereof.
      --------

     "Acquiror Average Price" has the meaning given in Section 2.01(a) hereof.
      ----------------------

     "Acquiror Benefit Plans" has the meaning given in Section 8.05(c) hereof.
      ----------------------

     "Acquiror Common Stock" has the meaning given in the recitals hereof.
      ---------------------

     "Acquiror Companies" has the meaning given in the introductory paragraph
      ------------------
hereof.

     "Acquiror Disclosure Schedule" has the meaning given in the introduction to
      ----------------------------
Article V hereof.

     "Acquiror Indemnified Parties" has the meaning given in Section 8.08(a)
      ----------------------------
hereof.

     "Acquiror Liabilities" has the meaning given in Section 8.08(c) hereof.
      --------------------

     "Acquiror Material Adverse Effect" shall mean any change or effect that,
      --------------------------------
individually or when taken together with all such other changes or effects, would be materially adverse to the financial condition, results of operations or business of Acquiror and its subsidiaries, taken as a whole, except such changes or effects in general economic conditions or changes that affect generally the oil and gas industry.

     "Acquiror Preferred Stock" has the meaning given in Section 5.03(a) hereof.
      ------------------------

     "Acquiror Representatives" has the meaning given in Section 6.04(a) hereof.
      ------------------------

     "Affiliate" means, with respect to any Person, (i) a Person that directly,
      ---------
or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, (ii) any relative (by blood, adoption or marriage) within the first degree of kinship of any such Person or any Person described in clause (i) hereof, and (iii) any Entity controlled by any relative described in clause (ii). As used in this paragraph, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means, with respect to any Person, the possession, directly or indirectly, of the power to direct or to cause the direction of the management of such Person, whether through the ownership of voting securities or by contract or agency or otherwise.

     "Agreement" has the meaning given in the introductory paragraph hereof.
      ---------

     "Allocated Value" has the meaning given in Section 7.09 hereof.
      ---------------

     "Applicable Rate" shall mean the interest rate as reported in the Wall
      ---------------
Street Journal for the Merrill Lynch Ready Assets Trust, as such rate may change from time to time.

     "Asset Contribution" has the meaning given in the recitals.
      ------------------

     "Assets" means, with respect to Cody Company, Cody Energy, or any of their
      ------
Subsidiaries, the Oil and Gas Properties and all other properties and assets of Cody Company, Cody Energy, or any of their Subsidiaries, respectively, included in the Cody Energy Balance Sheet.

     "Assignment and Assumption Agreement" has the meaning given in Section
      -----------------------------------
1.06(a) hereof.

     "Assumption" has the meaning given in the recitals hereof.
      ----------

     "Balance Sheet Adjustment" has the meaning given in Section 2.05(c) hereof.
      ------------------------

     "Balance Sheet Adjustment Deadline" has the meaning given in Section2.06(a)
      ---------------------------------
hereof.

     "Balance Sheet Date" has the meaning given in Section 3.06 hereof.
      ------------------

     "Blue Sky Laws" has the meaning given in Section 5.03(d) hereof.
      -------------

     "Business" means, with respect to Cody Company, Cody Energy, or any of
      --------
their Subsidiaries, all oil and gas exploration, production and other business (whether or not related to oil and gas exploration and production) currently conducted by Cody Company, Cody Energy, or their Subsidiaries, as the case may be, and all operations and ownerships related to such business, including, without limitation, (a) acquiring, purchasing, selling, developing, operating, owning, maintaining and abandoning Wells, Leases and Land, (b) drilling, producing, purchasing, selling, marketing, transporting, storing, processing, treating, manufacturing and disposing of or for Hydrocarbons, (c) acquiring, permitting, constructing, installing, maintaining, operating, owning, removing and abandoning Facilities or Personal Property and Equipment, and (d) conducting all related executive, administrative, accounting, legal and managerial functions.

     "business day" means any day other than a day on which banks in the State
      ------------
of Texas are authorized or obligated to be closed.

     "Cash Portion" has the meaning given in Section 2.01(a) hereof.
      ------------

     "Cleanup" has the meaning given in Section 7.04(c) hereof.
      -------

     "Closing" has the meaning given in Section 1.02 hereof.
      -------

     "Closing Balance Sheet" has the meaning given in Section 8.09 hereof.
      ---------------------

     "Closing Date" has the meaning given in Section 1.02 hereof.
      ------------

     "Code" has the meaning given in Section 3.10(h) hereof.
      ----

     "Cody Benefit Plans" has the meaning given in Section 3.09(a) hereof.
      ------------------

     "Cody Company" has the meaning given in the introductory paragraph hereof.
      ------------

     "Cody Company Balance Sheet" has the meaning given in Section 3.06 hereof.
      --------------------------

     "Cody Company Certificates" has the meaning given in Section 2.01(d)
      -------------------------
hereof.

     "Cody Company Common Stock" has the meaning given in the recitals hereof.
      -------------------------

     "Cody Company Contribution" has the meaning given in the recitals hereof.
      -------------------------

     "Cody Company Financial Statements" has the meaning given in Section 3.06
      ---------------------------------
hereof.

     "Cody Company Liabilities" has the meaning given in Section 8.08(a).
      ------------------------

     "Cody Company Material Adverse Effect" means any change or effect that,
      ------------------------------------
individually or taken together with all other such changes or effects, would be materially adverse to the financial condition, results of operations or business of Cody Company and its Subsidiaries, taken as a whole, except such changes or effects in general economic conditions or changes that affect generally the oil and gas industry.

     "Cody Company Pre-Closing Liabilities" means (i) Cody Company Reserved
      ------------------------------------
Liabilities to the extent that the actual aggregate amount of the Cody Company Reserved Liabilities exceeds the Reserved Amount (taking into account any adjustments made in accordance with Section 1.06(d) or Section 2.07(c)), (ii) all Tax liabilities of Cody Company (other than Tax liabilities attributable to the operations of Cody Energy or any of its Subsidiaries) attributable to a Pre-Closing Period (without duplication of liabilities within clause (i)); and (iii) Cody Energy Prior Taxes (without duplication of liabilities within clause (i)); provided, however, that except with respect to Cody Energy Prior Taxes, Cody Company Pre-Closing Liabilities shall not include any liability of Cody Energy or any of its Subsidiaries.

     "Cody Company Reserved Liabilities" has the meaning given in Section
      ---------------------------------
1.06(c) hereof.

     "Cody Company Tax Representative" has the meaning given in Section 8.11(m)
      -------------------------------
hereof.

     "Cody Energy" has the meaning given in the recitals hereof.
      -----------

     "Cody Energy Adjustment Tax Liabilities" has the meaning given in Section
      --------------------------------------
2.07(c) hereof.

     "Cody Energy Balance Sheet" has the meaning given in Section 4.06 hereof.
      -------------------------

     "Cody Energy Benefit Plans" has the meaning given in Section 8.05(b)
      -------------------------
hereof.

     "Cody Energy Employees" has the meaning given in Section 8.05(a)(ii)
      ---------------------
hereof.

     "Cody Energy Financial Statements" has the meaning given in Section 4.06
      --------------------------------
hereof.

     "Cody Energy Indemnification Deductible" has the meaning given in Section
      --------------------------------------
8.08(f)(ii)(B) hereof.

     "Cody Energy Individual Claim Threshold" has the meaning given in Section
      --------------------------------------
8.08(f)(ii)(A) hereof.

     "Cody Energy L/C" has the meaning given in Section 8.08(e)(ii) hereof.
      ---------------

     "Cody Energy Liabilities" has the meaning given in Section 8.08(b) hereof.
      -----------------------

     "Cody Energy Material Adverse Effect" means any change or effect that,
      -----------------------------------
individually or taken together with all other such changes or effects, would be materially adverse to the financial condition, results of operations or business of Cody Energy and its Subsidiaries, taken as a whole, except such changes or effects in general economic conditions or changes that affect generally the oil and gas industry.

     "Cody Energy Permits" has the meaning given in Section 4.05 hereof.
      -------------------

     "Cody Energy Pre-Closing Tax Distributions" has the meaning given in
      -----------------------------------------
Section 1.06(e) hereof.

     "Cody Energy Pre-Closing Tax Liabilities" means any Tax liability
      ---------------------------------------
attributable to the operations of Cody Energy and its Subsidiaries during the Stub Period and any Pre-Closing Period for which a required Return for such Pre-Closing Period has not been filed as of July 20, 2001, for which Cody Company has a direct legal obligation to pay such Taxes to the appropriate Governmental Entity.

     "Cody Energy Year 2000 Liabilities" means any Tex liability attributable to
      ---------------------------------
the operations of Cody Energy and its Subsidiaries during calendar year 2000 for which Cody Company has a direct legal obligation to pay such Taxes to the appropriate Governmental Entity.

     "Cody Internal Report" means the Cody Energy LLC Estimated Future Non-
      --------------------                                             ---
Proved Reserves and Income Report dated as of January 1, 2001, which estimated
------
reserves that may be associated with Cody Energy's undeveloped acreage.

     "Cody L/C" has the meaning given in Section 8.08(e)(i) hereof.
      --------

     "Cody Payout Balances" has the meaning given in Section 4.11(i) hereof.
      --------------------

     "Cody Energy Prior Taxes" means any Tax liability attributable to the
      -----------------------
operations of Cody Energy and its Subsidiaries during Pre-Closing Periods (including the Stub Period) for which Cody Company has a direct legal obligation to pay such Taxes to the appropriate Governmental Entity.

     "Cody Representatives" has the meaning given in Section 6.04(b) hereof.
      --------------------

     "Cody Reserve Report" has the meaning given in Section 4.14 hereof.
      -------------------

     "Cody Resources" means has the meaning given in the recitals hereof.
      --------------

     "Colorado Law" has the meaning given in the recitals hereof.
      ------------

     "Confidential Information" has the meaning given in Section 6.04(d) hereof.
      ------------------------

     "Confidentiality Agreement" has the meaning given in Section 6.04(d)
      -------------------------
hereof.

     "Contracts" means, with respect to Cody Company, Cody Energy, or any of
      ---------
their Subsidiaries, all contracts for the sale, purchase, exchange and processing of Hydrocarbons, transportation and charter agreements, utility agreements, gathering agreements, treating and servicing agreements, farmin and farmout agreements, joint operating agreements, equipment leases, and all other contracts or agreements of whatever kind or character, other than Leases, relating to the exploration, development, production, operation and maintenance of Cody Company's, Cody Energy's, or any of their Subsidiaries' Assets or Business.

     "control" (including the terms "controlled," "controlled by" and "under
      -------
common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

     "Cure Objection Notice" has the meaning given in Section 7.02(b) hereof.
      ---------------------

     "Defect Adjustment" has the meaning given in Section 7.02(a) hereof.
      -----------------

     "Defect Notice" has the meaning given in Section 7.01 hereof.
      -------------

     "Defect Value" has the meaning given in Section 7.01(b) hereof.
      ------------

     "Defective Interest" has the meaning given in Section 7.01(b) hereof.
      ------------------

     "Defensible Title" means (a) for each Well, Unit or Lease (other than the
      ----------------
Non-Producing Leases), such record title (any element of a Net Revenue Interest which is attributable to a non-consent or sole risk election shall be deemed to be record title) that (i) entitles Cody Company, Cody Energy, or any of their Subsidiaries, as the case may be, to receive and retain without reduction or termination throughout the life of such Well, Unit or Lease a Net Revenue Interest in, to and from that Well, Unit or Lease not less than the Net Revenue Interest specified for such

Well, Unit or Lease in Schedule A and Schedule A-1 (except for such reductions
                       ----------     ------------
or terminations, if any, as are reflected therein), (ii) obligates Cody Company, Cody Energy, or any of their Subsidiaries to pay and bear throughout the life of such Well, Unit or Lease a share of the costs and risks of exploring, drilling, developing, operating and abandoning that Well, Unit or Lease not greater than the Working Interest specified for such Well, Unit or Lease in Schedule A or Schedule A-1 (prior to giving effect to rights of non-consents hereafter exercised by others), (iii) does not have a Material Adverse Effect on Cody Company's, Cody Energy's or any of their Subsidiaries' ability to obtain access, produce, or otherwise market Hydrocarbons from the Well, Unit or Lease at market rates, (iv) is free and clear of all Encumbrances except Permitted Encumbrances; and (b) for the non-producing Leases described in the Cody Internal Report, such record title that entitles Cody Company, Cody Energy or any of their Subsidiaries, as the case may be, to the full leasehold interest covering the net acreage set forth in Schedule A-1 in the prospective horizons identified for
                         ------------
each project in the Cody Internal Report, subject to no Encumbrances other than Permitted Encumbrances.

     "Determination Date" has the meaning given in Section  2.01(a) hereof.
      ------------------

     "Effective Time" has the meaning given in Section 1.02 hereof.
      --------------

     "Elected Shares" has the meaning given in Section 2.01(a) hereof.
      --------------

     "Encumbrances" means pledges, restrictions, charges, leases, liens,
      ------------
mortgages, security interests, contract obligations, options, area of mutual interest agreements, claims and encumbrances of any kind or character whatsoever.

     "Entity" means a corporation, partnership, joint venture, limited liability
      ------
company, trust or unincorporated organization or association, Governmental Entity or other entity.

     "Environmental Defect" has the meaning given in Section 7.04 hereof.
      --------------------

     "Environmental Defect Notice" has the meaning given in Section 7.04 hereof.
      ---------------------------

     "Environmental Defect Value" has the meaning given in Section 7.04(d)
      --------------------------
hereof.

     "Environmental Defective Interest" has the meaning given in Section 7.04(a)
      --------------------------------
hereof.

     "Environmental Laws" shall mean any and all laws, statutes, ordinances,
      ------------------
rules, regulations or orders of any Governmental Entity pertaining to health or the environment in any and all jurisdictions in which the party in question owns Assets or conducts business, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution
                        ------
Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as
                                                              ----
amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil

Pollution Act of 1990 ("OPA"), any state laws implementing the foregoing federal
                        ---
laws, and any state laws pertaining to the handling of oil and gas exploration and production wastes or the use, maintenance and closure of pits and impoundments, and all other environmental conservation or protection laws. For purposes of this Agreement, the terms "hazardous substance" and "release" have
                                       -------------------       -------
the meanings specified in CERCLA, and the term "disposal" has the meaning
                                                --------
specified in RCRA; provided, however, that to the extent the laws of the state in which the Asset is located establish a meaning for "hazardous substance," "release," or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply. Unless specified otherwise, Environmental Laws means such laws as they were in effect as of the date of this Agreement.

     "Equity Appreciation Incentive Plan" has the meaning given in Section
      ----------------------------------
3.09(a) to the Cody Disclosure Schedule.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "ERISA Group" has the meaning given in Section 3.09(a) hereof.
      -----------

     "Escrow Agent" means an escrow agent jointly selected by Acquisition and
      ------------
Cody Company prior to the Closing.

     "Escrow Agreement" has the meaning given in Section 8.08(e)(i).
      ----------------

     "Exchange" has the meaning given in Section 2.01(a) hereof.
      --------

     "Exchange Act" has the meaning given in Section 5.03(d) hereof.
      ------------

     "Facilities" means gas and water pipelines and gathering systems and water
      ----------
disposal systems, compressors, wellhead equipment and facilities, central production facilities, saltwater disposal wells and facilities, together with all machinery, equipment, appliances, material, supplies, buildings, structures, improvements and fixtures used in connection therewith and all rights of way, easements, surface leases, deeds, grants, servitudes and permits appertaining or relating thereto.

     "GAAP" means United States generally accepted accounting principles.
      ----

     "Governmental Entity" means all applicable federal, state, local and
      -------------------
municipal agencies, boards, tribunals, ministries and departments.

     "group health plan" has the meaning given in Section 3.09(f) hereof.
      -----------------

     "Hedges" means any futures, derivatives, swaps, collars, puts, calls, caps,
      ------
options or other contracts that are intended to benefit from, relate to, or reduce or eliminate the risk of fluctuations in interest rates, basis risk or the price of commodities, including Hydrocarbons or securities, to which Cody Energy or its Subsidiaries are bound.

     "HSR Act" has the meaning given in Section 3.05(b) hereof.
      -------

     "Hydrocarbons" means oil, gas, other liquid or gaseous hydrocarbons, or any
      ------------
of them or any combination thereof.

     "Identified Amended Return Issue" means a Tax reporting position taken on a
      -------------------------------
Return for a Pre-Closing Period identified before the Closing Date which Acquiror and the Shareholders agree should be changed on an amended Return. If the Acquiror and the Shareholders cannot agree within 20 days of signing this Agreement whether such a position should be changed by filing an amended Return, the Acquiror and the Shareholders shall each appoint a Tax Expert, and the two Tax Experts so appointed shall select a third Tax Expert to resolve the dispute. The Tax Experts shall decide whether the reporting position at issue should be amended depending on which of the two positions is more likely than not to prevail if challenged. The Tax Experts shall render their decision at least three business days prior to the Closing Date. The decision of a majority of the Tax Experts shall be binding on the Parties. An Amended Return Issue includes any such reporting position which a majority of the Tax Experts decides should be changed.

     "Identified Inconsistent Position" means a Tax reporting position taken on
      --------------------------------
a Return for a Pre-Closing Period identified before the Closing Date which Acquiror and the Shareholders agree that Cody Company may take a position inconsistent with such prior reporting position on future Returns. If Acquiror and the Shareholders cannot agree within 20 days of signing this Agreement whether Cody Company may take such an inconsistent position in the future, the Acquiror and the Shareholders shall each appoint a Tax Expert, and the two Tax Experts so appointed shall select a third Tax Expert to resolve the dispute.
The Tax Experts shall decide whether Cody Company may take the inconsistent position in the future depending on whether the inconsistent position Acquiror seeks to take is more likely than not to prevail if challenged. The Tax Experts shall render their decision at least three business days prior to the Closing Date. The decision of a majority of the Tax Experts shall be binding on the Parties. An Identified Inconsistent Position includes any such inconsistent position which a majority of the Tax Experts decides Cody Company may take.

     "Indemnified Agent" has the meaning given in Section 8.07(a) hereof.
      -----------------

     "Information" means technical information pertaining to Wells and/or
      -----------
reserves or deposits or potential reserves or deposits of Hydrocarbons, including, but not limited to, all geological, geochemical and geophysical information, geographic and structural geological maps, well logs and related analyses and correlations, paleontological data, stratigraphic studies and data pertaining to permeability or porosity, seismic and gravitational data and production records, engineering and geological data, consultants' studies or reports regarding any of the foregoing and any and all interpretative analyses of the foregoing; insurance policies and bonds, all original books, records, files, documents (including, without limitation, accounts payable and receivable, accounting records, Leases, deeds, and Contracts) that pertain to the Oil and Gas Properties; all title information (including, but not limited to, title opinions, abstracts, evidence that rentals, royalties and other payments due under the Leases and Contracts have been paid, evidence that Taxes have been paid, evidence that Taxes have been paid, maps and surveys, lease records and data sheets), computer-sensible copies of all computer records pertaining to the Oil and Gas Properties; and all written plans for exploration and development, applications, inspection reports, environmental impact statements, assessments and studies, permits, licenses, orders, consents, notices, correspondence and other statements and instruments pertaining to environmental matters and requirements that have been filed with or supplied to or by any Governmental Entity.

     "Intellectual Property" has the meaning given in Section 4.12 hereof.
      ---------------------

     "Interest Addition Adjustment" has the meaning given in Section 7.03
      ----------------------------
hereof.

     "Interest Additions" has the meaning given in Section 7.03 hereof.
      ------------------

     "Interim Operations Budget" has the meaning given in Section 6.01(a)(x)
      -------------------------
hereof.

     "IRS" has the meaning given in Section 3.10(l) hereof.
      ---

     "Knowledge" means the actual knowledge of the executive officers of Cody
      ---------
Company, Cody Energy, or any of their Subsidiaries, and Acquiror Companies, and operational personnel of Cody Company, Cody Energy, or any of their Subsidiaries, respectively, at the manager level or higher with actual knowledge or constructive knowledge after reasonable inquiry.

     "Land" means the lands covered by a Lease and lands within an area covered
      ----
by a unitization, communitization or pooling agreement or order.

     "Law" means any law, statute, ordinance, decree, requirement, order,
      ---
judgment, rule or regulation of, including the terms of any license or permit issued by, any Governmental Entity.

     "Lease" means oil, gas and/or mineral leases, leasehold estates, operating
      -----
rights and other rights authorizing the owner thereof to explore or drill for and produce Hydrocarbons and other minerals, contractual rights to acquire any such of the foregoing interests, which have been earned by performance, and fee mineral, royalty and overriding royalty interests.

     "Liabilities" means any and all debts, liabilities and obligations, whether
      -----------
accrued, fixed, absolute or contingent and whether due or to become due and whether known or unknown (whether or not required by GAAP to be disclosed on a corporate balance sheet or the notes thereto), including, without limitation, those arising under any Law, Contract or Encumbrances.

     "Losses" means any loss, damage, deficiency, claim, liability, obligation,
      ------
suit, action (including any Tax audit, examination or other proceeding), fee, costs or expense of any nature whatsoever (including, without limitation, all reasonable fees and disbursements of counsel).

     "Lowest Cost Response" means the response required or allowed under
      --------------------
Environmental Laws that addresses the condition present at (x) the lowest cost (considered as a whole taking into consideration any negative impact such response may have on the conduct of the Business and any potential additional costs or liabilities that may arise as a result of such response) as compared to any other response that is consistent with Environmental Laws and
(y) consistent with the policies of Acquiror to address similar conditions present, if any, at Acquiror's properties. Taking no action shall constitute the Lowest Cost Response if, after investigation, taking no action is determined to be consistent with Environmental Laws, any requirements of contracts, leases or other agreements binding on the property an any requirements of any Governmental Authority with jurisdiction (collectively, the "Environmental Requirements"). If taking no action is not consistent with the Environmental Requirements, the least costly non-permanent remedy (such as mechanisms to contain or stabilize Hazardous Substances, including caps, dikes, encapsulation, leachate collection systems, etc.) shall be the Lowest Cost Response, provided that such non-permanent remedy is consistent with the Environmental Requirements and less costly permanent remedy.

     "LP Interests" has the meaning given in the recitals.
      ------------

     "Material Adverse Effect" means any of a Cody Material Adverse Effect, a
      -----------------------
Cody Energy Material Adverse Effect or an Acquiror Material Adverse Effect.

     "Material Contracts" has the meaning given in Section 4.13.
      ------------------

     "Material Litigation" has the meaning given in Section 8.01(d) hereof.
      -------------------

     "Merger" has the meaning given in the recitals hereof.
      ------

     "Merger Consideration" has the meaning given in Section 2.01(a) hereof.
      --------------------

     "Merger Sub" has the meaning given in the introductory paragraph hereof.
      ----------

     "Merger Sub Common Stock" has the meaning given in Section 5.03(c) hereof.
      -----------------------

     "Negative Balance Sheet Adjustments" has the meaning given in Section
      ----------------------------------
2.06(a) hereof.

     "Negative Balance Sheet Adjustment Notice" has the meaning given in Section
      ----------------------------------------
2.06(a) hereof.

     "Net Revenue Interest" means, with respect to Cody Company, Cody Energy or
      --------------------
any of their Subsidiaries, the interest (expressed as a percentage or decimal fraction) of Cody Company, Cody Energy or any of their Subsidiaries in and to Hydrocarbons produced from or allocated to a Well or Unit, as the case may be, after deducting all applicable Production Burdens.

     "Non-Accredited Shareholder" has the meaning given in Section 2.01(a)
      --------------------------
hereof.

     "Non-Tax Portion of the Cody Company Reserved Liabilities" has the meaning
      --------------------------------------------------------
given in Section 1.06(c) hereof.

     "Notice Deadline" has the meaning given in Section 7.01(a) hereof.
      ---------------

     "NRI" has the meaning given in Section 4.11(b) hereof.
      ---

     "Oil and Gas Properties" means, with respect to Cody Energy or any of its
      ----------------------
Subsidiaries, all of Cody Energy's or any of its Subsidiaries' right, title and interest in, to and under, or derived from Leases, Wells and Units together with all property, whether real, personal or mixed, used in or related to the operation and maintenance of Leases, Wells and Units, including all Land, Facilities, Personal Property and Equipment, Contracts and Information pertaining or relating thereto.

     "Order" has the meaning given in Section 8.01(b) hereof.
      -----

     "Outside Date" has the meaning given in Section 10.01(b) hereof.
      ------------

     "Party" and "Parties" have the meaning given in the introductory paragraph
      -----       -------
hereof.

     "Permitted Encumbrances" means the following encumbrances:
      ----------------------

          (i)    matters listed on the Interim Operations Budget attached as
Schedule 6.01(a)(x);
-------------------

          (ii) liens for Taxes or assessments or charges of any Governmental Entity (A) not yet due and payable and (B) to the extent identified on the Cody Disclosure Schedule, Taxes and assessments and charges due but being contested in good faith;

          (iii) materialmen's, mechanics', repairmen's, employees', contractors', operators', or other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of the Assets (A) if they have not been filed pursuant to law and the time for filing them has expired, (B) if filed, they have not yet become due and payable or payment is being withheld as provided by law, or (C) to the extent identified on Schedule B as due, if their validity is being contested in good faith by
   ----------
appropriate action;

          (iv) Production Burdens which do not operate to reduce Cody Energy's or any of its Subsidiaries' Net Revenue Interest in a Well, Lease or Unit below the Net Revenue Interest set forth in Schedule A or Schedule A-1 for such Well,
                                      ----------    ------------
Lease or Unit;

          (v) Encumbrances under Contracts (excluding area of mutual interest agreements) and pooling and unitization orders of a scope and nature customary in the oil and gas industry and Encumbrances customarily acceptable to prudent oil and gas operators in the area where the Well, Unit, Land, or Lease is located, insofar as they: (A) do not and will not cause Cody Energy's or any of its Subsidiaries' Net Revenue Interest in a Well, Lease or Unit to be less than the Net Revenue Interest set forth in Schedule A or Schedule A-1 for such Well,
                                      ----------    ------------
Lease or Unit; (B) do not and will not cause Cody Energy or any of its Subsidiaries to bear more than the share of the costs and risks of exploring, drilling, developing, operating and abandoning such Well, Lease or Unit equal to the Working Interest set forth in Schedule A or Schedule A-1 for such Well,
                                  ----------    ------------
Lease or Unit (prior to giving effect to rights of non-consent hereafter exercised by others and claims with respect to non-payment by defaulting parties to operating agreements and similar contracts); and (C) do not materially and adversely affect Cody Energy's ability to access, produce and market Hydrocarbons from a Well, Lease or Unit at market rates.

          (vi) statutory liens securing the payment of production proceeds to Persons entitled thereto;

          (vii) all rights of consent required by any Governmental Entity (if any) in connection with the change of ownership or control of an interest in any federal, state or other Lease if the same are customarily obtained after such change of ownership or control by timely filings or other actions;

          (viii) the terms of Contracts relating to the Oil and Gas Properties insofar as they: (A) do not and will not cause Cody Company's, Cody Energy's, or any of their Subsidiaries' Net Revenue Interest in a Well, Lease or Unit to be less than the Net Revenue Interest set forth in Schedule A or Schedule A-1 for
                                                ----------    ------------
such Well, Lease or Unit; (B) do not and will not cause Cody Company, Cody Energy, or any of their Subsidiaries to bear more than the share of the costs and risks of exploring, drilling, developing, operating and abandoning such Well, Lease or Unit equal to the Working Interest set forth in Schedule A or
                                                               ----------
Schedule A-1 for such Well, Lease or Unit (prior to giving effect to rights of
------------
non-consent hereafter exercised by others and claims with respect to non-payment by defaulting parties to operating agreements and similar contracts); and (C) do not materially and adversely affect Cody Energy's ability to access, produce and market Hydrocarbons from a Well, Lease or Unit at market rates.

          (ix) easements, rights of way and the like incidental to the conduct of Cody Company's, Cody Energy's, or any of their Subsidiaries' Business or the ownership of the Oil and Gas Properties;

          (x) any preferential rights to purchase and required third party consents to assignments of contracts or property and similar agreements that are not triggered by or required in connection with, the Merger;

          (xi) such Title Defects (as defined below) as Acquiror has waived in writing pursuant to this Agreement;

          (xii) rights reserved to or vested in any federal, state, local, tribal or foreign governmental body, authority or agency to control or regulate any of the Assets in any manner; and all applicable laws, rules, regulations and orders of general applicability in the area of the Assets;

          (xiii) the litigation and claims listed on Section 4.08 to the Cody Disclosure Schedule; and

          (xiv) liens arising under operating agreements, unitization and pooling agreements and production sales contracts securing amounts not yet due or, if identified on Section 4.08 to the Cody Disclosure Schedule as due, being contested in good faith in the ordinary course of business.

     "Person" means any natural person or Entity.
      ------

     "Personal Property and Equipment" means equipment, pipe and other personal
      -------------------------------
property, fixtures and improvements situated upon the Land pertaining to a Lease, Well or Unit or used or held for use in connection with the exploration, development or operation of a Lease, Well or Unit or the production, treatment, storage, compression, sale, marketing or transportation of Hydrocarbons from a Lease, Well or Unit.

     "Positive Balance Sheet Adjustment" has the meaning given in Section
      ---------------------------------
2.06(b) hereof.

     "Positive Balance Sheet Adjustment Notice" has the meaning given in Section
      ----------------------------------------
2.06(b) hereof.

     "Post-Closing Defect Notice" has the meaning given in Section 8.14(a)
      --------------------------
hereof.

     "Post-Closing Adjustments" has the meaning given in [Section 4.10(f)]
      ------------------------
hereof.

     "Post-Closing Defect" has the meaning given in Section 8.14(a) hereof.
      -------------------

     "Post-Closing Defect Notice" has the meaning given in Section 8.14 hereof.
      --------------------------

     "Post-Closing Period" means any period (whether or not it is a separate
      -------------------
period for Tax purposes) that begins after the Closing Date and, with respect to any period that begins before the Closing Date and ends after the Closing Date, the portion of that period beginning after the Closing Date.

     "Postponement Date" has the meaning given in Section 1.02 hereof.
      -----------------

     "Pre-Closing" means occurring on or before the Effective Time.
      -----------

     "Pre-Closing Cure Costs" means all third party out-of-pocket costs incurred
      ----------------------
by Cody Company or its Subsidiaries in curing or remediating any Title Defect or Environmental Defect for which a Default Notice or Environmental Defect Notice has been given prior to Closing, but excluding from such third party costs any curative costs related to any such Title Defects or Environmental Defects that are incurred in connection with curative programs being actively implemented by Cody Energy in the ordinary course of business prior to the Effective Time. In no event shall curative undertaken in response to a Default Notice of Environmental Defect Notice constitute ordinary course of business.

     "Pre-Closing Defects Deductible" has the meaning given in Section 7.07
      ------------------------------
hereof.

     "Pre-Closing Defects Threshold" has the meaning given in Section 7.07
      -----------------------------
hereof.

     "Pre-Closing Period" means any period (whether or not it is a separate
      ------------------
period for Tax purposes) that ends on or prior to the Closing Date and, with respect to any period that begins before the Closing Date and ends after the Closing Date, the portion of that period ending on the Closing Date.

     "Production Burdens" means all royalty interests, overriding royalty
      ------------------
interests, production payments, net profit interests or other similar non-operating interests that constitute a burden on, and are measured by or are payable out of, the production of Hydrocarbons or the proceeds realized from the sale or other disposition thereof, other than Taxes and assessments of Governmental Entities.

     "Redemption Amount" has the meaning given in Section 1.06(b) hereof.
      -----------------

     "Redemption Shares" has the meaning given in Section 1.06(b) hereof.
      -----------------

     "Redemption Transaction" has the meaning given in the recitals hereof.
      ----------------------

     "Registration Rights Agreement" has the meaning given in Section 8.12
      -----------------------------
hereof.

     "Releases" has the meaning given in Section 6.01(c) hereof.
      --------

     "Reserved Amount" has the meaning given in Section 1.06(c).
      ---------------

     "Resources Management" has the meaning given in the recitals.
      --------------------

     "Resources Management Contribution" has the meaning given in the recitals.
      ---------------------------------

     "Resources Management Interests" has the meaning given in the recitals.
      ------------------------------

     "Retained Assets" means the large bronze buffalo in the Cody Energy office
      ---------------
lobby on the date hereof.

     "Returns" means all returns, declarations, reports, forms, claims for
      -------
refund, estimates, information returns and statements and other documentation, including amendments, required to be maintained or filed with or supplied to any Governmental Entity in connection with any Taxes.

     "SAB Position" refers to certain "short against the box" positions held by
      ------------
Cody Company prior to Closing with respect to shares of BHP Ltd., which positions will be terminated before Closing.

     "SEC" means the Securities and Exchange Commission.
      ---

     "SEC Documents" has the meaning given in Section 5.03(e) hereof.
      -------------

     "Securities Act" means the Securities Act of 1933, as amended, and the
      --------------
rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

     "Shareholder Indemnified Parties" has the meaning given in Section 8.08(c)
      -------------------------------
hereof.

     "Shareholder Representative" has the meaning given in Section 8.13 hereof.
      --------------------------

     "Shareholders" has the meaning given in the introductory paragraph hereof.
      ------------

     "Stock Portion" has the meaning given in Section 2.01(a) hereof.
      -------------

     "Stub Period" means the period from January 1, 2001 through the Closing
      -----------
Date.

     "Subsidiary" or "Subsidiaries" of Cody Company, Cody Energy, Acquiror,
      ----------      ------------
Merger Sub, the Surviving Corporation or any other Person means any corporation, partnership, joint venture or other legal entity of which Cody Company, Acquiror, the Surviving Corporation or any such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

     "Surviving Corporation" has the meaning given in Section 1.01 hereof
      ---------------------

     "Tax" or "Taxes" means all federal, foreign, state, local or other net or
      ---      -----
gross income (whether measured by or based on income), gross receipts, profits, capital, wealth, social security, sales, use, stamp, documentary, transfer, occupation, environmental, service, rental, lease, real property gains or transfer, ad valorem, property (including, without limitation, in-lieu-of-taxes), value-added, franchise, production, severance, withholding, payroll, employment, excise or similar taxes, assessments, duties, fees, levies or other governmental charges, together with any interest thereon, any penalties, additions to tax or additional amounts with respect thereto and any interest in respect of such penalties, additions or additional amounts.

     "Tax Controversy" has the meaning given in Section 8.11(c) hereof.
      ---------------

     "Tax Expert" has the meaning given in Section 1.06(d) hereof.
      ----------

     "Tax Portion of the Cody Company Reserved Liabilities" has the meaning
      ----------------------------------------------------
given in Section 1.06(c) hereof.

     "Tax Portion of the Reserved Accounts" has the meaning given in Section
      ------------------------------------
1.06(c) hereof.

     "Terminated Employees" has the meaning given in Section 8.05(a)(i) hereof.
      --------------------

     "Third Party Claims" means claims by any Person other than Acquiror.
      ------------------

     "Title Defect" means any lien, encumbrance, adverse claim, encroachment,
      ------------
irregularity, defect in or objection to real property title, excluding Permitted Encumbrances, that alone or in combination with other defects renders the title of Cody Energy or its Subsidiaries to be less than Defensible Title. Notwithstanding the foregoing, the following shall not be considered Title
Defects:

          (i) defects based solely on lack of information in Cody Energy's files provided that the public records contain such information;

          (ii) defects in the early chain of title consisting of the mere failure to recite marital status in a document or omissions of successors of heirship or estate proceedings, unless Buyer provides affirmative evidence that such failure or omission has resulted in another party's actual and superior claim of title to the relevant Asset;

          (iii) defects arising out of lack of survey, unless a survey is required by applicable laws or regulations; and

          (iv) defects that are shown by the Shareholders by a preponderance of evidence to be defensible by possession under applicable statutes of limitation for adverse possession or for prescription, unless Acquiror has a good faith objection to such evidence.

     "Transaction Bonus Plan" has the meaning given in Section 3.09(a) to the
      ----------------------
Cody Disclosure Schedule.

     "Transaction Transfer Tax Liability" has the meaning given in Section 8.10
      ----------------------------------
hereof.

     "Transition Employees" has the meaning given in Section 8.05(a)(ii).
      --------------------

     "Unit" means the area covered by a unitization, communitization or pooling
      ----
agreement or order applicable to Leases (or any portion thereof) or Wells, but only as to those formations in which a Well or Wells are currently completed and producing Hydrocarbons.

     "Value of Interest Addition" has the meaning given in Section 7.03 hereof.
      --------------------------

     "Well" means a well for the purpose of producing Hydrocarbons or disposing
      ----
of fluids produced in connection with the production of Hydrocarbons.

     "Wells Fargo Credit Facility" has the meaning given in Section 6.01(c)
      ---------------------------
hereof.

     "WI" has the meaning given in Section 4.11(b) hereof.
      --

     "Working Interest" means, with respect to Cody Energy or any of its
      ----------------
Subsidiaries, the interest (expressed as a percentage or decimal fraction) of Cody Energy or any of its Subsidiaries in any Lease, Well or Unit before giving effect to any applicable Production Burdens which equals the percentage of all costs and expenses associated with the exploration, drilling, development, operation and abandonment of such Well or Unit required to be borne by Cody Energy or any of its Subsidiaries (prior to giving effect to rights of non-consent hereafter exercised by others and claims with respect to non-payment by defaulting parties to operating agreements and similar contracts).

     1.2  Interpretation.  The words "hereof," "herein" and "hereunder" and
          --------------
words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, Section, Schedule, Appendix and Exhibit references in this Agreement are to articles, sections, schedules, appendices and exhibits of this Agreement, unless otherwise specified. The Article, Section, Schedule, Appendix and Exhibit and other headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement. All Appendices, Exhibits and Schedules referred to herein are annexed hereto and incorporated herein by reference. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Pronouns of any number or gender shall be equally applicable to terms of other number or gender.

                                   EXHIBIT A

                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of
                                                     ---------
June __, 2001, is entered into by and between Cody Company, a Colorado corporation, ("Cody Company") and Cody Resources LP, a Colorado limited partnership ("Cody Resources").
              --------------
                                   RECITALS:
                                   --------

          WHEREAS, Cody Company desires to contribute, transfer and assign to Cody Resources, and Cody Resources desires to receive and acquire from Cody Company, certain real property and other assets of Cody Company as more fully described in Section 2.1 below in exchange for certain partnership interests in Cody Resources as more fully described in Article III below.

          WHEREAS, in connection with the contribution, transfer and assignment of the assets of Cody Company to Cody Resources, Cody Resources agrees to assume certain liabilities stemming from or related to the assets to be acquired by Cody Resources as more fully described in Section 2.3 below.

          WHEREAS, the board of directors of Cody Company has determined that the Transactions (as such term is defined below) are in the best interests of Cody Company and its shareholders, and has duly approved this Agreement.

          WHEREAS, the general partner of Cody Resources has determined that the Transactions are in the best interests of Cody Resources and its partners, and has duly approved this Agreement.

          WHEREAS, pursuant to this Agreement Cody Company shall transfer the Assets to Cody Resources and Cody Resources shall assume the Assumed Liabilities.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE I - DEFINITIONS
                            -----------------------

     1.1  Terms Defined in Merger Agreement.  Capitalized terms used in this
          ---------------------------------
Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement and Plan of Merger dated as of June __, 2001 among Cabot Oil & Gas Corporation ("Acquiror"), COG Colorado Corporation, Cody
                              --------
Company, and the shareholders of Cody Company (the "Merger Agreement").
                                                    ----------------

     1.2  Other Defined Terms.  The following definitions shall apply in
          -------------------
connection with the interpretation of this Agreement:

     "Acquiror" - See Section 1.1.
      --------

     "Action" shall mean any action, claim, suit, arbitration, inquiry,
      ------
subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal involving or related to the Assets, the Assumed Liabilities, the Excluded Assets or the Excluded Liabilities.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations
      ---------
promulgated under the Securities Exchange Act of 1934, as amended.

     "Arbitrators" - See Section 10.9.
      -----------

     "Assets" shall mean all of the assets of Cody Company that are not Excluded
      ------
Assets, including, without limitation, the assets set forth on Schedule 2.1.
                                                               ------------

     "Assumed Contracts" - See Schedule 2.1.
      -----------------        ------------

     "Assumed Liabilities" shall mean the Cody Company Liabilities (except those
      -------------------
arising out of the matters set forth in clauses (i) and (iii) of the definition of Cody Company Liabilities as defined in Section 8.08(a) of the Merger Agreement, including, but not limited to those described on Schedule 2.3(a)
                                                            ---------------
hereto.

     "Bear Creek" - See Schedule 2.1.
      ----------        ------------

     "Bear Creek Interests" - See Schedule 2.1.
      --------------------        ------------

     "Closing and Closing Date" - See Article IV.
      ------------------------

     "Cody Benefit Plans"--See Section 2.3.
      ------------------

     "Cody Energy" - Cody Energy LLC, a Colorado limited liability company and
      -----------
wholly-owned subsidiary of Cody Company.

     "Denver Office" - See Schedule 2.1.
      -------------        ------------

     "Dispute" - See Section 10.9.
      -------

     "Effective Time" shall have the meaning given it in the Merger Agreement.
      --------------

     "Employees" - See Section 2.4.
      ---------

     "Excluded Assets" - See Section 2.2.
      ---------------

     "Excluded Liabilities" shall mean all Losses as a result of, in connection
      --------------------
with or arising from the operations of Cody Energy or its Subsidiaries.

     "Fountain Creek Water Rights" - See Schedule 2.1.
      ---------------------------        ------------

     "Governmental Entity" means any governmental, quasi-governmental, state,
      -------------------
county, city or other political subdivision of the United States, any state, any Indian tribe, city or municipal entity, or any agency, court or instrumentality, foreign or domestic, or statutory or regulatory body thereof.

     "Indemnified Liability" and "Indemnified Liabilities" - See Section 9.1.
      ---------------------       -----------------------

     "Jackson Property" - See Schedule 2.1.
      ----------------        ------------

     "Knowledge" means actual knowledge after reasonable investigation.
      ---------

     "Life Insurance Policies" - See Schedule 2.1.
      -----------------------        ------------

     "Material Adverse Effect" means any change or effect that, individually or
      -----------------------
taken together with all other such changes or effects, would be materially adverse to the financial condition, results of operations or business of a party hereto, taken as a whole, except such changes or effects in general economic conditions or changes that affect generally their respective industries.

     "Merger Agreement" - See Section 1.1.
      -----------------

     "Merger Closing" shall mean the Closing as defined in the Merger Agreement.
      --------------

     "Non-Transferred Instrument" - See Section 6.2.
      --------------------------

     "Ongoing Claims" shall mean any claim or Action pending or threatened prior
      --------------
to or on the Closing Date.

     "Person" means an individual, a partnership, a corporation, a limited
      ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Policy" - See Article X.
      ------

     "Promissory Notes" - See Schedule 2.1.
      ----------------        ------------

     "Ranch" - See Schedule 2.1.
      -----        ------------

     "Real Property" - See Schedule 2.1.
      -------------        ------------

     "Recovery" shall mean the amount obtained pursuant to a claim under an
      --------
insurance policy.

     "Taxes" means all taxes, however denominated, including any interest,
      -----
penalties or other additions to tax that may become payable in respect thereof, imposed by any Governmental Entity, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, value added taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, escheat amounts, stamp taxes, environmental taxes, severance taxes, production taxes, transfer taxes, workers' compensation and other obligations of the same or of a similar nature to any of the foregoing.

     "Tax Return" means any return, declaration, report, claim for refund, or
      ----------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Transactions" means the assignment of the Assets from Cody Company to Cody
      ------------
Resources and assumption of the Assumed Liabilities by Cody Resources from Cody Company, as provided for and agreed to herein and all other matters and agreements provided for herein.

     "Transaction Agreements" means this Agreement and each of the agreements,
      ----------------------
conveyance documents and assignments to be delivered by Cody Company pursuant to
Section 4.1 hereof and itemized on Schedule 4.1 hereto, or by Cody Resources pursuant to Section 4.2 hereof and itemized on Schedule 4.2 hereto, and any other agreements contemplated hereby or thereby.

         ARTICLE II - ASSIGNMENT OF ASSETS; ASSUMPTION OF LIABILITIES
         ------------------------------------------------------------

     2.1  Assignment of Assets  .  For and in consideration of a 96% limited
          --------------------
partnership interest in Cody Resources, and subject to the terms and conditions contained in this Agreement, at Closing, Cody Company shall assign, transfer, convey and deliver to Cody Resources without warranty, and Cody Resources shall receive from Cody Company, all of Cody Company 's right, title and interest in, to and under all of the assets of Cody Company except the Excluded Assets (as defined in Section 2.2 below). The Assets include, without limitation, the real property and other assets listed on Schedule 2.1 hereto.
                                    ------------

     Cody Resources acknowledges that Cody Company has not made, and Cody Company hereby expressly disclaims and negates, and Cody Resources hereby expressly waives, any representation or warranty, express, implied, at common law, by statute or otherwise relating to (a) any implied or express warranty of merchantability, (b) any implied or express warranty of fitness for a particular purpose, and (c) any and all implied warranties existing under applicable law, it being the express intention of both Cody Resources and Cody Company that, subject to Section 2.3 below, the Assets are conveyed to Buyer in their present condition and state of repair and "as is."

     2.2  Excluded Assets  .  Notwithstanding anything else contained in this
          ---------------
Agreement to the contrary, the assets of Cody Company specifically listed on
Schedule 2.2 hereto (the
------------

"Excluded Assets"), will not be sold, transferred or assigned by Cody Company to
 ---------------
Cody Resources and are not included as part of the Assets.

     2.3  Assumed Liabilities.
          -------------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, Cody Resources hereby agrees to assume, pay, perform and discharge in due course any and all Assumed Liabilities, including but not limited to those listed on Schedule 2.3(a) hereto.
                                ---------------

          (b) Without limiting the foregoing, Cody Resources' assumption of liabilities shall include the assumption of the employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), incentive or deferred compensation, vacation pay, severance pay, or other employee compensation or benefit plan, agreement, practice or arrangement, whether written or unwritten maintained or contributed to by Cody Company, including the Cody Energy 401(k) Plan (collectively the "Cody Benefit Plans"), all of which
                                           ------------------
     are set forth on Schedule 2.3(b) hereto and shall include taking all action
                      ---------------
     necessary to become the sponsor of the Cody Benefit Plans and to assume all liabilities under the Cody Benefit Plans. Cody Resources' assumption of liabilities shall include the assumption of liability for all accrued, but unused, vacation time, sick time and other time off under the applicable Cody Benefit Plan. In addition, Cody Resources shall assume the liability for all compensation and benefits under the Cody Benefit Plans payable to and attributable to the individuals who become employees of Cody Resources pursuant to Section 2.4 below prior to the Closing. Cody Resources shall also take all action necessary to permit Cody Energy LLC to become a participating employer in the Cody Energy 401(k) Plan. Cody Resources shall also assume the liability to provide COBRA continuation coverage for all individuals who are receiving COBRA continuation coverage under the Cody Company group health plan at the time of the Closing and for all individuals who are covered under the Cody Company group health plan and who experience a "qualifying event" (as defined in Part 6 of Title I of ERISA) either before or after the Closing.

          (c) Upon the terms and subject to the conditions set forth is this Agreement, Cody Company hereby agrees to retain, pay, perform and discharge in due course any and all Excluded Liabilities.

     2.4  Employees.
          ---------

          (a) At the Closing, all of the individuals who are employed by Cody Company as of the time of the Closing and who are listed on Schedule 2.4
                                                                 ------------
     hereto (the "Employees") shall terminate their employment with Cody Company
                  ---------
     and shall immediately become employees of Cody Resources without any interruption in the continuity of their employment. The Employees shall continue their participation in the Cody Benefit Plans without interruption and shall receive credit for all purposes of the Cody Benefit Plans for all periods of service with Cody Company, Cody Energy LLC, and any Affiliate of Cody Company. The Employees shall retain all accrued, but unused, vacation, sick leave and other time off.

          (b) Cody Resources shall pay all compensation and benefits for the Employees for the full month in which the Closing occurs.

          (c) Within 5 business days after the Closing, Cody Company shall transmit to Cody Resources, the Forms W-4 and W-5 that were furnished to Cody Company by the Employees. Cody Resources shall effect all tax withholdings in accordance with the Forms W-4 and W-5 received from Cody Company with respect to the Employees until an Employee furnishes Cody Resources a new Form W-4 or W-5. Cody Resources shall report all wages and taxes withheld by Cody Company and Cody Resources for the calendar year in which the Closing occurs. Cody Resources and Cody Company shall each attach the statement required by Revenue Procedure 96-60 to the Form 941 filed by each for the year in which the Closing occurs. Cody Company and Cody Resources agree to cooperate with each other in complying with such requirements.

               ARTICLE III - ISSUANCE OF PARTNERSHIP INTERESTS
               -----------------------------------------------

     In consideration of the transfer, conveyance, assignment and delivery of the Assets by Cody Company to Cody Resources and assumption of the Assumed Liabilities by Cody Resources, Cody Resources will, in full exchange therefor, issue to Cody Company a 96% limited partnership interest in Cody Resources as of the Closing Date.

                              ARTICLE IV - CLOSING
                              --------------------

     The closing of the Transactions (the "Closing") shall take place at the
                                           -------
Denver Office of Holme Roberts & Owen LLP, upon delivery of each of the items set forth in this Article IV and satisfaction of each of the conditions set forth in Articles VIII and IX hereof, unless any such delivery or condition is waived by the appropriate party hereto as provided herein, which date shall be the Closing Date (the "Closing Date").
                       ------------

     4.1  Cody Company Closing Deliveries. At the Closing, and unless otherwise
          -------------------------------
waived in writing by Cody Resources and Acquiror, Cody Company will deliver:

          (a) This Agreement, duly executed by Cody Company.

          (b) The Transaction Agreements itemized on Schedule 4.1 hereto, duly
                                                     ------------
     executed by Cody Company.

          (c) Certificates of existence and good standing of Cody Company from the Secretary of State of Colorado, dated no more than thirty business days prior to the Closing Date.

          (d) The duly executed Cody Company Officers' Certificate as described in Section 7.3.

          At any time and from time to time after the execution hereof, at Cody Resources' request, cost and expense and without further consideration, Cody Company will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as may be necessary in order to transfer, convey and assign to Cody Resources, all of the Assets, and to put Cody Resources in actual possession and operating control thereof.

     4.2  Cody Resources Closing Deliveries.  At the Closing, and unless
          ---------------------------------
otherwise waived in writing by Cody Company and Acquiror, Cody Resources will deliver:

          (a) This Agreement, duly executed by Cody Resources.

          (b) The Transaction Documents itemized on Schedule 4.2 attached

                                                    ------------
     hereto, duly executed by Cody Resources.

          (c) Certificates of existence and good standing of Cody Resources from the Secretary of State of Colorado, dated no more than thirty business days prior to the Closing Date.

          (d) The duly executed Cody Resources General Partner's Certificate as described in Section 8.3.

          At any time and from time to time after the execution hereof, at Cody Company's request, Cody Resources will at its cost and expense, execute and deliver such other instruments, documents and confirmation and take such action as may be necessary in order for Cody Resources to assume the Assumed Liabilities.

         ARTICLE V - REPRESENTATIONS AND WARRANTIES OF CODY RESOURCES
         ------------------------------------------------------------

     Cody Resources represents and warrants to Cody Company that the statements made in this Article V are materially correct and complete as of the date hereof except as set forth in the disclosure schedules accompanying this Agreement and accepted by Cody Company as evidenced by their respective execution hereof.

     5.1  Organization and Good Standing.  Cody Resources is a limited
          ------------------------------
partnership duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to carry on its business as currently conducted.

     5.2  Due Authorization.  Cody Resources has full power and authority to
          -----------------
execute, deliver and perform the Transaction Agreements and to consummate the transactions contemplated thereby. The Transaction Agreements constitute legal, valid and binding obligations of Cody Resources, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or in general.

                 ARTICLE VI - CERTAIN COVENANTS AND AGREEMENTS
                 ---------------------------------------------

     Cody Resources and Cody Company each hereby covenant and agree that it shall comply with the covenants set forth below to the extent applicable to it:

     6.1  Retention of Records; Access to Information.
          -------------------------------------------

          (a) For a period of five years after the Closing Date, Cody Resources will preserve and retain the books and records constituting part of the Assets. Cody Resources shall make such books and records available at the then current administrative headquarters of Cody Resources to Cody Company and its officers, employees and agents, upon reasonable notice and at reasonable times, at Cody Company's cost and expense, it being understood that Cody Company shall be entitled to make copies of any such books and records as shall be reasonably necessary. Items and information may be requested under this Section 6.1 for the following purposes: audit, accounting, Actions, litigation and tax purposes, filing of insurance claims, as well as for purposes of fulfilling disclosure and reporting obligations.

          (b) Cody Company and Cody Resources shall use reasonable efforts to make available to each other, upon written request, their respective officers, directors, employees and agents for fact finding, consultation and interviews and as witnesses to the extent that any such person may reasonably be required in connection with any claim or Action in which the requesting party may from time to time be involved relating to the Assets, the Assumed Liabilities or the conduct of Cody Company's business as such business was conducted prior to the Closing Date.

     6.2  Reasonable Efforts; Further Assurances; Consents.
          ------------------------------------------------

     (a) Each of the parties hereto shall take all reasonable action necessary to consummate the transactions contemplated by the Transaction Agreements and will use all necessary and reasonable means at its disposal to obtain all necessary consents and approvals of other persons and governmental authorities required to enable it to consummate the Transactions.

     (b) Subject to the terms and conditions herein provided, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable, whether under applicable laws and regulations or otherwise, or to remove any injunctions or other impediments or delays, legal or otherwise, to consummate and make effective the transactions contemplated by this Agreement.

     (c) In the event any consent or approval necessary to effect the transfer and assignment of any Assumed Contract is not obtained on or prior to Closing, each party will, for a period of one year following the Closing Date, (i) abide by the requirements of this Section 6.2, and (ii) cooperate with each other in any lawful and reasonable arrangement to provide that Cody Resources shall receive the benefits under any Assumed Contract not assigned and transferred at the Closing by reason of the failure to obtain such consent (a "Non-Transferred
                                                                ---------------
Instrument"), including, if necessary, at the request and expense of Cody
-----------
Resources, enforcing performance by any third party of its obligations in respect of such Non-Transferred Instrument; provided that, to the extent the parties are successful in providing the material benefits of any Non-Transferred

Instrument to Cody Resources, Cody Resources shall pay, honor and discharge when due all liabilities of Cody Company related thereto. Cody Company shall immediately transfer and assign to Cody Resources any Non-Transferred Instrument for which a consent has been received. Notwithstanding any of the foregoing to the contrary, Cody Resources shall be solely responsible to obtain any non-transferable licenses required by the State of Colorado or Wyoming or any applicable federal law necessary to own, operate and maintain the Assets; provided that Cody Company, at Cody Resources' request, cost and expense, shall cooperate with Cody Resources in any lawful and reasonable arrangement to obtain such licenses.

     6.3  Public Announcements.  No press release or news media disclosure of
          --------------------
the Transactions will be made by either party and Acquiror without the consent of the other party which shall not be unreasonably withheld; provided that a party may make an announcement if, on the advice of counsel and after reasonable notice (one day notice) to the other party and Acquiror, it is required to do so under any relevant law, rule, regulation or court order.

     6.4  Certain Governmental Filings.
          ----------------------------

          (a) Each party shall make all filings, applications, statements and reports to all Governmental Entities which are required to be made prior to the Closing Date by or on its behalf pursuant to any statute, rule or regulation in connection with the transactions contemplated by this Agreement; and copies of all such filings, applications, statements and reports shall be provided to the other party hereto.

          (b) Prior to or concurrent with the Closing, Cody Company will give any required notices to the applicable authorities and/or agencies in Colorado and/or Wyoming, as applicable, of the change in ownership of the Assets. Cody Company, at Cody Resources' cost and expense, will cooperate and assist Cody Resources in transferring all of Cody Company's right, title and interest in, to and under the Assets to Cody Resources.

     6.5  Taxes and Prorations Relating to Transfer of Assets. Cody Resources
          ---------------------------------------------------
shall be responsible for the payment of all state sales, use, transfer, documentary, recordation and other similar Taxes arising or becoming due and owing as result of the Transactions provided for herein to the extent such are deemed to be applicable to the Transactions. In the event any forms, filings or returns are required to be filed with the State of Colorado or any other state, Cody Resources shall make all of such filings and shall pay all fees associated therewith. Cody Resources shall pay all real property taxes, assessments and other routine reoccurring expenses associated with the Assets for the year of Closing.

     6.6  Insurance.
          ----------

          (a) Each of Cody Company and Cody Resources shall cooperate with and assist the other party in making claims under insurance policies relating to periods prior to the Closing Date and collecting Recoveries with respect thereto. Cody Company and Cody Resources shall give each other prompt notice of any dispute that is anticipated to give rise to a claim against any insurance carrier with respect thereto.

          (b) Cody Company agrees that: (i) Cody Resources shall administer any claim for a Recovery relating to an Assumed Liability; (ii) Cody Resources shall be subrogated to any rights of Cody Company under insurance policies that were maintained by Cody Company on or prior to the Closing Date that may afford insurance coverage for such Assumed Liability and, for such purpose, may pursue such insurance claim in the name of Cody Company; provided, however, that Cody Resources shall bear all costs, fees and expenses incurred in connection with such claim and shall indemnify and hold Cody Company harmless from any Liability arising from Cody Resource's actions in pursuing such claim. In the event that a Recovery is obtained pursuant to Section 6.6(b)(ii), such Recovery shall, first, be used to pay the costs, fees and expenses incurred by Cody Company pursuant to such Section; second, be used to pay or settle the associated Assumed Liability or, as appropriate, to reimburse the party that paid or settled such Assumed Liability; third, to pay the fees, costs and expenses (including any applicable retainage) incurred by Cody Resources in connection with such claim or Assumed Liability; and, fourth, any remainder shall be paid to Cody Company.

          Notwithstanding the foregoing, if a joint claim for a Recovery is asserted by both Cody Company and Cody Resources, Cody Company shall administer the claim, and Cody Resources shall pay its proportionate share of the reasonable out-of-pocket costs of such administration, based on the reasonable estimate of the proportionate amount of each party's claim, as agreed to by the parties. If the amount of any Recovery is less than the joint claims of Cody Company and Cody Resources to be paid from such Recovery, the parties shall agree upon an equitable allocation of the Recovery based upon the proportionate amount of each party's claim as previously agreed to by the parties.

          6.7  Pending Claims and Litigation.  After the Closing Date, and
               -----------------------------
subject to the provisions of Section 6.6 pertaining to claims for Recoveries against insurance policies: (a) Cody Company shall have exclusive authority and control over the investigation, prosecution, defense and appeal of all pending claims or Actions relating primarily to the business of Cody Company after the date of this Agreement, the Excluded Assets or the Excluded Liabilities, and may settle or compromise, or consent to the entry of any judgment with respect to, any such Action without the consent of Cody Resources, and (b) Cody Resources shall have exclusive authority and control over the investigation, prosecution, defense and appeal of all pending claims and Actions relating primarily to Cody Resources, the Assets or the Assumed Liabilities, and may settle or compromise, or consent to the entry of any judgment with respect to, any such Action without the consent of Cody Company; provided, however, that neither Cody Company nor Cody Resources (nor any of
--------  -------
their respective Affiliates) may settle or compromise, or consent to the entry of any judgment with respect to any claim or Action brought against both Cody Company and Cody Resources without the prior written consent of the other party if such settlement, compromise or consent to such judgment includes any form of injunctive relief binding upon such other party or would have a Material Adverse Effect upon such other party.

              ARTICLE VII - CONDITIONS TO CODY RESOURCES' CLOSING
              ---------------------------------------------------

     All obligations of Cody Resources under this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions, it being understood that Cody Resources may, in its sole discretion, waive any or all of such conditions in whole or in part:

     7.1  Covenants, Etc.  Cody Company shall have performed, in all material
          --------------
respects, the covenants and agreements contained in this Agreement that are to be performed by it at or prior to the Closing.

     7.2  Consents.  All consents and approvals of governmental agencies and
          --------
from any other third parties required to consummate the Transactions contemplated by this Agreement shall have been requested or obtained without material cost or other materially adverse consequence to Cody Resources.

     7.3  Closing Deliveries.  Cody Resources shall have received each of the
          ------------------
documents or items required to be delivered by Cody Company pursuant to Section
4.1 hereof.

     7.4  Certificate of Cody.  Cody Company shall have delivered to Cody
          -------------------
Resources a certificate of Cody Company in the form attached hereto as Exhibit
                                                                       -------
A, dated as of the Closing Date, and signed by the president and secretary of
-
Cody Company certifying that (i) the board of directors of Cody Company has duly adopted resolutions and taken all necessary corporate action to approve this Agreement and to authorize the Transactions contemplated hereby; and (ii) Cody Company has performed all obligations required by this Agreement to be performed by it prior to the Closing Date ("the Cody Company Officers' Certificate").
                                      ----------------------------------

                  ARTICLE VIII - CONDITIONS TO CODY'S CLOSING
                  -------------------------------------------

     All obligations of Cody Company under this Agreement shall be subject to the fulfillment at or prior to the Closing of the following conditions, it being understood that Cody Company may, in its sole discretion, waive any or all of such conditions in whole or in part:

     8.1  Representations, Etc. Cody Resources shall have performed in all
          --------------------
material respects the covenants and agreements contained in this Agreement that are to be performed by Cody Resources at or prior to the Closing Date; and the representations and warranties of Cody Resources contained in this Agreement shall be true and correct, in all material respects, as of the date hereof, except to the extent such representations and warranties made as of a specific date shall have been true and correct, in all material respects as of the specified date.

     8.2  Closing Deliveries.  Cody Company shall have received each of the
          ------------------
documents or items required to be delivered by Cody Resources pursuant to
Section 4.2.

     8.3  Certificate of Cody Resources.  Cody Resources shall have delivered
          -----------------------------
to Cody Company a certificate of Cody Resources in the form attached hereto as Exhibit B, dated as of the Closing Date and signed by the general partner of
---------
Cody Resources certifying that (i) the general partner of Cody Resources has adopted resolutions and taken all necessary limited liability limited partnership action to approve this Agreement and to authorize the Transactions contemplated hereby; and (ii) Cody Resources has performed all obligations required by this Agreement to be performed by it prior to the Closing Date (the "Cody Resources General Partner's Certificate").
 --------------------------------------------

                         ARTICLE IX - INDEMNIFICATION
                         ----------------------------

     9.1  Indemnification of Cody Company.
          -------------------------------

     (a) Cody Resources will indemnify and hold harmless Cody Company with respect to any claim or Liability based in whole or in part on any of the Assumed Liabilities (each an "Indemnified Liability" or collectively the
                              ---------------------
"Indemnified Liabilities").
-------------------------

     (b) Cody Resources will indemnify and hold harmless Cody Company for all reasonable costs and expenses (including, without limitation, attorneys' fees, interest and penalties) incurred by Cody Company in connection with any Action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Article IX.

     9.2  Indemnification Procedure .  The following procedures shall apply to
          -------------------------
any claim for indemnification made by Cody Company pursuant to the indemnities provided in Section 10.1 of this Agreement.

          (a) Promptly after receipt by Cody Company of a notice of the assertion of any claim or the commencement of any Action pertaining to the Assumed Liabilities in respect to which indemnity or reimbursement may be sought against Cody Resources hereunder, Cody Company shall notify Cody Resources in writing of the claim or Action.

           (b) Cody Resources shall assume the defense of such claim or Action, at their own expense, with counsel chosen by Cody Resources.

           (c) Cody Company shall not settle any claim or Action relating to the Assets or Assumed Liabilities without prior written consent of Cody Resources.

     9.3   No Third Party Beneficiaries.  The indemnification provided for by
           ----------------------------
this Article IX shall not inure to the benefit of any third party or parties and shall not relieve any insurer or other third party who would otherwise be obligated to pay any claim of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, provide any subrogation rights with respect thereto.

                     ARTICLE X - MISCELLANEOUS PROVISIONS-
                     -------------------------------------

     10.1  Expenses. Cody Company shall pay all fees and expenses incurred by it
           --------
in connection with the transactions contemplated by this Agreement.

     10.2  Amendment. This Agreement may be amended at any time but only by an
           ---------
instrument in writing signed by the all of the parties hereto.

     10.3  Notices. All notices and other communications hereunder shall be in
           -------
writing, shall be delivered personally or mailed by United States registered or certified mail, postage prepaid, return receipt requested, or by nationally recognized "next-day" delivery service, to the parties at the addresses set forth opposite their names on the signature page hereto (or at such other address for a party as shall be specified by like notice), and shall be deemed given upon the receipt or the refusal of the delivery thereof. Copies of all Notices shall be sent to Acquiror at 1200 Enclave Parkway, Houston, Texas 77077-1607, Attention: Vice President-Land, Telephone - 281-589-4862, Facsimile - 281-589-4839, with a copy to Baker Botts L.L.P., 910 Louisiana, Houston, Texas 77002, Attention Hugh Tucker, Telephone -713-229-1656, Facsimile - 713-229-2856.

     10.4  Assignment. This Agreement shall be binding upon and inure to the
           ----------
benefit of the parties hereto and their respective successors, heirs and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party.

     10.5  Counterparts. This Agreement may be executed in any number of
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.6  Headings. The headings of the Sections of this Agreement are inserted
           --------
for convenience only and shall not constitute a part hereof.

     10.7  Entire Agreement. This Agreement, and the other Transaction
           ----------------
Agreements, contain the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, conveyances or undertakings other than those expressly set forth herein. This Agreement supersedes any prior agreements and understandings between the parties with respect to the subject matter contained herein.

     10.8  Waiver.  No attempted waiver of compliance with any provision or
           ------
condition hereof or consent pursuant to this Agreement, will be effective unless evidenced by an instrument in writing by the party against whom the enforcement of any such waiver or consent is sought.

     10.9  Governing Law: Dispute Resolution.  THE TERMS OF THIS AGREEMENT SHALL
           ---------------------------------
BE GOVERNED BY THE LAWS OF THE STATE OF COLORADO WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES. The parties each agree to attempt in good faith to resolve any controversy, claim or dispute arising out of or relating to the Agreement, or breach thereof by negotiation between executives who have authority to settle the controversy (hereinafter collectively referred to as a "Dispute"). Any party
                                                            -------
may give the other party written notice of any dispute not resolved in the normal course of business. Within 20 days after delivery of such notice, the receiving party shall submit to the other a written response. The notice and the response shall include (i) a statement of each party's position and a summary of arguments supporting that position and (ii) the name and title of the executive who will represent that party and of any other persons who will accompany the executive. Within 30 days after delivery of the disputing party's notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute. All reasonable requests for information made by one party to the other shall be honored. If the Dispute has not been resolved within 45 days of the receipt of the disputing party's notice, or if the parties fail to meet within 30 days, either party may initiate arbitration of the controversy as provided hereinafter. Either party may initiate an arbitration proceeding by a request in writing submitted to the other party. Thereupon, the Dispute shall be settled by arbitration in accordance with the procedural rules of the American Arbitration Association which shall appoint three (3) arbitrators, one of which shall be selected by Cody Company, one by Cody Resources, and the third by the arbitrators selected by the parties (the "Arbitrators"), unless otherwise agreed
                                          -----------
by the parties. The arbitration shall be governed by the Commercial Arbitration Rules of the American Arbitration Association. The award rendered by the Arbitrators shall be final and enforcement upon the award may be entered by any court having jurisdiction thereof. The arbitration shall be conducted in Denver, Colorado or at such other place as the parties mutually agree. The Arbitrators shall award reasonable attorney's fees to the prevailing party. Subject to the foregoing, the costs of such fact-finding mediation and/or arbitration shall be borne equally by Cody Company and Cody Resources. Notwithstanding anything in this Section 10.9 to the contrary, either party may seek injunctive relief to enforce any confidentiality obligations of the other party.

     10.10 Intended Beneficiaries. The rights and obligations contained in this
           ----------------------
Agreement are hereby declared by the parties hereto to have been provided expressly for the exclusive benefit of such entities as set forth herein and shall not benefit, and do not benefit, any unrelated third parties, except as provided in Section 2.4 hereof.

     10.11  Mutual Contribution. The parties to this Agreement and their counsel
            -------------------
have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such party.

     10.12  Number and Gender. When required by the context, each number
            ----------------
(singular and plural) shall include all numbers and each gender shall include the feminine, masculine and neuter.

     10.13  Severability.  If any provision of this Agreement as applied to any
            ------------
any part or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances or the validity or enforceability of this Agreement.


     10.14  Certain References.  The term "herein", "hereof" or "hereunder" or
            ------------------
similar terms used in this Agreement refer to this entire Agreement and not to the particular provision in which the term is used. Unless otherwise stated, all references herein to Articles, Exhibits, Sections, subsections, or other provisions are references to Articles, Exhibits, Sections, subsections or other provisions of this Agreement.

     10.15  Time of the Essence. Time is of the essence in the performance of
            -------------------
this Agreement and all of its provisions.

                            [Signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              CODY COMPANY, a Colorado corporation


                              By:________________________________________
                                  Brown W. Cannon, Jr., President

                              ADDRESS:    3773 Cherry Creek North Drive
                                          Suite 680
                                          Denver, CO  80209


                              Copies to:
                              ---------   _______________________________
                                          _______________________________
                                          _______________________________
                                          _______________________________


                              CODY RESOURCES LP, a Colorado registered limited partnership


                              By: CODY RESOURCES MANAGEMENT
                                  LLC, a Colorado limited liability company,
                                  Its General Partner



                                  By:_______________________________________
                                     Brown W. Cannon, Jr., President/Manager

                              ADDRESS:
                              -------     __________________________________
                                          __________________________________
                                          __________________________________


                              Copies To:  Charles B. Bruce, Jr.
                              ----------
                                          Holme Roberts & Owen LLP
                                          1700 Lincoln Street, Suite 4100
                                          Denver, CO  80203

                                   EXHIBIT B

                            FORM OF ESCROW AGREEMENT
                            ------------------------

     THIS ESCROW AGREEMENT (this "Escrow Agreement") is entered into as of this
                                  ----------------
___ day of __________, 2001, by and among Cabot Oil & Gas Corporation, a Delaware corporation ("Acquiror"), ______________, a _______________ (the
                       ---------
"Shareholder Representative"), and ________________ (the "Escrow Agent").
 --------------------------                               ------------

     WHEREAS, Acquiror and the shareholders of Cody Company, a Colorado corporation (the "Shareholders"), have prior to the execution of this Escrow
                  ------------
Agreement entered into an Agreement and Plan of Merger dated as of June __, 2001 (the "Agreement"). Capitalized terms used herein but otherwise not defined
      ---------
shall have the meaning set forth in the Agreement;

     WHEREAS, pursuant to the terms of the Agreement, the Shareholders have agreed that the Shareholder Representative will transfer into escrow the Cody Company L/C and the Cody Energy L/C (collectively, the "L/Cs") in substantially
                                                        ----
the form of Exhibit A-1 and A-2, respectively, attached hereto; and

     WHEREAS, in accordance with the provisions of the Agreement, ________________ is designated to act as Escrow Agent for the parties hereto under the terms of this Escrow Agreement and pursuant to the terms of the Agreement, the pertinent provisions of which are incorporated herein by reference.

     NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

     (1) Appointment of Escrow Agent.  Acquiror and the Shareholder
         ---------------------------
Representative hereby appoint ________________ as Escrow Agent and ________________ hereby agrees to serve as Escrow Agent pursuant to the terms of this Escrow Agreement and the Agreement.

     (2) Deposit of L/Cs.  Pursuant to Section 8.08(e) of the Agreement, the
         ---------------
Shareholder Representative hereby delivers the L/Cs to the Escrow Agent. Escrow Agent shall hold the L/Cs pursuant to the terms of this Escrow Agreement and the Agreement.

     (3) Claims for Indemnification and Satisfaction Thereof.  If an Acquiror
         ---------------------------------------------------
Indemnified Party submits a claim for indemnification under the Agreement, Acquiror shall simultaneously give notice thereof to the Escrow Agent ("Notice of Claim"). The Notice of Claim shall specify whether the indemnification is sought for a Third Party Claim, to which L/C the claim applies and shall state that such claim takes into account the applicable thresholds and deductibles pursuant to Section 8.08(f) of the Agreement. If the Shareholder Representative fails within thirty (30) days after having received a Notice of Claim, to give the Escrow Agent notice that: (a) with respect to any Third Party Claim, that the Shareholders have assumed the defense thereof, or (b) with respect to any claim (including a Third Party Claim), that the Shareholders object to such claim or dispute the amount of such claim; then the Shareholders shall be deemed to have acknowledged the correctness of such claim for the full amount thereof and the Escrow Agent shall draw on the applicable L/C and disburse the drawn funds to Acquiror to satisfy such claim as follows:

               (i) With respect to a Third Party Claim for which the Shareholders did not assume the defense, Acquiror shall submit documentation of costs actually incurred in connection with such Third Party Claim to each of the Shareholder Representative and the Escrow Agent and the Escrow Agent shall disburse funds equal to such documented costs from the applicable L/C as requested from time to time by Acquiror to pay the costs of defense thereof and any result by settlement or judgment with respect to such Third Party Claim as evidenced by a certificate delivered to the Escrow Agent and the Shareholder Representative as to such costs, settlement or judgment;

               (ii) With respect to any other claim, the Escrow Agent shall draw on the applicable L/C and disburse the drawn funds to Acquiror in the amount of the claim provided in the Notice of Claim.

     If the Shareholder Representative delivers a notice in writing to each of Acquiror and the Escrow Agent within thirty (30) days of having received a Notice of Claim, setting forth in reasonable detail the grounds for disputing such claim for indemnification, the Escrow Agent shall not disburse funds from the applicable L/C unless and until it receives (i) joint instructions to do so from Acquiror and the Shareholder Representative, (ii) a copy of a binding arbitration award or (iii) a valid court order pursuant to the terms of the Agreement.

     (4) Return of L/C's.  To the extent the Escrow Agent has not received a
         ---------------
Notice of Claim that has not been resolved, the Escrow Agent, upon the receipt of joint written instructions from the Acquiror and the Shareholder Representative certifying to the expiration of the applicable indemnification period as set forth in the Agreement, shall return (a) the Cody Energy L/C to the Shareholders within five business days after the one year anniversary of the Closing Date and (b) the Cody L/C within five business days after the close of business 20 business days after the expiration of all statutes of limitations applicable to Cody Energy Pre-Closing Tax Liabilities.

     To the extent a Notice of Claim is unresolved at the expiration of the applicable indemnification period, the Escrow Agent shall not return the L/C's unless and until a replacement L/C sufficient to cover any unresolved claims is delivered to Escrow Agent and

Escrow Agent has received joint instruction from Acquiror and the Shareholder Representative certifying to such facts.

     (5)  Termination of Escrow.  This Escrow Agreement shall terminate on the
          ---------------------
earlier to occur of (a) the date on which the L/C's are fully drawn by the Acquiror in accordance with the terms of the Escrow Agreement, or (b) the date on which the last L/C held by the Escrow Agent is returned to the Shareholders.

     (6)  Account Records.  The Escrow Agent shall forward all account records
          ---------------
or statements related to the L/Cs and draws thereon to Acquiror and the Shareholder Representative. The Escrow Agent shall deliver to Acquiror and the Shareholder Representative, upon final disbursement, a complete accounting of all transactions relating to this Escrow Agreement.

     (7)  Provisions Concerning Escrow Agent.
          ----------------------------------

          (a) The Escrow Agent shall be entitled to rely, and shall be protected in acting or refraining from acting, upon any instruction, document or instrument furnished to it hereunder and believed by it to be genuine and believed by it to have been signed or presented by Acquiror or the Shareholder Representative. Nothing herein contained shall be deemed to impose upon the Escrow Agent any duty to exercise discretion, it being the intention hereof that the Escrow Agent shall not be obligated to act except upon written instructions or direction. The Escrow Agent shall not be liable for any action (or refraining from any action) taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it in this Escrow Agreement or the Agreement. The Escrow Agent may consult with counsel of its choice and shall be fully protected and indemnified in acting or refraining to act in good faith in accordance with the opinion of such counsel.

          (b) The Escrow Agent shall be entitled to fees and out-of-pocket expenses, which shall be paid by the Shareholders.

          (c) Acquiror and the Shareholder Representative each agree to indemnify and hold the Escrow Agent harmless against any and all loss, damage, liability or expense incurred arising out of or in connection with the acceptance of its position as Escrow Agent and the administration of this Escrow Agreement, including the costs and expenses of defending against any claim in connection with the performance of its duties hereunder; provided, however, that the Escrow Agent shall not be indemnified for any loss, damage, liability or expense caused by or arising out of the Escrow Agent's gross negligence, willful misconduct or failure to act in good faith.

          (d) It shall be the Escrow Agent's responsibility for the safekeeping of the L/Cs, draws on the L/Cs and the disbursement and delivery of such draws in accordance with this Escrow Agreement and the Agreement, and the maintenance of records in accordance with this Escrow Agreement, and the Escrow Agent shall not be required to take any other action with reference to any matters which might arise in connection with the L/Cs or this Escrow Agreement.

          (e) If any disagreement should arise among Acquiror or the Shareholder Representative with respect to this Escrow Agreement or the L/Cs or the amount of any reimbursement Acquiror is entitled to or any other matter that may arise hereunder, the Escrow Agent shall have the absolute right at its election to do either or both of the following: (i) withhold or stop all performance under this Escrow Agreement (save and except the safekeeping of the L/Cs) until the Escrow Agent is satisfied that such disagreement has been resolved; or (ii) file a suit in interpleader and obtain an order from a court of appropriate jurisdiction requiring all persons involved to litigate in such court their respective claims arising out of or in connection with the L/Cs.

          (f) The Escrow Agent is authorized to disregard any and all notices or instructions given it by Acquiror or the Shareholder Representative, or by any other person, firm or corporation, except only such notices or instructions as are provided for herein or any order or process of any court with jurisdiction. If any property held hereunder is at any time attached, garnished, or levied upon under any court order or by federal, state or local taxing authorities, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any of such events, the Escrow Agent is authorized to rely upon and comply with any such order, writ, levy, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it; and if it complies with any such order, writ, levy, judgement or decree, it shall not be liable to any of the parties hereto, or any other person, firm or corporation, by reason of such compliance even though such order, writ, levy, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

          (g) The Escrow Agent shall not be required or have a duty to notify any person of any payment or the maturity of any security held hereunder nor shall it be required to take any legal action to enforce payment of any security held hereunder; provided however, it shall be obligated to provide notice to the Acquiror and the Shareholder Representative of any draws made on the L/C's disbursement therefrom or any return of any L/C.

          (h) The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents or securities now or hereafter deposited hereunder, or of endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall it be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document, security, endorsement or escrow instructions.

          (i) Upon the resignation of the Escrow Agent, the Shareholder Representative and Acquiror may jointly appoint a successor Escrow Agent.

     (8)  Miscellaneous.
          -------------

          (a) This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The parties hereto consent to the jurisdiction of the courts of the State of Delaware to resolve any disputes hereunder.

          (b) This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, administrators, representatives, successors and assigns.

          (c) All notices and communications hereunder shall be in writing and shall be deemed to be duly given if delivered in accordance with the giving of notice requirements set forth in the Agreement.

          (d) This Escrow Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                            [Signature Page follows]

     IN WITNESS WHEREOF, the parties have signed this Escrow Agreement as of the date first above written.

CABOT OIL & GAS CORPORATION

By:  _____________________________________
     Name:________________________________
     Title:_______________________________



SHAREHOLDER REPRESENTATIVE

By:  _____________________________________
     Name:________________________________
     Title:_______________________________



ESCROW AGENT

_________________________


By:  _____________________________________
     Name:________________________________
     Title:_______________________________

                                                                       EXHIBIT C

                         REGISTRATION RIGHTS AGREEMENT


         Registration Rights Agreement ("Agreement") dated as of _____________, 2001 among Cabot Oil & Gas Corporation, a Delaware corporation (the "Company"), the shareholders (the "Shareholders") of Cody Company ("Cody"), and any other persons who become parties hereto in accordance herewith.

         WHEREAS, Cody, the Company, COG Colorado Corporation and the Shareholders are parties to that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of June 20, 2001 pursuant to which Merger Sub is merging with and into Cody (the "Merger");

         WHEREAS, in connection with the Merger, the Company is issuing to the Shareholders securities of the Company;

         WHEREAS, as an inducement to enter into the Merger Agreement and to consummate the Merger, the Company agreed to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Definitions.

         (a) Terms used but not defined in this Agreement have the meanings set forth in the Merger Agreement, unless the context otherwise requires. In addition, the following terms have the indicated meanings, unless the context otherwise requires:

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" means the class A common stock, par value $0.10 per share, of the Company.

          "Disposition" means any sale, transfer, pledge, assignment, hypothecation, mortgage or other encumbrance, or any other disposition of Common Stock whatsoever, whether voluntary or involuntary.

         "Holder" means any Shareholder or any transferee thereof permitted hereby if such transferee (i) is designated a Holder by the Shareholder transfering Regisrtrable Securities to such transferee and (ii) has executed a counterpart hereof at the time of the transfer to such transferee, unless the Registrable Securities held by such person are acquired in (a) a public distribution pursuant to a registration statement under the Securities Act or
(b) transactions exempt from registration under the Securities Act where securities sold in such transaction may be resold without subsequent registration under the Securities Act.

         "Registrable Securities" means any shares of Common Stock issued in the Merger to any Shareholder.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         (b) Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been disposed of pursuant to such effective registration statement, (ii) such Registrable Security is disposed of pursuant to Rule 144 (or any similar provision then in force) under the Securities Act,
(iii) such Registrable Security may be publicly resold without registration under the Securities Act (and without limitations as to volume) or (iv) such Registrable Security is no longer held by a Holder.

2.  Shelf Registration

         (a) The Company will file not later than the tenth day following the Closing Date (as defined in the Merger Agreement) a "shelf" registration statement on Form S-3 pursuant to Rule 415 (or any successor provision that may be adopted by the Commission) under the Act with respect to all of the Registrable Securities (the "Shelf Registration").

         (b) The Company agrees to use its commercially reasonable efforts to have the Shelf Registration declared effective within 60 days following the Closing Date and to keep the Shelf Registration effective until there are no Registrable Securities. The Company further agrees to supplement or amend the Shelf Registration, (i) if required by the Act, (ii) to update information with respect to the Holders or (iii) to update information with respect to the Holders or the plan of distribution if requested by the Holders of (or any underwriter for) a majority of the Registrable Securities, and the Company agrees to furnish to the Holders copies of any such supplement or amendment promptly after its being filed with the Commission. The Company will pay all Registration Expenses (as hereinafter defined) in connection with the Shelf Registration, whether or not it becomes effective.

3.  Registration Procedures.

         In connection with the Shelf Registration, the Company shall:

         (a) use its commercially reasonable efforts to cause the Shelf Registration to remain effective for the period provided in this Agreement; provided, however, that if the Company shall determine that to maintain the effectiveness of the Shelf Registration or to permit the Shelf Registration to become effective or to permit the use of the prospectus relating to the Shelf Registration would be significantly disadvantageous (a "Disadvantageous Condition") to the Company or its stockholders for any reason, including the existence, or in anticipation, of any acquisition or financing activity involving the Company or the unavailability of any required financial statements, or any disclosure that would be required to be made or any other event or condition of similar significance to the Company, the Company may, for a period not to exceed 90 days or, if earlier, until such Disadvantageous Condition no longer exists, suspend the effectiveness or use of the Shelf Registration; provided that the total duration during any calendar year of any delays or suspensions pursuant to this paragraph shall not exceed 120 days;

          (b) (i) prior to filing the Shelf Registration or any prospectus or any amendments or supplements thereto, furnish to the Holders and one counsel selected by the Holders of a majority in aggregate number of Registrable Securities covered by the Shelf Registration copies of all such documents proposed to be filed, (ii) furnish to each Holder such number of copies of the Shelf Registration, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the Shelf Registration (including each preliminary prospectus) and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder, and (iii) after the filing of the Shelf Registration, promptly notify such Holder of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

          (c) prepare and file with the Commission such amendments and supplements to the Shelf Registration and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration effective as provided in this Agreement;

          (d) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

          (e) immediately notify each Holder, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, of the occurrence of an event known to the Company requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and make available to each Holder any such supplement or amendment when available;

          (f) enter into or arrange for the furnishing of customary agreements and documents (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

          (g) make available for inspection by any Holder, any underwriter retained by any such Holder and any counsel or other professional for either (collectively, the "Inspectors") all financial and other records and pertinent corporate documents of the Company or its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's and its subsidiaries' officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with the Shelf Registration, it being agreed by each Holder that (i) each Inspector that actually reviews Records supplied by the Company or its subsidiaries shall be required, prior to any such review, to execute an agreement with the Company providing that such Inspector shall not disclose any confidential information of the Company unless such disclosure is required by applicable law or legal process, (ii) each Holder will not make any market transaction in securities of the Company based on such confidential information in violation of applicable securities laws, (iii) each Holder will, upon learning that disclosure of confidential information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the confidential information, and
(iv) the due diligence investigation made by the Inspectors shall be conducted in a manner which shall not unreasonably disrupt the operations of the Company or the work performed by the Company's officers and employees;

          (h) use its commercially reasonable efforts to obtain (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants each in customary form, addressed to any underwriters engaged by the Holders and covering such matters of the type customarily covered by such opinion and comfort letters as the managing underwriter reasonably requests; and

          (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission.

          The Company may require each Holder to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and such other information as may be legally required in connection with such registration.

          Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a) or 3(e) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) hereof, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies, then in such Holder's possession of the prospectus covering such Registrable Securities current at the time of receipt of such notice. Each Holder also agrees to notify the Company if any event relating to such Holder occurs that would require the preparation of a supplement or amendment to the prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          If a Holder delivers to the Company a request to remove the legend from certificates representing Registrable Securities together with (i) the Holder's certification that the Holder has sold Registrable Securities in accordance with this Agreement and in the manner described in the Shelf Registration and (ii) any documentation required by the Company's transfer agent to transfer the Registrable Securities, the Company will within one business day after its receipt of such materials instruct its transfer agent to permit the transfer and the issuance of unlegend certificates registered in the name of the transferee representing the Registrable Securities so sold.

          The Company will cooperate with the Shareholders, at the Shareholders' sole expense, to take reasonable actions specified by the Shareholders that do not have an adverse effect on the Company to assist the Shareholders in any disposition of Registrable Securities.

4.   Registration Expenses.

          All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, the fees and expenses incurred by it in connection with the listing of the securities to be registered, fees and disbursements of counsel for the Company and its independent certified public accountants, and fees and expenses of other persons retained by the Company, incurred in connection with each registration hereunder, will be borne by the Company. Any underwriting discounts and commissions attributable to the sale of Registrable Securities and any expenses of counsel for the Holders will be borne by the Holders.

5.   Indemnification; Contribution.

          (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder, its officers, directors, partners and agents and each person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and expenses (including any reasonable legal or other costs of investigation) whatsoever arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Company by such Holder or on such Holder's behalf expressly for use therein; provided, however, that the Company shall not be liable to any such person with respect to any loss, claim, damage or liability (or actions in respect thereof) arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission to state a material fact in any preliminary prospectus, which is correct in a final prospectus if the person asserting any such loss, claim, damage or liability was not sent or given a copy of the prospectus at or prior to the written confirmation of the sale of such shares to such person. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on the same basis as that of the indemnification of the Holders provided in this
Section 5(a).

          (b) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Holder (or its officers, directors, partners or agents) or any person controlling any such Holder in respect of which indemnity may be sought from the Company, the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Holder, and shall assume the payment of all fees and expenses. Such Holder or any controlling person thereof shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Holder or such controlling person unless (i) the Company has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Holder or such controlling person and the Company, and such Holder or such controlling person shall have been advised by counsel that there may be one or more legal defenses available to such Holder or such controlling person which are different from or additional to those available to the Company, in which case, if such Holder or such controlling person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Holder or such controlling person; it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Holders and such controlling persons, and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action or proceeding effected without the Company's written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Holder and such controlling person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

          (c) Indemnification by Holders of Registrable Securities. Each Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its directors and officers who sign the registration statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information concerning such Holder furnished in writing by such Holder or on such Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against such Holder, such Holder shall have the rights and duties given to the Company, and the Company or its directors or officers or such controlling person shall have the rights and duties given to such Holder, by the preceding paragraph. Each Holder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on the same basis as that of the indemnification of the Company provided in this Section 5(c).

          (d)  Contribution.  If the indemnification provided for in this
Section 5 is unavailable to any indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, relates to information supplied by such indemnified party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

          The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6.   Participation in Registrations.

          No Holder may participate in any registration hereunder unless it completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of this Agreement.

          Each Holder agrees that it will not, directly or indirectly, effect a Disposition of any Company Securities (or solicit any offers to effect a Disposition of any Company Securities), except in compliance with the Securities Act and either (x) with the written consent of the Company or (y) in a broad distribution of such Company Securities so that not more than 20% of the Common Stock shall be sold to any one purchaser (which shall include the affiliates and associates of, and any person acting in concert with, such purchaser)

7.   Miscellaneous.

          (a) Binding Effect. Unless otherwise provided herein, the provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, permitted transferees, successors, and permitted assigns.

          (b) Amendment. This Agreement may be amended or terminated only by a written instrument signed by the Company and the Holders of a majority of the shares of Registrable Securities.

          (c) Applicable Law. The internal laws of the State of Delaware (without regard to choice of law provisions thereof) shall govern the interpretation, validity and performance of the terms of this Agreement.

          (d) Notices. All notices provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, postage prepaid, as set forth in Section 12.02 of the Merger Agreement.

          (e) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                         CABOT OIL & GAS CORPORATION

                         By:___________________________________
                         Title:


                         SHAREHOLDERS:

                          _____________________________________
                          Name:

                          _____________________________________
                          Name:

                          _____________________________________
                          Name: